SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CABOT MICROELECTRONICS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

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CABOT MICROELECTRONICS CORPORATION

870 North Commons Drive

Aurora, Illinois 60504

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held March 6, 2012

To our Stockholders:

We are notifying you that the Annual Meeting of Stockholders of Cabot Microelectronics Corporation will be held on Tuesday, March 6, 2012 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 for the following purposes:

1. To elect three directors, each for a term of three years;

2. To hold a non-binding stockholder advisory vote on our named executive officer compensation;

3. To approve our 2012 Omnibus Incentive Plan;

4. To ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for fiscal year 2012; and

5. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the accompanying proxy statement. We also have included a copy of our 2011 Annual Report. Only stockholders of record at the close of business on January 13, 2012 are entitled to vote at the meeting or any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

We are again delivering our proxy statement and 2011 Annual Report under the United States Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders, which is designed to reduce our printing and mailing costs and the environmental impact of the proxy materials. A paper copy of our proxy materials may be requested through one of the methods described in the Notice of Internet Availability of Proxy Materials.

Please use this opportunity to take part in our affairs by voting your shares. You are cordially invited to attend the meeting in person. If you wish to attend the meeting in person, please bring a valid form of photo identification to the meeting. If your stock is not registered in your own name and you plan to attend the meeting and vote in person, you should contact your broker or agent in whose name your stock is registered to obtain a broker’s proxy and bring it to the meeting in order to vote at the meeting.

Whether or not you plan to attend the meeting, your vote is important. Please promptly submit your proxy by telephone, Internet or mail by following the instructions found on your Notice of Internet Availability of Proxy Materials or proxy card. Your proxy can be withdrawn by you at any time before it is voted.

By order of the Board of Directors,

William P. Noglows

Chairman of the Board

Aurora, Illinois

January 20, 2012, and is first being made available to stockholders electronically via the Internet on or about January 20, 2012.

About the Meeting	1
What is the purpose of the annual meeting?	1
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	1
What are our voting recommendations?	2
Who is entitled to vote?	2
What is the difference between holding shares as a record holder and as a beneficial owner?	2
What constitutes a quorum?	2
How do I vote, and can I vote by telephone or through the Internet?	2
What if I do not specify how my shares are to be voted?	3
Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?	3
What vote is required to approve each matter that comes before the meeting?	3
What happens if additional proposals are presented at the meeting?	4
Who will bear the costs of soliciting votes for the meeting?	4
I share the same address with another Cabot Microelectronics stockholder. Why has our household received only one Notice of Internet Availability of Proxy Materials?	4
Does the company’s recent announcement of a proposed leveraged recapitalization including a special cash dividend affect the annual meeting?	5
Stock Ownership	6
Security Ownership of Certain Beneficial Owners and Management	6
Section 16(a) Beneficial Ownership Reporting Compliance	10
Existing Equity Compensation Plan Information	10
Election of Directors	10
Board Structure and Compensation	13
Board of Directors and Board Committees	13
Criteria for Nominating Directors	15
Compensation of Directors	16
Compensation Committee Interlocks And Insider Participation	20
Fees of Independent Auditors and Audit Committee Report	21
Fees Billed by Independent Auditors	21
Report of the Audit Committee	22
Compensation Discussion and Analysis	23
Fiscal Year 2011 Executive Compensation Summary	23
Overview	25
Elements of Compensation	27
Proposed Leveraged Recapitalization via a Special Cash Dividend	35
CEO Compensation	36
Regulatory and Other Factors	37
Compensation and Risk	38
Compensation Committee Report	38
Executive Compensation	39
Summary Compensation Table	39
Employment Agreements	41
Standard Employee Benefits	42
2011 Grants of Plan-Based Awards	42
2000 Equity Incentive Plan	43
Executive Officer Deposit Share Program	44
Outstanding Equity Awards at 2011 Fiscal Year-End	45
2011 Option Exercises and Stock Vested	46

CABOT MICROELECTRONICS CORPORATION

870 North Commons Drive

Aurora, Illinois 60504

PROXY STATEMENT

The Board of Directors of Cabot Microelectronics Corporation is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, March 6, 2012 at 8:00 a.m. local time, at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 and at any postponements or adjournments of the meeting.

Pursuant to the rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we have again elected to provide our stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, rather than a printed copy of the proxy materials, to our stockholders of record as of January 13, 2012. We expect to mail the Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at our annual meeting on or about January 20, 2012.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of three directors, the non-binding stockholder advisory vote on our named executive officer compensation, the approval of the Cabot Microelectronics 2012 Omnibus Incentive Plan (the “2012 Omnibus Incentive Plan”) and the ratification of the selection of our independent auditors. In addition, our management will report generally on the fiscal year ended September 30, 2011 and respond to questions from stockholders.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at our annual meeting, we are again furnishing the proxy materials and our 2011 annual report to our stockholders electronically via the Internet. On or about January 20, 2012, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our proxy materials and our 2011 annual report. You will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your proxy via the Internet. If you would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials for requesting printed materials.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held March 6, 2012:

•	The proxy statement and annual report to stockholders are available at www.cabotcmp.com and www.proxyvote.com.

What are our voting recommendations?

Our board of directors recommends that you vote your shares “FOR” the election of each of the nominees named below under “ELECTION OF DIRECTORS”, “FOR” non-binding advisory approval of our named executive officer compensation, “FOR” the approval of our 2012 Omnibus Incentive Plan and “FOR” the ratification of the selection of our independent auditors.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, January 13, 2012, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What is the difference between holding shares as a record holder and as a beneficial owner?

Record Holder.    You are a record holder of our common stock if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078, our stock transfer agent.

Beneficial Owner.    You are a beneficial owner if at the close of business on the record date your shares were held by a broker, bank, custodian, nominee or other record holder of our common stock and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I did not specify how my shares are to be voted?” for additional information.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had approximately 22,781,691 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote, and can I vote by telephone or through the Internet?

You may vote in person at the annual meeting or you may vote by proxy. If your stock is registered in your own name, you may vote in person by attending the meeting, presenting a valid form of photo identification and delivering your completed proxy card in person. If your stock is not registered in your own name and you plan to attend the meeting and vote in person, you should contact your broker or agent in whose name your stock is registered to obtain a broker’s proxy and bring it to the meeting along with a valid form of photo identification. You may vote by proxy by signing, dating and mailing a proxy card. In addition, you may vote by telephone or through the Internet by following the instructions below or those included in the Notice of Internet Availability of Proxy Materials.

To vote by telephone, if you are a record holder of our common stock, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our common stock, call the toll free number listed in the Proxy Card or follow the instructions provided by your broker. For all holders of our common stock (whether record or beneficial), to vote through the Internet, go to www.proxyvote.com and follow the steps on the secured website. You also may access the proxyvote website (www.proxyvote.com) or view our proxy materials by going to our website, www.cabotcmp.com, selecting “Investor Relations” on our Homepage, and then selecting “Annual Meeting/Proxy” from the drop down menu.

If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate.

What if I do not specify how my shares are to be voted?

Record Holder.    If you are a record holder of our common stock and you sign and return the proxy card without indicating your instructions, your shares will be voted “FOR”:

•	the election of the three nominees for director named below under “ELECTION OF DIRECTORS;”

•	the non-binding advisory approval of our named executive officer compensation;

•	the approval of our 2012 Omnibus Incentive Plan; and

•	the ratification of the selection of our independent auditors.

Beneficial Owners.    If you are a beneficial owner and you do not provide the broker, bank, custodian, nominee or other record holder that holds your shares with voting instructions, such person will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, such person has the discretion to vote on routine matters such as the ratification of our independent auditors, but does not have discretion to vote on non-routine matters such as the election of directors, the non-binding stockholder advisory vote on our named executive officer compensation and the approval of our 2012 Omnibus Incentive Plan.

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. (Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.) To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

Our bylaws provide that director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon, meaning that the three nominees for director with the most votes will be elected. However, our Corporate Governance Guidelines, which are available through our website, www.cabotcmp.com, provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote for such election. In this situation, our nominating and corporate governance committee then shall consider the resignation offer and recommend to our board of directors whether to accept it. The board of directors then will act on the nominating and corporate governance committee’s recommendation within ninety (90) days following certification of the stockholder vote for such election. Thereafter, the board of directors will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable), in a press release to be disseminated in the manner that we typically distribute press releases.

The non-binding stockholder advisory vote to approve our named executive officer compensation requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. If the named executive officer compensation is not approved, then our compensation committee and our board of directors will meet following the annual meeting to consider the results of such non-binding stockholder advisory vote.

The approval of our 2012 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. If our 2012 Omnibus Incentive Plan is not approved, then the company will continue to grant awards under our Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, As Amended and Restated September 23, 2008 (the “2000 Equity Incentive Plan”).

The ratification of the selection of our independent auditors requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. If our independent auditors are not ratified, then our audit committee and our board of directors will meet following the annual meeting to the consider the results of such non-binding ratification vote.

Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition to the mailing of these proxy materials, we have hired the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $7,500. We shall bear all costs of solicitation.

I share the same address with another Cabot Microelectronics stockholder. Why has our household received only one Notice of Internet Availability of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders, cost savings for companies, and reduced environmental impact of our proxy materials.

A number of brokers with accountholders who are stockholders will be “householding” the Notice of Internet Availability of Proxy Materials. As indicated in the notice previously provided by these brokers to stockholders, a single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who received a householded mailing this year and would like to have additional copies of the Notice of Internet Availability of Proxy Materials mailed to them, or would like to opt out of this practice for future mailings should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries. We will promptly send additional copies of the Notice of Internet Availability of Proxy Materials upon receipt of such request.

Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker or, if stockholders are direct holders of shares of our common stock, they should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries.

Does the company’s recent announcement of a proposed leveraged recapitalization including a special cash dividend affect the annual meeting?

On December 13, 2011, we announced that our board of directors determined to pursue a significant new capital management initiative, including a proposed leveraged recapitalization, intended to more efficiently allocate our company’s capital and provide additional value to our stockholders, via a special cash dividend to our stockholders of $15 per share, or approximately $345 million in aggregate. We intend to pay the special cash dividend, approximately half of which is expected to be funded from our company’s cash balance, with the remaining amount expected to be funded with a new term loan, during the first quarter of calendar year 2012, contingent upon arranging the associated financing with terms and conditions that are acceptable to us.

In addition, in accordance with the terms of our 2000 Equity Incentive Plan, the maximum number and kind of shares of our common stock or other equity interest as to which awards may be granted, the number of shares of common stock or other equity interest subject to outstanding awards, and the exercise prices for outstanding options, will be proportionally adjusted to preserve the value of such awards as a result of the special cash dividend. Our 2012 Omnibus Incentive Plan, which is being presented to stockholders for approval at the annual meeting, also contains terms requiring that the aggregate number and kind of shares of our common stock or other securities reserved for issuance and delivery under the 2012 Omnibus Incentive Plan, as well as the various maximum limitations with respect to certain types of awards and the grant to individuals of certain types of awards, be appropriately and equitably adjusted in order to reflect the impact of the special cash dividend, regardless of whether the special cash dividend is paid prior to or after our stockholders’ approval of the 2012 Omnibus Incentive Plan. To the extent that there are outstanding awards under the 2012 Omnibus Incentive Plan as of the record date and payment date of the special cash dividend, the number and kind of shares of our common stock or other securities subject to such outstanding awards, and the exercise price of outstanding options and stock appreciation rights, will also be appropriately and equitably adjusted in order to reflect the impact of the special cash dividend. These mandatory adjustments in connection with the leveraged recapitalization via a special cash dividend would apply to outstanding awards under our 2000 Equity Incentive Plan (and our 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders) held by our named executive officers, other executive officers, other employees, and non-employee directors. Because, as of the date of this proxy statement, the proposed leveraged recapitalization via a special cash dividend has not yet been implemented, and no special cash dividend has yet been declared or paid, such adjustments under the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan have not occurred as of the date of this proxy statement, and we do not know the precise amounts of such adjustments. Thus, amounts set forth and discussed in the beneficial ownership section, directors’ compensation section, compensation discussion and analysis section, compensation tables, and the “Approval of 2012 Omnibus Incentive Plan” section of this proxy statement, are shown without giving effect to any such adjustments. For more information regarding the mandatory adjustments in connection with the proposed leveraged recapitalization via a special cash dividend, see “APPROVAL OF 2012 OMNIBUS INCENTIVE PLAN.”

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 13, 2012 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors;

•	each of the named executive officers in the Compensation Discussion and Analysis Section and the Summary Compensation Table included in this Proxy Statement; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Stock Ownership Table

Name and Address	Number of Shares Beneficially Owned(1)	Approximate Percent of Class(1)
CERTAIN BENEFICIAL OWNERS:
1. Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	2,967,476(2)	13.03%
2. Shapiro Capital Management LLC 3060 Peachtree Road, Suite 1555 N.W. Atlanta, Georgia 30305	2,478,649(3)	10.88%
3. BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,671,078(4)	7.34%
4. Earnest Partners, LLC 1180 Peachtree Road, Suite 2300 N.E. Atlanta, Georgia 30309	1,661,846(5)	7.29%
5. Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, New Jersey 07302	1,391,574(6)	6.11%
6. The Vanguard Group, Inc. P.O. Box 2600 Valley Forge, Pennsylvania 19482	1,255,023(7)	5.51%
7. Kornitzer Capital Management, Inc. 5420 W. 61st Place Shawnee Mission, Kansas 66295	1,211,880(8)	5.32%

DIRECTORS AND EXECUTIVE OFFICERS:
William P. Noglows	876,149(9)	3.85%
Robert J. Birgeneau	55,500(9)	*
John P. Frazee, Jr.	86,167(9)	*
H. Laurance Fuller	122,135(9)	*
Barbara A. Klein	36,000(9)	*
Edward J. Mooney	74,560(9)	*
Steven V. Wilkinson	101,331(9)	*
Bailing Xia	44,286(9)	*

	Number of Shares Beneficially Owned(1)	Approximate Percent of Class(1)
William S. Johnson	337,580(9)	1.48%
Adam F. Weisman	147,661(9)	*
Daniel S. Wobby	229,632(9)	1.01%
H. Carol Bernstein	293,810(9)	1.29%
All directors and executive officers as a group (18 persons)	3,106,776(10)	13.64%

*	= less than 1%

(1)	“Beneficial ownership” generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 13, 2012 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 22,781,691 shares of our common stock outstanding as of January 13, 2012.

(2)	Of the shares reported as beneficially owned, Royce & Associates, LLC exercises (a) sole power to vote 2,967,476 shares, (b) shared power to vote 0 shares, (c) sole investment power over 2,967,476 shares, and (d) shared investment power over 0 shares. The total number of shares reported as beneficially owned is 2,967,476. Various accounts managed by Royce & Associates, LLC have the right to receive or power to direct the receipt of dividends from, or the proceeds of the sale of the shares. The number of shares indicated is based on information reported in the Schedule 13G Holdings Report filed by Royce & Associates, LLC on January 9, 2012.

(3)	Of the shares reported as beneficially owned, Shapiro Capital Management LLC exercises (a) sole power to vote 2,045,354 shares, (b) shared power to vote 429,133 shares, (c) no power to vote 0 shares, and (d) sole investment power over 2,478,649 shares. The total number of shares reported as beneficially owned is 2,478,649. The number of shares indicated is based on information reported in the Form 13F Holdings Report filed by Shapiro Capital Management LLC on November 10, 2011.

(4)	BlackRock, Inc. is the parent holding company of certain institutional investment managers. BlackRock, Inc. does not exercise, and disclaims, investment discretion with respect to securities positions over which its investment operating subsidiaries exercise such discretion. Although BlackRock, Inc. only reports 1,001 shares as beneficially owned, because of BlackRock, Inc.’s ownership interest in certain investment operating subsidiaries, it could be deemed to beneficially own an aggregate of 1,671,078 shares. Of such shares, BlackRock, Inc. and the investment operating subsidiaries of BlackRock, Inc., if taken together, exercise (a) sole power to vote 1,671,078 shares, (b) shared power to vote 0 shares, (c) sole investment power over 1,671,078 shares, and (d) shared investment power over 0 shares. This information has been aggregated based on information reported in the Form 13F Holdings Reports filed on November 3, 2011 by: (i) BlackRock, Inc. (1,001 shares); (ii) BlackRock Fund Advisors (969,732 shares); (iii) BlackRock Investment Management, LLC (88,265 shares); (iv) BlackRock Group Ltd. (10,297 shares); (v) BlackRock Institutional Trust Company, N.A. (601,261 shares); and (vi) BlackRock Japan Co., Ltd. (522 shares).

(5)	Of the shares reported as beneficially owned, Earnest Partners, LLC exercises (a) sole power to vote 692,482 shares, (b) shared power to vote 336,589 shares, (c) no power to vote 627,276 shares, and (d) sole investment power over 1,661,846 shares. The total number of shares reported as beneficially owned is 1,661,846. The number of shares indicated is based on information reported in the Form 13F Holdings Report filed by Earnest Partners, LLC on November 14, 2011.

(6)	Of the shares reported as beneficially owned, Lord, Abbett & Co. LLC exercises (a) sole power to vote 1,221,421 shares, (b) shared power to vote 0 shares, (c) no power to vote 170,153 shares, and (d) sole investment power over 1,391,574 shares. The total number of shares reported as beneficially owned is 1,391,574. This information is based on information reported in the Form 13F Holdings Report filed by Lord, Abbett & Co. LLC on November 14, 2011.

(7)

Of the shares reported as beneficially owned, The Vanguard Group, Inc. exercises (a) sole power to vote 35,263 shares, (b) shared power to vote 0 shares, (c) no power to vote 1,219,760 shares, (d) sole investment power over 1,219,760 shares, and (e) shared investment power over 35,263 shares. The total number of shares reported as beneficially owned is 1,255,023. The number of shares indicated is based on information reported in the Form 13F Holdings Report filed by The Vanguard Group, Inc. on November 15, 2011.

(8)	Of the shares reported as beneficially owned, Kornitzer Capital Management, Inc. exercises (a) sole power to vote 1,200,055 shares, (b) shared power to vote 11,825 shares, (c) no power to vote 0 shares, and (d) sole investment power over 1,211,880 shares. The total number of shares reported as beneficially owned is 1,211,880. The number of shares indicated is based on information reported in the Form 13F Holdings Report filed by Kornitzer Capital Management, Inc. on October 26, 2011.

(9)	Includes shares of our common stock that such person has the right to acquire pursuant to stock options exercisable within 60 days of January 13, 2012, as follows:

Name	Upon Exercise Shares Issuable

Mr. Noglows	728,500

Mr. Birgeneau	45,500

Mr. Frazee	70,500

Mr. Fuller	85,500

Ms. Klein	25,500

Mr. Mooney	60,500

Mr. Wilkinson	70,500

Mr. Xia	33,000

Mr. Johnson	278,525

Mr. Weisman	118,500

Mr. Wobby	195,850

Ms. Bernstein	259,512

Also includes restricted shares of common stock awarded to such executive officer pursuant to the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, As Amended and Restated September 23, 2008 (“2000 Equity Incentive Plan”), on December 1, 2008, December 1, 2009, December 1, 2010 and December 1, 2011, respectively, that are still subject to restrictions as of January 13, 2012, as set forth in the table below. On December 1, 2008, December 1, 2009, December 1, 2010 and December 1, 2011 as part of our annual equity incentive award program, we awarded restricted shares to our executive officers with restrictions that lapse in equal increments upon each anniversary over four years. The outstanding restricted stock awards are eligible to receive dividends and have voting rights.

	Annual Equity Incentive Program Restricted Shares
Name	12/1/08	12/01/09	12/01/10	12/01/11

Mr. Noglows	6,750	12,500	18,750	22,000

Mr. Johnson	2,675	4,750	6,525	8,700

Mr. Weisman	2,425	3,650	4,800	6,900

Mr. Wobby	2,325	3,150	4,800	6,900

Ms. Bernstein	1,800	3,150	4,313	6,100

Also includes both restricted shares of common stock that such executive officer has purchased at fair market value as “deposit shares” and for which the executive officer has been awarded a matching grant of “award shares”, pursuant to our Executive Officer Deposit Share Program, that are still subject to restrictions (with respect to “award shares”) or conditions (with respect to “deposit shares”) as of January 13, 2012 as set forth in the table below. Under this program, our executive officers are entitled to voluntarily use all or a portion of their after-tax annual cash bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock award equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. Such executive officer has dividend and voting rights with respect to the restricted shares.

Name	Deposit Share Program Restricted Shares
Mr. Noglows	—
Mr. Johnson	2,899
Mr. Weisman	—
Mr. Wobby	6,102
Ms. Bernstein	—

Also includes restricted shares of common stock and restricted stock units awarded to such non-employee director pursuant to the 2000 Equity Incentive Plan that are still subject to restrictions as of January 13, 2012, as set forth in the table below. Until March, 2011, for annual equity awards to non-employee directors, restricted stock units (prior to March, 2010, restricted stock) were awarded with restrictions that lapse in equal increments upon each anniversary over four years. As of March, 2011, for annual equity awards to non-employee directors, restricted stock units are currently awarded with restrictions that lapse in full upon the first anniversary of the award. Initial equity awards of restricted stock units (prior to March, 2010, restricted stock) to non-employee directors are currently made with restrictions that lapse in equal annual increments beginning on the date of the award, as with awards to our employees, including our executive officers. Outstanding restricted stock awards are eligible to receive dividends and have voting rights but may not be sold or transferred. Outstanding restricted stock unit awards have the same economic value as shares of common stock but do not receive dividends and may not be voted or sold.

Name	Non-Employee Director Restricted Shares*
Mr. Birgeneau	5,000
Mr. Frazee	5,000
Mr. Fuller	5,000
Ms. Klein	5,000
Mr. Mooney	5,000
Mr. Wilkinson	5,000
Mr. Xia	5,000

*	Includes Restricted Stock Units

Also includes phantom shares of our common stock that such non-employee director has the right to acquire pursuant to the Directors’ Deferred Compensation Plan as of January 13, 2012, as follows:

Name	Phantom Shares
Mr. Birgeneau*	—
Mr. Frazee**	10,167
Mr. Fuller	19,635
Ms. Klein*	—
Mr. Mooney**	6,760
Mr. Wilkinson**	11,471
Mr. Xia*	—

*	Messrs. Birgeneau and Xia and Ms. Klein are not participants in the Directors’ Deferred Compensation Plan.

**	Messrs. Frazee and Wilkinson, as of January 1, 2008, and Mr. Mooney, as of January 1, 2009, elected to cease deferral of their compensation pursuant to the Directors’ Deferred Compensation Plan.

(10)	Includes 2,540,453 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options exercisable within 60 days of January 13, 2012, 214,206 restricted shares of our common stock held by our executive officers still subject to restrictions as of January 13, 2012 (which include shares subject to restrictions or conditions pursuant to our Deposit Share Program), and 48,033 phantom shares of our common stock that our non-employee directors have the right to acquire pursuant to the Directors’ Deferred Compensation Plan as of January 13, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements for fiscal year 2011.

Existing Equity Compensation Plan Information

Please see the information in the Section captioned “Existing Equity Compensation Plan Information”.

ELECTION OF DIRECTORS

Our board of directors is currently comprised of eight directors. The board of directors is divided into three classes: Class I, whose terms will expire at the annual meeting of stockholders to be held in 2013; Class II, whose terms will expire at the annual meeting of stockholders to be held in 2014; and Class III, whose terms will expire at the upcoming annual meeting of stockholders. Messrs. Fuller and Mooney are currently in Class I, Messrs. Birgeneau, Wilkinson and Xia are currently in Class II, and Messrs. Frazee and Noglows and Ms. Klein are currently in Class III.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of our board of directors.

The board of directors has nominated and urges you to vote “FOR” the election of the three nominees named below for terms of office ending in 2015.

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

Our board of directors recommends that you vote “FOR” the election to the board of each of the nominees named below.

Nominees for election at this meeting for terms expiring in 2015:

John P. Frazee, Jr., 67, was elected a director of our company in April 2000. He has been a private investor since 2001 and has served as a senior advisor to Greenhill & Co., Inc. since November 2007. Prior to 1997, he served as President and Chief Operating Officer of Sprint Corporation, and before that as Chairman and Chief Executive Officer of Centel Corporation. Mr. Frazee also has served as director of various entities including the Chicago Board of Options Exchange, Dean Foods Company, Harris Bancorp, Homestead Village, Inc., Midway Airlines, Nalco Chemical Company, Paging Network, Inc., and Security Capital Group Incorporated. Mr. Frazee received his bachelor’s degree in political science from Randolph-Macon College. Based upon Mr. Frazee’s management and director experience discussed above, the board has concluded Mr. Frazee should serve as a director of our company.

Barbara A. Klein, 57, was elected a director of our company in April 2008. She retired in May 2008 as the Senior Vice President and Chief Financial Officer of CDW Corporation. Prior to that, Ms. Klein held a variety of senior finance positions including Vice President and Chief Financial Officer of Dean Foods Company, Vice President and Corporate Controller of Ameritech Corporation, and Vice President and Corporate Controller of Pillsbury Co. Ms. Klein also serves on the board of directors of Corn Products International, Inc. She is a certified public accountant. Ms. Klein received a B.S. in accounting and finance from Marquette University, and an M.B.A. from Loyola University. Based upon Ms. Klein’s management and director experience and her accounting and finance background discussed above, the board has concluded Ms. Klein should serve as a director of our company.

William P. Noglows, 53, has served as our Chairman, President and Chief Executive Officer since November 2003. Mr. Noglows also is a director of Littlefuse, Inc. and Aspen Aerogels, Inc. From 1984 through 2003, he served in various management positions at Cabot Corporation, culminating in serving as an executive vice president and general manager. While at Cabot Corporation, he was one of the primary founders of our company and was responsible for identifying and encouraging the development of the CMP application, which is the core of our business. Mr. Noglows had previously served as a director of our company from December 1999 until April 2002. Mr. Noglows received his B.S. in chemical engineering from the Georgia Institute of Technology. Based upon Mr. Noglows’ management experience, his knowledge of our company and its operations, and his knowledge of the chemical and semiconductor industries, the board has concluded Mr. Noglows should serves as a director of our company.

Directors whose terms continue until 2013:

H. Laurance Fuller, 73, was elected a director of our company in June 2002. He also is a director of Abbott Laboratories. Mr. Fuller retired from the position of Co-Chairman of BP Amoco, p.l.c. in 2000 after serving as Chairman and Chief Executive Officer of Amoco Corporation since 1991 and President since 1983. He also has served as director of various entities including J.P. Morgan Chase, Motorola, Inc. and Security Capital Group Incorporated. Mr. Fuller received his B.S. in chemical engineering from Cornell University. Based upon Mr. Fuller’s management and director experience and his technical background discussed above, the board has concluded Mr. Fuller should serve as a director of our company.

Edward J. Mooney, 70, was elected a director of our company in March 2005. He also serves on the boards of directors of FMC Corporation, FMC Technologies, Inc., the Northern Trust Corporation and PolyOne Corporation, and has served on the board of Commonwealth Edison, Inc. Mr. Mooney was the Delegue General-North America, Suez Lyonnaise des Eaux from March 2000 until his retirement in March 2001. From 1994 to 2000, he was Chairman and Chief Executive Officer of Nalco Chemical Company. Mr. Mooney received both a B.S. in chemical engineering and a J.D. from the University of Texas. Based upon Mr. Mooney’s management and director experience and his knowledge of the chemical industry discussed above, the board has concluded Mr. Mooney should serve as a director of our company.

Directors whose terms continue until 2014:

Robert J. Birgeneau, 69, was elected a director of our company in March 2005. He has been the Chancellor of the University of California, Berkeley since September 2004. He also holds a faculty appointment in the departments of physics and materials science and engineering there. From July 2000 until assuming his current position, Mr. Birgeneau served as the President of the University of Toronto. Prior to that, Mr. Birgeneau was the Dean of the School of Science at the Massachusetts Institute of Technology, and previously had been the chair of its physics department. Mr. Birgeneau received his B.S. in mathematics from the University of Toronto and his Ph.D. in physics from Yale University. Based upon Mr. Birgeneau’s management experience and his science and technology background discussed above, the board has concluded Mr. Birgeneau should serve as a director of our company.

Steven V. Wilkinson, 70, was elected a director of our company in April 2000. He is also a director of Entergy Corporation. Mr. Wilkinson has been retired since 1998. Prior to retirement, he was a partner of Arthur Andersen LLP. During his tenure with Arthur Andersen LLP, Mr. Wilkinson served clients across many industries, including chemical, electric and gas distribution, telecommunications, steel and transportation. He is a certified public accountant. Mr. Wilkinson received his B.A. in economics from DePauw University and his M.B.A. from the University of Chicago. Based upon Mr. Wilkinson’s management experience and his accounting and finance background discussed above, the board has concluded Mr. Wilkinson should serve as a director of our company.

Bailing Xia, 56, was elected a director of our company in September 2007. He is the Chairman of Summer Leaf, Inc., a privately-held technology and project development consulting company, headquartered in Toronto, Canada, and has served in that role since 1996. He has been the Chief Representative in North America for China Central Television (CCTV) for education, science, technology, culture and health programs since 1994. In April 2007, Mr. Xia was appointed a Member of the Planning Committee of the China Development Bank. In February, 2010, Mr. Xia was appointed a Senior Advisor of China Certification & Inspection Group (CCIC), an independent third party certification and inspection organization dedicated to providing inspection, verification, certification and testing services, with accreditation by the General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China (AQSIQ), the Certification and Accreditation Administration of the People’s Republic of China (CNCA) and the China National Accreditation Service for Conformity Assessment (CNAS). He also served as a director of Lingo Media International, Inc. Mr. Xia holds a degree in economics from Anhui University, and also graduated from the Sino-American Scientific Technology, Industry and Business Administration Program. Based upon Mr. Xia’s management experience and his Asia-centric cross-border business experience, the board has concluded Mr. Xia should serve as a director of our company.

BOARD STRUCTURE AND COMPENSATION

Board of Directors and Board Committees

Our board of directors has a standing audit committee, a standing compensation committee and a standing nominating and corporate governance committee to assist the board of directors in the discharge of its responsibilities. Our board of directors has adopted the Cabot Microelectronics Corporation Corporate Governance Guidelines, which are available on our website, www.cabotcmp.com, along with other corporate governance materials, such as board of directors committee charters and our Code of Business Conduct. Pursuant to the Corporate Governance Guidelines, committee charters and other corporate governance materials and practices, our board of directors and audit committee periodically review and provide oversight of the management of various risk factors that are relevant to our company. Our board of directors also reviews annually the functioning of the board. During fiscal year 2011, our board of directors held twelve meetings and took action by written consent once. Each of our directors attended at least 75% of all the meetings of the board and those committees on which he or she served during fiscal year 2011. With respect to our annual meeting of stockholders in fiscal year 2011, all of our directors attended except for Mr. Frazee, who was absent due to an unplanned personal matter. Since the end of fiscal year 2011, the board of directors has met four times and has not taken action by written consent. Stockholders and third parties may communicate with our board of directors through the Chairman of the Board, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504.

Independent Directors and Leadership Structure.    The board of directors has determined that seven of our eight directors, including Messrs. Birgeneau, Frazee, Fuller, Mooney, Wilkinson, and Xia and Ms. Klein, are “independent” directors as defined in Rule 4200 of the National Association of Securities Dealers Automated Quotation (“Nasdaq”) Marketplace Rules and as defined in applicable rules by the SEC. In making its determinations of independence, in addition to consideration of the relevant SEC and Nasdaq rules (according to which the definition of “independent director” is set forth in our Corporate Governance Guidelines), the board of directors considered factors for each director such as any other directorships, any employment or consulting arrangements, and any relationship with our company’s customers, suppliers or advisors. With respect to Mr. Frazee, the board considered the fact that in November 2007 Mr. Frazee became a Senior Advisor to Greenhill & Co., Inc., an investment banking firm that has served as a financial advisor to us pursuant to certain contractual arrangements; Mr. Frazee’s work with or retention by Greenhill does not relate to our company. After a period of four years with no contractual arrangements with Greenhill, we recently engaged Greenhill to advise us in connection with the proposed leveraged recapitalization and special cash dividend that we announced in December 2011, and to advise us with regard to certain strategic matters during the term of the agreement with Greenhill. We paid Greenhill advisory fees of $1,375,000 in 2011 for this work, and will pay Greenhill an additional $1,125,000 upon consummation of the proposed leveraged recapitalization. In addition, during the term of our agreement with Greenhill, which is terminable by us without charge at any time for any or no reason, Greenhill would be entitled to specific fees in the event of the occurrence, if ever, of certain transactions. Mr. Frazee has recused himself from any and all discussions regarding our retention of Greenhill, and negotiation of, or information related to, our contractual arrangement with the firm. Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present. As provided in our Corporate Governance Guidelines, the Chairman of the nominating and governance committee, Mr. Frazee, serves as chairman of the meetings of the independent directors in executive session and performs other responsibilities of a lead director such as working with the Chairman of the board of directors to plan and set the agenda for meetings of the board of directors. Mr. Noglows is the Chairman of the board of directors and Chief Executive Officer of our company. The board of directors believes that this leadership structure is appropriate for our company given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among Mr. Noglows and the independent directors. The board believes that this approach serves to provide for the board’s role in corporate governance and guiding corporate policy in an efficient manner. Stockholders and third parties may communicate with our independent directors through the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. During fiscal year 2011, our independent directors met in executive session six times. Since fiscal year end, our independent directors have met in executive session twice.

Audit Committee.    The functions of the audit committee include selecting, appointing, retaining, compensating and overseeing our independent auditors, deciding upon and approving in advance the scope of audit and non-audit assignments and related fees, reviewing accounting principles we use in financial reporting, and reviewing the adequacy of our internal control procedures, including the internal audit function. The members of the audit committee are currently Messrs. Frazee and Wilkinson (Chairman) and Ms. Klein. Each of these audit committee members during fiscal year 2011 and currently:

•	is an “independent” director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules;

•	meets the criteria for independence as required by applicable rules adopted by the SEC;

•	has not participated in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and

•	is able to read and understand fundamental financial statements.

Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert. As previously stated, Mr. Wilkinson is an independent director. The audit committee operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. The audit committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, as well as for the pre-approval of services provided by our independent auditors, both of which are also available on our website, www.cabotcmp.com. A current copy of the procedures for the pre-approval of services provided by our independent auditors is attached to this proxy statement as Appendix B. As set forth in the audit committee charter, the audit committee is also responsible for the review and approval of any related party transaction in advance of the company entering into any such transaction; since April 2002, we have not been engaged in any related party transactions and none have been proposed to the audit committee for consideration. The audit committee met eight times during fiscal year 2011 and has met three times since fiscal year end with respect to the audit of our fiscal year 2011 financial statements and related matters. In fulfillment of the audit committee’s responsibilities for fiscal year 2011, Mr. Wilkinson, the audit committee Chairman, reviewed our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 (as did the other members of the committee and board of directors), and our Quarterly Reports on Form 10-Q before we filed them, and Mr. Wilkinson and other members of the committee also reviewed quarterly earnings announcements and related matters before we released them.

Compensation Committee.    The functions of the compensation committee include reviewing and approving the compensation and benefits for our employees, evaluating and deciding upon the compensation of our chief executive officer, evaluating and deciding upon the compensation of our other executive officers, which is done following consultation with our chief executive officer, monitoring the administration of our employee benefit plans, authorizing and ratifying stock option grants, restricted stock and restricted stock unit awards, other equity awards and other incentive arrangements, and authorizing employment and related agreements. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. Also, our chief financial officer, who also has responsibility for our human resources function, and his staff support the compensation committee in its work by providing input and recommendations on the overall mix and forms of executive compensation as directed by the compensation committee. Our chief financial officer and human resources staff do not make decisions regarding the amount of compensation for our named executive officers or other executive officers.

The compensation committee has engaged the services of a compensation consultant, W.T. Haigh & Company, Inc. (“W.T. Haigh”), which reports directly to the committee. The consultant has been engaged to advise the committee on executive compensation and equity incentive matters and trends and to perform benchmark comparison analysis of compensation practices of peer companies. From time to time, and as part of the committee’s ongoing and annual reviews of executive officer compensation matters, the consultant recommends specific ranges of compensation for our executive officers, including our named executive officers, based on information provided by the committee regarding different performance scenarios and desired market placement. The consultant also advises the nominating and corporate governance committee on non-employee director compensation matters. The consultant provides no other services to our company.

The members of the compensation committee are Messrs. Birgeneau, Fuller (Chairman), Mooney and Xia, each of whom was during fiscal year 2011 and is now an “independent” director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and as defined in applicable rules adopted by the SEC. The compensation committee operates under a written charter that addresses compensation matters, a current copy of which is available on our website, www.cabotcmp.com. The compensation committee reviews and reassesses the adequacy of the compensation committee charter on an annual basis. The compensation committee met seven times during fiscal year 2011 and took action once by written consent, and has met three times since the fiscal year end with respect to 2011 annual bonuses, salary increases, stock option grants and restricted stock awards, and other matters, and has not taken action by unanimous written consent.

Nominating and Corporate Governance Committee.    The functions of the nominating and corporate governance committee include reviewing and recommending a slate of nominees for the election of directors, recommending changes in the number, classification and term of directors, reviewing nominations by stockholders with regard to the nomination process, reviewing and recommending compensation and other matters for our non-employee directors, and attending to general corporate governance matters. The members of the nominating and corporate governance committee are Messrs. Frazee (Chairman), Fuller and Wilkinson and Ms. Klein, each of whom was during fiscal year 2011 and is now an “independent” director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and as defined in applicable rules adopted by the SEC. The nominating and corporate governance committee operates under a formal charter that addresses the nominations process and such related matters as may be required under the federal securities laws and Nasdaq listing requirements, a current copy of which is available on our website, www.cabotcmp.com. The nominating and corporate governance committee reviews and reassesses the adequacy of the nominating and corporate governance charter on an annual basis. The nominating and corporate governance committee met three times during fiscal year 2011, did not take action by unanimous written consent, and has met once since fiscal year end. The nominating and corporate governance committee acted unanimously to recommend the nomination of the Class III director nominees to the board of directors, subject to stockholder approval, as discussed in “ELECTION OF DIRECTORS,” above.

Criteria for Nominating Directors

The nominating and corporate governance committee considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers suggestions from many sources regarding possible candidates for director and will consider nominees recommended by stockholders. Any such stockholder nominations, together with appropriate biographical information, should be submitted to the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. To be included in the proxy statement, such nomination must be received by the Secretary of our company not later than the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement.

In fiscal year 2011, we did not pay a fee to any third party to identify or evaluate potential director nominees; however, in the future we may pay a fee to a third party to identify or evaluate potential director nominees if the need arises, given the important role our directors play in guiding our strategic direction and overseeing the management of our company.

Board candidates are selected based upon various criteria including their character and reputation, relevant business experience and acumen, and relevant educational background. Some of the factors that are considered in evaluating candidates for the board of directors include experience in areas such as technology, manufacturing, marketing, finance, strategy, international business, and academia, as well as geographic, cultural, experiential and other forms of diversity. The nominating and corporate governance committee and board of directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all board of directors and applicable committee meetings, and our annual meetings of stockholders. The nominating and corporate governance committee considers a director’s past attendance record, participation and contribution to the board of directors in considering whether to recommend the reelection of such director.

Compensation of Directors

The following table shows information concerning the compensation that the company’s non-employee directors earned during the last completed fiscal year ended September 30, 2011. A director who is also our employee receives no additional compensation for his or her services as a director.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Options Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Robert J. Birgeneau	63,000	98,340	109,804	1,168	272,312
John P. Frazee, Jr.	85,125	98,340	109,804	5,289	298,558
H. Laurance Fuller	83,250	98,340	109,804	1,411	292,805
Barbara A. Klein	75,375	98,340	103,575	—	277,290
Edward J. Mooney	63,000	98,340	109,804	4,871	276,015
Steven V. Wilkinson	94,125	98,340	109,804	949	303,218
Bailing Xia	63,000	98,340	103,575	2,596	267,511

[1]

Up to March, 2011, includes an annual retainer fee and, as applicable, committee chairperson annual retainer fees, earned annually, and board and committee meeting attendance fees, earned per meeting, and as of March, 2011, includes an annual retainer fee and committee fee, earned quarterly, and, as applicable, committee chairperson annual retainer fees, earned annually, each as discussed in more detail below. Dollar amounts as of March 2011 are comprised as follows:

Name	Annual Retainer Fee	Committee Membership Fees	Committee Chair Fee
Robert J. Birgeneau	$60,000	$10,000
John P. Frazee, Jr.*	$60,000	$22,500	$15,000
H. Laurance Fuller**	$60,000	$20,000	$15,000
Barbara A. Klein	$60,000	$22,500
Edward J. Mooney	$60,000	$10,000
Steven V. Wilkinson***	$60,000	$22,500	$25,000
Bailing Xia	$60,000	$10,000

*	Nominating and corporate governance committee chairman

**	Compensation committee chairman

***	Audit committee chairman

[2]

The amounts in the column headed “Stock Awards” represent the aggregate award date fair value of awards made in fiscal year 2011 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“ASC 718”). For these restricted stock unit awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date. The actual value realized by a non-employee director related to restricted stock unit awards will depend on the market value of our common stock on the date the underlying stock is sold following vesting of the awards.

The amounts in the column headed “Option Awards” represent the aggregate grant date fair value of grants in fiscal year 2011 computed in accordance with ASC 718 (see Note 12 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal year 2011 for a description of the assumptions used in that computation). The actual value realized by a non-employee director related to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price of the option.

The award date fair market value computed in accordance with ASC 718, excluding the impact of estimated forfeitures for service-based vesting conditions, of each “Stock Award” awarded to our non-employee directors during fiscal year 2011 is as follows:

Name	Award Date	Number of Restricted Stock Units	Award Date Fair Value ($)
Mr. Birgeneau	3/8/11	2,000	98,340
Mr. Frazee	3/8/11	2,000	98,340
Mr. Fuller	3/8/11	2,000	98,340
Ms. Klein	3/8/11	2,000	98,340
Mr. Mooney	3/8/11	2,000	98,340
Mr. Wilkinson	3/8/11	2,000	98,340
Mr. Xia	3/8/11	2,000	98,340

The grant date fair market value computed in accordance with ASC Topic 718 (such amount is included in the amounts under “Option Awards” in the 2010 Director Compensation Table), and the grant date fair market value computed in accordance with SFAS 123R, excluding the impact of estimated forfeitures for service-based vesting conditions, of each “Option Award” granted to our non-employee directors during fiscal year 2011 is as follows:

Name	Grant Date	Number of Options	Grant Date Fair Value ($)
Mr. Birgeneau	3/8/11	6,000	109,804
Mr. Frazee	3/8/11	6,000	109,804
Mr. Fuller	3/8/11	6,000	109,804
Ms. Klein	3/8/11	6,000	103,575
Mr. Mooney	3/8/11	6,000	109,804
Mr. Wilkinson	3/8/11	6,000	109,804
Mr. Xia	3/8/11	6,000	103,575

During fiscal year 2011, no awards to any of our non-employee directors were adjusted, modified or cancelled (forfeited).

The aggregate number of stock awards and the aggregate number of stock option awards for each non-employee director that were outstanding as of the end of fiscal year 2011 are, as follows:

Name	Aggregate Number of Awards Outstanding as of September 30, 2011
	Stock Awards*	Option Awards
Mr. Birgeneau	5,000	50,000
Mr. Frazee	5,000	75,000
Mr. Fuller	5,000	90,000
Ms. Klein	5,000	31,500
Mr. Mooney	5,000	65,000
Mr. Wilkinson	5,000	75,000
Mr. Xia	5,000	37,500

*	Includes Restricted Stock Units.

Our non-employee directors received an aggregate of 42,000 stock options and 14,000 restricted stock units in fiscal year 2011.

On December 13, 2011, we announced that our board of directors determined to pursue a significant new capital management initiative, including a proposed leveraged recapitalization, intended to more efficiently allocate our company’s capital and provide additional value to our shareholders, via a special cash dividend to our stockholders of $15 per share, or approximately $345 million in aggregate. We intend to pay the special cash dividend, approximately half of which is expected to be funded from our company’s cash balance, with the remaining amount expected to be funded with a new term loan, during the first quarter of calendar year 2012, contingent upon arranging the associated financing with terms and conditions that are acceptable to us. Our non-employee directors are stockholders in our company, and along with our executive officers and employees who also are stockholders will be entitled to receive any special cash dividend payment on shares they hold in our company as of the record and payment date for the special cash dividend.

In addition, in accordance with the terms of our 2000 Equity Incentive Plan, the maximum number and kind of shares of our common stock or other equity interest as to which awards may be granted, the number of shares of common stock or other equity interest subject to outstanding awards, and the exercise prices for outstanding options, will be proportionally adjusted to preserve the value of such awards as a result of the special cash dividend. Our 2012 Omnibus Incentive Plan also contains terms requiring that the aggregate number and kind of shares of our common stock or other securities reserved for issuance and delivery under the 2012 Omnibus Incentive Plan, as well as the various maximum limitations with respect to certain types of awards and the grant to individuals of certain types of awards, be appropriately and equitably adjusted in order to reflect the impact of the special cash dividend, regardless of whether the special cash dividend is paid prior to or after our stockholders’ approval of the 2012 Omnibus Incentive Plan. To the extent that there are outstanding awards under the 2012 Omnibus Incentive Plan as of the record date and payment date of the special cash dividend, the number and kind of shares of our common stock or other securities subject to such outstanding awards, and the exercise price of outstanding options and stock appreciation rights, will also be appropriately and equitably adjusted in order to reflect the impact of the special cash dividend. These mandatory adjustments in connection with the leveraged recapitalization via a special cash dividend would apply to outstanding awards under our 2000 Equity Incentive Plan (and our 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders) held by our non-employee directors in the same manner as they would to outstanding awards held by our named executive officers, other executive officers, and other employees. Because, as of the date of this proxy statement, the proposed leveraged recapitalization via a special cash dividend has not yet been implemented, and no special cash dividend has yet been declared or paid, such adjustments under the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan have not occurred as of the date of this proxy statement, and we do not know the precise amounts of such adjustments. Thus, amounts set forth and discussed in this section, as well as in the beneficial ownership section, compensation discussion and analysis section, compensation tables, and the “Approval of 2012 Omnibus Incentive Plan” section of this proxy statement, are shown without giving effect to any such adjustments. For more information regarding the mandatory adjustments in connection with the proposed leveraged recapitalization via a special cash dividend, see “APPROVAL OF 2012 OMNIBUS INCENTIVE PLAN.”

[3]

In September, 2011 the board of directors held its quarterly meetings in Chicago, Illinois, and the company asked the spouses of directors to attend the meetings. Although the company views such spousal travel expenses as business related, in light of certain Internal Revenue Service practices, we have treated such expenses, which represent travel, food and lodging, tax and related expenses and which are reflected as the amounts in the column headed “All Other Compensation,” as compensation to each affected director.

As provided in our Corporate Governance Guidelines and the nominating and corporate governance committee charter, the nominating and corporate governance committee is responsible for reviewing and recommending to the board of directors compensation (cash and equity) for non-employee directors. The committee does this through review of director compensation benchmark information and analysis provided by W.T. Haigh, director compensation consultant to the committee.

As a result of such review following the close of fiscal year 2010, effective March 2011 at the time of our annual meeting, the board of directors, upon the recommendation of the nominating and corporate governance committee, approved certain changes to the compensation program for non-employee directors, as summarized below, and for 2011, non-employee directors were eligible for the following compensation:

Description of Director Compensation Effective March 2011	Amount
Annual Retainer Fee*	$60,000
Committee Membership Fee*:
Audit committee member	$12,500
Compensation committee member	$10,000
Nominating and corporate governance committee member	$10,000
Committee Chair Annual Retainer Fees*:
Audit committee chairperson	$25,000
Compensation committee chairperson	$15,000
Nominating and corporate governance committee chairperson	$15,000
No Standing Committee or Board Meeting Fees**
Annual Non-qualified Stock Option Grant***	6,000 options
Annual Restricted Stock Unit Award***	2,000 units
Initial Non-qualified Stock Option Grant****	7,500 options
Initial Restricted Stock Unit Award****	2,500 units

*	Paid quarterly beginning with the quarter end following each the effective date of appointment, and subsequently, beginning with the quarter end following our annual meeting

**	To the extent a special committee is established by board of directors to address a unique matter, committee meeting fee of $1,500 will be provided

***	Made at the time of our annual meeting, with 100% vesting occurring on the first anniversary of the grant/award date

****	Made as of the effective date of appointment to the board of directors, with vesting occurring 25% immediately on the grant/award date, and 25% per year on the next three anniversaries of the grant/award date

Upon a non-employee director’s termination of service as a director of the company for reason of Death, Disability or a Change in Control, as defined in the 2000 Equity Incentive Plan and/or an award agreement, the grant or award will continue to be fully vested. In addition, if at the time of termination of service for any reason other than by reason of Cause, Death, Disability or a Change in Control, as defined in the 2000 Equity Incentive Plan, the non-employee director has completed at least two full terms as a director, as defined in our bylaws, the grant or award will continue to be fully vested.

Under our Directors’ Cash Compensation Umbrella Program, which only applies to non-employee directors and is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on December 10, 2003, each non-employee director may choose to receive his compensation either in cash, in fully vested restricted stock under our 2000 Equity Incentive Plan (and the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders) (as of the date the fees are earned, the fees would be converted into the equivalent number of fully vested restricted shares, which would be beneficially owned and reported on Form 4 filings), or as deferred compensation under our Directors’ Deferred Compensation Plan, as amended September 23, 2008, which first became effective in March 2001, and is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on November 25, 2008. At present, non-employee directors receive their annual retainer and committee chair and member fees on a quarterly basis. Non-employee directors also are eligible for reimbursement of travel and other out-of-pocket costs incurred in attending meetings. Non-employee directors are not eligible for any other compensation arrangement.

Prior to January 1, 2008, Messrs. Frazee, Fuller, Mooney, and Wilkinson had each elected to defer his compensation to future periods under the Directors’ Deferred Compensation Plan. Messrs. Frazee and Wilkinson, as of January 1, 2008, and Mr. Mooney, as of January 1, 2009, each elected to no longer defer his compensation under the plan. Under the Directors’ Deferred Compensation Plan, deferred amounts are payable only in the form of our common shares. A participating director is required to elect a date on which deferred compensation will begin to be distributed, which date generally must be at least two years after the end of the year deferrals are made and no later than the date of termination. As of the date the compensation is earned, the fees are converted into the right to acquire the equivalent number of shares of common stock at the end of the deferral period. These rights to acquire shares under the Directors’ Deferred Compensation Plan are reported as beneficially owned on Form 4 filings for each participating director. As of January 13, 2012, an aggregate of approximately $1,680,790 of directors’ compensation was deferred under the plan, and as of September 30, 2011, the amount was $1,657,040.

Compensation Committee Interlocks and Insider Participation

None of the current or former members of the compensation committee are or have been our employees.

FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Auditors

During fiscal years 2010 and 2011, the audit committee pre-approved 100% of all audit and non-audit services provided by our independent auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. For such pre-approval of services, the audit committee follows its policy for the pre-approval of services provided by our independent auditors, a current copy of which is attached to this proxy statement as Appendix B and also is available on our web-site, www.cabotcmp.com. The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended September 30, 2011, and September 30, 2010, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

Fees	Fiscal Year Ended September 30, 2011 ($)	Fiscal Year Ended September 30, 2010 ($)
Audit Fees(1)	1,353,011	1,147,148
Audit-Related Fees(2)	—	—
Tax Fees(3)	589,024	365,612
All Other Fees(4)	7,200	3,900

Total	1,949,235	1,516,660

(1)	Audit Fees include fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and for services that normally would be provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In addition to including fees for services necessary to perform an audit or review in accordance with generally accepted auditing standards, this category also may include services that generally only PricewaterhouseCoopers LLP reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-Related Fees include assurance and related services traditionally performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and not reported under the “Audit Fee” heading, including any employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. For fiscal years 2010 and 2011, PricewaterhouseCoopers LLP did not provide any Audit-Related Services to us.

(3)	Tax Fees include all services performed by professional staff in PricewaterhouseCoopers LLP’s and its foreign affiliates’ tax divisions except those services related to the audit, and include fees for tax compliance, tax planning, and tax advice. Tax compliance generally involves preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities. For fiscal year 2011, $322,175 out of the total $589,024 for Tax Fees was for tax compliance services. For fiscal year 2010, $221,332 out of the total $365,612 for Tax Fees was for tax compliance services.

(4)	All Other Fees include fees for fiscal year 2011 for access to on-line accounting research software tools and employee attendance at a corporate tax class sponsored by PricewaterhouseCoopers LLP. All Other Fees include fees for fiscal year 2010 for access to on-line accounting research software tools.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The audit committee of the board of directors is responsible for providing independent, objective oversight of our accounting and system of internal controls, the quality and integrity of our financial reports, and the independence and the selection, appointment, retention, compensation and oversight of the performance of our independent auditors. The audit committee is composed of independent directors and operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant Securities and Exchange Commission (“SEC”) rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert.

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

In this context, the audit committee reviewed and discussed the audited financial statements for fiscal year 2011 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which include, among other things:

•	methods used to account for any significant and unusual transactions;

•	the effect of any significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating any particularly sensitive accounting estimates and the basis for the independent auditors’ conclusions regarding the reasonableness of those estimates; and

•	any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent auditors the issue of the independent auditors’ independence from the company and management. In addition, in accordance with the SEC’s auditor independence requirements, the audit committee has considered whether the independent auditors’ provision of non-audit services to the company is compatible with maintaining the independence of the independent auditors and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Respectfully submitted by the audit committee,

John P. Frazee, Jr.

Barbara A. Klein

Steven V. Wilkinson, Chairman

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss and analyze our executive officer compensation program and how we compensated each of our named executive officers identified in the following table in fiscal year 2011. The individuals listed include our chief executive officer, chief financial officer and our three other most highly compensated executive officers based on total compensation.

Name	Title
William P. Noglows	Chairman of the Board, President and Chief Executive Officer
William S. Johnson	Vice President and Chief Financial Officer
Adam F. Weisman	Vice President, Business Operations
Daniel S. Wobby	Vice President, Global Sales
H. Carol Bernstein	Vice President, Secretary and General Counsel

Fiscal Year 2011 Executive Compensation Summary

Our executive compensation program is structured to align our named executive officers’ interests with those of our stockholders, by linking compensation to business objectives and performance, and to attract and retain talented executives. In general, our executive officers, including William P. Noglows, our Chairman, President and Chief Executive Officer, and our other named executive officers, are eligible for, and participate in, our compensation and benefits programs according to the same general terms as those available to all of our employees. Our executive compensation program is administered by the compensation committee of our board of directors, which is composed solely of independent directors. The key elements of our executive compensation program are base salary, annual cash bonuses and long-term equity incentives. The compensation committee is responsible for determining the level of compensation paid to our named executive officers and our other executive officers. The compensation committee targets compensation levels that take into account current market practices. Offering market-comparable pay opportunities allows our company to maintain a stable, successful executive team.

Our company, led by Mr. Noglows and our other executive officers, including our named executive officers, again delivered strong financial results in fiscal year 2011. For example, for fiscal year 2011, we reported record annual revenue of $445.4 million, record annual net income of $51.7 million, record earnings per share of $2.20, and gross profit margin of 48.1 percent of revenue. The company’s achievement of these results in fiscal year 2011, over the record levels that it achieved in fiscal year 2010, are attributable to macroeconomic factors that impacted the semiconductor industry as well as the efforts of our global workforce, led by Mr. Noglows and the rest of our executive team. The company’s performance in various areas exceeded the company’s fiscal year 2011 performance goals overall that were established by the compensation committee of our board of directors. The fiscal year 2011 performance goals were financial goals that included revenue, gross margin, earnings per share, and a cash flow measure, along with nonfinancial goals that included certain growth objectives. Our strong fiscal year 2011 results generally exceeded our fiscal year 2010 results, as illustrated by the following comparisons:

	Fiscal Year 2011	Fiscal Year 2010	Percentage Change
Revenue	$445.4M	$408.2M	+9.1%
Gross profit (as a percentage of revenue)	48.1%	49.9%	-3.6%
Net Income	$51.7M	$49.5M	+4.5%
Diluted Earnings Per Share	$2.20	$2.13	+3.3%

As described in greater detail below, because our company overall exceeded our fiscal year 2011 performance goals, based on the methodology for determining awards under our Annual Incentive Program, our employees earned annual cash bonuses under the Annual Incentive Program that exceeded the overall target level for achievement, but relatively smaller annual cash bonuses than in fiscal year 2010 based on the exceptional performance in fiscal year 2010 that significantly exceeded the fiscal year 2010 performance goals. Using a similar methodology, the compensation committee, in evaluating the performance of our company in fiscal year 2011 against our fiscal year 2011 performance goals, determined awards to be made under the Annual Incentive Program to our executive officers, including Mr. Noglows and our other named executive officers, which resulted in relatively smaller annual cash bonuses being earned by them as compared with fiscal year 2010. Following the end of fiscal year 2011, the compensation committee awarded annual long term equity incentives under our 2000 Equity Incentive Plan for values generally consistent with annual award cycles of the past few years. Despite our company’s strong financial performance over the past two fiscal years, the compensation committee elected to award modest increases of 2% or less to the base salaries of our named executive officers for fiscal year 2012 (other than Mr. Noglows, who was awarded an increase of 3.8% by the compensation committee), after having maintained the base salaries of our then named executive officers, including Mr. Noglows, at their fiscal year 2010 levels, without any increases for fiscal year 2011, consistent with the company’s strategy to maintain base salaries in line with market comparables. In November, 2011, the compensation committee established performance goals for our company for fiscal year 2012.

On December 13, 2011, we announced that our board of directors determined to pursue a significant new capital management initiative, including a proposed leveraged recapitalization, intended to more efficiently allocate our company’s capital and provide additional value to our shareholders, via a special cash dividend to our stockholders of $15 per share, or approximately $345 million in aggregate. We intend to pay the special cash dividend, approximately half of which is expected to be funded from our company’s cash balance, with the remaining amount expected to be funded with a new term loan, during the first quarter of calendar year 2012, contingent upon arranging the associated financing with terms and conditions that are acceptable to us. Our named executive officers and other executive officers are stockholders in our company, and along with our employees and non-employee directors who also are stockholders will be entitled to receive any special cash dividend payment on shares they hold in our company as of the record and payment date for the special cash dividend. In addition, in accordance with the terms of our 2000 Equity Incentive Plan, the maximum number and kind of shares of our common stock or other equity interest as to which awards may be granted, the number of shares of common stock or other equity interest subject to outstanding awards, and the exercise prices for outstanding options, will be proportionally adjusted to preserve the value of such awards as a result of the special cash dividend. Our 2012 Omnibus Incentive Plan also contains terms requiring that the aggregate number and kind of shares of our common stock or other securities reserved for issuance and delivery under such plan, as well as the various maximum limitations with respect to certain types of awards and the grant to individuals of certain types of awards, be appropriately and equitably adjusted in order to reflect the impact of the special cash dividend, regardless of whether the special cash dividend is paid prior to or after our stockholders’ approval of the 2012 Omnibus Incentive Plan. To the extent that there are outstanding awards under the 2012 Omnibus Incentive Plan as of the record date and payment date of the special cash dividend, the number and kind of shares of our common stock or other securities subject to such outstanding awards, and the exercise price of outstanding options and stock appreciation rights, will also be appropriately and equitably adjusted in order to reflect the impact of the special cash dividend. These mandatory adjustments in connection with the leveraged recapitalization via a special cash dividend would apply to outstanding awards under our 2000 Equity Incentive Plan (and our 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders) held by our named executive officers, other executive officers, other employees, and non-employee directors. Because, as of the date of this proxy statement, the proposed leveraged recapitalization via a special cash dividend has not yet been implemented, and no special cash dividend has yet been declared or paid, such adjustments under the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan have not occurred as of the date of this proxy statement, and we do not know the precise amounts of such adjustments. Thus, amounts set forth and discussed in this compensation discussion and analysis section, as well as in the beneficial ownership section, directors’ compensation section, compensation tables, and the “Approval of 2012 Omnibus Incentive Plan” section of this proxy statement, are shown without giving effect to any such adjustments. For more information regarding the mandatory adjustments in connection with the proposed leveraged recapitalization via a special cash dividend, see “APPROVAL OF 2012 OMNIBUS INCENTIVE PLAN.”

Overview

General.    Our executive compensation program is administered by the compensation committee of our board of directors, which is composed solely of independent directors. The compensation committee is responsible for determining the level of compensation paid to our named executive officers and our other executive officers, including determining awards under and administering the 2000 Equity Incentive Plan (and the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders). The compensation committee is also responsible for reviewing and establishing all other executive officer compensation programs and plans that we may adopt from time to time. During and for fiscal year 2011, the compensation committee made all decisions pertaining to the compensation of our named executive officers and our other executive officers. The compensation committee also reviewed and approved the methodology used for compensation of our general employee population. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. Although our chief executive officer evaluates the performance of our other executive officers, including the named executive officers, discusses the compensation and mix and forms of compensation of the other executive officers with the compensation committee’s compensation consultant and with the committee, and makes recommendations to the committee with respect to the compensation of the other executive officers, the committee makes all final decisions regarding the executive officers’ compensation. Also, our chief financial officer, who also has responsibility for our human resources function, and his human resources staff, support the compensation committee in its work by providing input and recommendations on the overall mix and forms of executive officer compensation, and discuss such matters with the committee’s compensation consultant, as directed by the compensation committee. Our chief financial officer and human resources staff do not make decisions regarding the amount of compensation for our named executive officers or other executive officers, and are not present for voting or deliberation on, any such matters.

As part of its responsibilities pursuant to its charter, the compensation committee also authorizes and reviews the non-binding stockholder advisory vote to approve our named executive officer compensation, as described in our proxy statement. At our 2011 annual meeting of stockholders, our stockholders approved the company’s named executive officer compensation, as described in our 2011 proxy statement, with approximately 98% of the votes cast in favor of the matter. Our compensation committee and our board of directors met following the 2011 annual meeting to consider the results of such non-binding stockholder advisory vote and made no changes to the company’s executive compensation program as a result of such vote. At such meeting, the compensation committee determined that the non-binding stockholder advisory vote to approve our named executive officer compensation should be submitted to our stockholders for approval annually.

Compensation Policy and Overall Objectives.    In determining the amount and composition of executive officer compensation, the committee’s goal is to provide compensation that will enable us to:

•	attract and retain talented executives,

•	align compensation with business objectives and performance, and

•	link the interests of our executive officers to the interests of our stockholders.

In general, executive officers, including our Chairman, President and Chief Executive Officer and our other named executive officers, are eligible for, and participate in, our compensation and benefits programs according to the same general terms as those available to all of our employees. For example, the terms and conditions of our annual equity incentive awards under the 2000 Equity Incentive Plan (and the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders) are the same for our executive officers as they are for our other employees. Similarly, the health and welfare benefit programs are the same for all of our employees, including our named executive officers and other executive officers; all executive officers participate in the same Employee Stock Purchase Plan, tax-qualified savings plan (the “401(k) Plan”) and non-qualified supplemental savings plan (the “Supplemental Plan”), according to the same terms, as all of our employees. Aside from the change-in-control severance protection agreements with our named executive officers and other executive officers, and employment agreement with Mr. Noglows, all of which are described in greater detail in the “Executive Compensation” section below, we do not have post-termination of service agreements with our executive officers. Our executive officers are eligible to participate in our Executive Officer Deposit Share Program, under which they are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase, at fair market value, shares of restricted stock awarded under the 2000 Equity Incentive Plan (and the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders). These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”) subject to certain terms and conditions, as described in greater detail below.

Competitive Compensation and Benchmarking.    The compensation committee believes that each element of the compensation program should target compensation levels that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team. Our direct competitors in our core business of developing, manufacturing, and selling chemical mechanical planarization (“CMP”) slurries and pads are generally not stand-alone publicly-traded entities; therefore, our market for compensation comparison purposes is comprised of a group of companies that develop, manufacture, supply or use a variety of semiconductor products and processes, including companies that have similar levels of revenue, market capitalization, and employment, as well as comparable geographic presence. The compensation committee considers changes to the composition of this group from time-to-time based on changes in our or others’ business, and last revised the group during fiscal year 2008 based on recommendations made by the outside compensation consultant to the compensation committee, W.T. Haigh. This current group, which the compensation committee first used as of the end of fiscal year 2008 to consider benchmarks for fiscal year 2008 annual cash bonuses, and fiscal year 2009 base salaries, annual cash bonus targets, and long term equity incentive awards, and has used since then for all comparison purposes, including fiscal year 2011 annual cash bonuses and fiscal year 2012 base salaries, annual cash bonus targets and long term equity incentive awards, is comprised of the following companies:

Advanced Energy Industries	II-VI, Inc.
Atheros Communications	Integrated Device Technology, Inc.
ATMI, Inc.	Mattson Technology, Inc.
Axcelis Technologies, Inc.	Micrel Semiconductor, Inc.
Brooks Automation, Inc.	Photronics, Inc.
Ceradyne, Inc.	PMC Sierra, Inc.
Cognex Corporation	QLogic Corporation
Coherent, Inc.	Semtech Corporation
Cree, Inc.	Standard Microsystems
Cymer, Inc.	Tessera Technologies, Inc.
Electro Scientific	Triquint Semiconductor, Inc.
Entegris, Inc.	Varian Semiconductor Equipment Associates, Inc.
FormFactor, Inc.	Veeco Instruments, Inc.

In evaluating the comparison group for compensation purposes, the compensation committee, in consultation with an outside compensation consultant hired by the committee, currently W.T. Haigh, exercises its discretion and makes its judgment regarding executive officer compensation matters after considering all relevant factors. In general, it is the goal of the compensation committee that each element of compensation and total compensation for our named executive officers and our other executive officers fall within the 50th to 75th percentile for comparable positions within the comparison group. However, a direct correlation may not always exist between the roles and responsibilities of each of our executive officers and those of the position that appears to best correspond to such individual at companies within the comparison group. In addition, a direct correlation may not always exist between the relevant time period of evaluation given that the fiscal year end of companies within the comparison group is in most cases different from the company’s fiscal year end of September 30, thereby making direct or any comparison difficult, especially when significant macro-economic changes occur that materially affect business performance and therefore, compensation differently and in different reporting periods, for each the company and the companies within the comparison group. The severe global economic recession that began in 2008 is one such example.

Elements of Compensation

The key elements of our compensation program for our named executive officers and other executive officers are:

•	base salary,

•	annual cash bonuses, and

•	long-term equity incentives.

In addition, we provide our named executive officers and other executive officers with:

•	change in control severance protection agreements, and in some limited circumstances post-termination agreements, and

•	the same retirement and other benefits provided to our employees generally.

Descriptions of these elements and the reasons we provide them to our named executive officers and other executive officers are provided in the following table:

Element	Description	Reason Provided
Base Salary	Fixed amount paid in cash twice per month, as for all of our employees.	As for all of our employees, provides named executive officers with a steady, predictable amount of fixed income with merit increases from time-to-time based on performance and market comparisons (if provided, usually effective on January 1 of the calendar year following such evaluation).
Annual Cash Bonuses (Annual Incentive Program, pursuant to 2012 Omnibus Incentive Plan, if approved)	Cash payment made within 75 days following completion of fiscal year depending on company and individual performance, as for all of our employees.	As for all of our employees, aligns compensation with business objectives and performance by communicating goals and motivating individuals to achieve these goals, and rewarding performance actually achieved.
Long-Term Equity Incentives (2000 Equity Incentive Plan and 2012 Omnibus Incentive Plan, if approved)	Restricted Stock Awards (Initial, Annual and Deposit Share Program) and Stock Option Grants (Initial, Annual).	As for all of our employees who receive awards pursuant to our equity incentive plan, “at risk” nature of equity awards links interests with those of our stockholders; provides ongoing retention mechanism over vesting periods.
Change in Control Severance Protection Benefits for Executive Officers and other Key Employees	Salary and other benefits paid if terminated within a certain period of time pursuant to a Change in Control of our company (three years’ for Chief Executive Officer; two years’ for other Executive Officers other than Principal Accounting Officer; one year for Key Employees and Principal Accounting Officer).

Assures company of dedicated executive and key employee team, notwithstanding the possibility, threat or occurrence of a change in control;

provides for continuity of executive management and key employees in the event of an actual or threatened change in control.

Retirement and other Benefits	401(k) savings plan, Supplemental Plan, basic life and disability insurance and limited perquisites, as for all of our employees.	Represents market practice and competitive factors; broad-based programs for all employees.

Each of these elements is also addressed separately below. In determining compensation for executive officers, the compensation committee considers all elements of an executive officer’s total compensation package in comparison to current market practices, including change in control arrangements, ability to participate in savings plans and other benefits. On at least an annual basis, the compensation committee considers the base salary, annual cash bonus, and long-term equity incentive elements, and balance among each of these elements, of each executive officer’s overall compensation.

The receipt and retention by executive officers of certain elements of compensation, such as cash bonuses and equity-based compensation, are subject to our company’s Code of Business Conduct, and the terms and conditions of relevant program, plan, and grant and award agreements, all of which include provisions that provide that the company may rescind or recover (“clawback”) from an executive officer, including post-separation of service, cash bonus and/or equity-based incentives paid or awarded to such executive officer immediately under certain circumstances, including, but not limited to, actions by the executive constituting Cause, as determined by the company in its discretion and as otherwise enforceable under local law and violation of the Cabot Microelectronics Corporation Code of Business Conduct, including those provisions related to financial reporting (e.g., in the event of a restatement caused by certain factors). In the event of any such rescission or right of recovery, the individual must repay the amount in question to the company, and the company shall be entitled to set-off against such amount any amount owed to the individual by the Corporation.

Base Salaries.    The compensation committee regularly reviews each executive officer’s base salary. Base salaries for executive officers are initially determined by evaluating the executive officers’ levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external compensation practices, with particular reference to the comparison group of companies. Increases to base salaries are driven primarily by performance and current market practices, and evaluated by the compensation committee based on sustained levels of contribution to the company in the context of our performance-based management process. In the past several years, depending on the level of performance of the company and each executive officer, this generally has meant base salaries in the 50th to 75th percentile of the salary ranges of similarly positioned executive officers in the comparison group of companies. The factors the compensation committee considers in determining base salary levels are not assigned specific weights. Rather, the compensation committee reviews all of the factors and makes base pay determinations that reflect the compensation committee’s analysis of the aggregate impact of these factors.

Current market practices, as represented by a comparison to executive officer base salaries in the comparison group of companies continued to serve as the primary reference for the compensation committee with respect to deciding upon any changes to base salary for both fiscal year 2011 (which, had there been any, would have been effective as of January 1, 2011), and fiscal year 2012 (effective as of January 1, 2012), similar to fiscal year 2009 (effective as of January 1, 2009) and fiscal year 2010 (effective as of January 1, 2010). Over this period the comparative data likely reflect the lingering but more recently recovering effects of the significant adverse global economic conditions that began in 2008, since, for example, for fiscal year 2011 none of the then named executive officers, including Mr. Noglows, received any increases to their base salaries, despite our company’s exceptional financial and operational performance for fiscal year 2010, and for fiscal year 2011, to remain competitive within our peer group, the named executive officers received only modest increases of 2% or less, and Mr. Noglows received an increase of 3.8%, despite continued strong performance for fiscal year 2011.

For fiscal year 2010, following fiscal year 2009 and upon review of each executive officer’s performance in the fiscal year and compensation, as well as the macroeconomic environment of that fiscal year, the compensation committee, in considering merit salary increases to be effective January 1, 2010 for the calendar year, approved an increase to the base salaries of our named executive officers, including Mr. Noglows, of approximately 2.5%. Following fiscal year 2010 and upon review of each executive officer’s performance in the fiscal year and compensation, regardless of our company’s exceptional financial and operational performance for fiscal year 2010, the compensation committee, in considering merit salary increases to be effective January 1, 2011 for the calendar year, retained the base salaries of our then named executive officers, including Mr. Noglows, at the 2010 levels, without any increase. As discussed above, following fiscal year 2011 and upon review of each executive officer’s performance in the fiscal year and compensation, regardless of our company’s strong financial performance for fiscal year 2011, the compensation committee, in considering merit salary increases to be effective January 1, 2012 for the calendar year, awarded modest increases of 2% or less to the base salaries of our named executive officers for fiscal year 2012 (other than Mr. Noglows, who was awarded an increase of 3.8% by the compensation committee) The resulting base salaries for 2012, 2011, and 2010 are as follows:

Name	2012 Base Salary	2011 Base Salary	2010 Base Salary
William P. Noglows	$580,000	$559,000	$559,000
William S. Johnson	$353,000	$348,000	$348,000
Adam F. Weisman	$332,700	$326,200	$326,200
Daniel S. Wobby	$320,000	$314,300	$299,300
H. Carol Bernstein	$320,000	$314,500	$314,500

Annual Cash Bonuses.    All of the company’s employees are eligible to participate in the company’s annual cash bonus program, which is called our Annual Incentive Program (payments under our Annual Incentive Program will be made pursuant to the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders), with executive officer, including named executive officer, bonuses, if any, determined by the compensation committee. As with all employees, executive officers’ opportunities to earn annual cash bonuses correspond to the degree to which our company achieves the annually-established goals. The compensation committee believes that an annual cash bonus program allows us to communicate specific goals that are of primary importance during each year and motivates executive officers to achieve these goals.

Performance-Based Management Program and Company Performance Objectives: At the beginning of each fiscal year, the compensation committee and board of directors establish specific performance goals for the company in accordance with our performance-based management process. These objectives are set to reflect the key elements of our annual plan and budget, and provide a common platform for our initiatives for the year. Throughout the year, our senior management periodically reviews the company’s progress in achieving these goals with our board of directors and compensation committee. In November 2010, the board of directors and compensation committee approved our Fiscal Year 2011 Company Performance Objectives, which also served as our Performance Goals for the purposes of our Annual Incentive Program. As in prior years, the fiscal year 2011 Annual Incentive Program Performance Goals were chosen to encourage a particular and enhanced focus on certain aspects of our company’s business strategy and objectives for all of our employees, including our named executive officers and other executive officers, and for which all of our executive officers collectively have responsibility for influencing and driving.

The board of directors and compensation committee selected as our Fiscal Year 2011 Company Performance Objectives and Annual Incentive Program Performance Goals financial measures that are consistent with those used by the investment community to evaluate the performance of our company, and which would be appropriate goals by which to incent the ongoing balanced performance of the company and its employees, including its executive officers, across all of its operational units, and in a still extremely challenging economic environment. The Fiscal Year 2011 Company Performance Objectives and Annual Incentive Program

Performance Goals with corresponding Measures for evaluating attainment of such, and corresponding Performance Targets were as follows:

Fiscal Year 2011 Company Performance Objectives:

Fiscal Year 2011 Annual Incentive Program Performance Goals (with corresponding Measures, and Performance Targets), followed by (Fiscal Year 2011 Achievement):

•	Revenue (Revenue, $424.7 million)($ 445.4 million);

•	Gross Margin (Gross Profit, as a percentage of revenue, 49.1%, threshold of 47.5%)(48.1%);

•	Earnings Per Share (Earnings Per Share), $2.50, threshold of $1.90)($2.20);

•	Net Cash from Operations Less Capital Additions (Net Cash from Operations Less Capital Additions, excluding any impact of change in deferred taxes), $45 million)($60.6 million)

•	Achievement of Certain Business Opportunities (Achievement of Number of Certain Business Opportunities, 100%)(124%)

Performance Goals, Bonus Pool and Bonus Calculation: As in prior years, in fiscal year 2011, level of achievement of the noted five Fiscal Year 2011 Annual Incentive Program Performance Goals served as the mechanism by which the company determined the amount of funding for our Annual Incentive Program Bonus Pool (“AIP Bonus Pool”), which is approved by the compensation committee for all employees, including our named executive officers and other executive officers.

To determine the funding of the AIP Bonus Pool, the performance goals generally are weighted, based on their relative importance to achieving the company’s overall goals. Then, for each performance goal, “threshold”, “target” and “stretch” metrics, or levels, of performance are established. Because each year our performance goals are set to reflect the key objectives of our annual plan and budget, the “threshold”, “target” and “stretch” metrics for each goal are designed to reflect increasing levels of difficulty, improvement, and motivation in achieving each level. For fiscal year 2011, consideration was given to the ameliorating but ongoing adverse global economic situation and at the time generally improving state of the semiconductor industry, in the context of the somewhat reduced but continued uncertainty of the macroeconomic environment, in setting the Performance Targets for the Annual Incentive Program Performance Goals. As part of our senior management’s periodic review throughout the year of our progress in meeting our Company Performance Objectives and Annual Incentive Program Performance Goals with the compensation committee and board of directors, performance is discussed against a particular goal’s “threshold”, “target” and “stretch” levels.

The “threshold” level of performance for a particular performance goal represents the lowest level of performance for which any bonus would be earned on that goal. The “stretch” level of performance represents the level for which the maximum bonus would be earned for that particular goal, and the “target” represents the target level of performance. The actual bonus, if any, attributable to each performance goal is calculated based on the actual performance compared to these “threshold”, “target” and “stretch” performance levels, and these are added together for all the performance goals to determine the funding of the AIP Bonus Pool. In turn, the AIP Bonus Pool is allocated for payment of bonuses to employees and executive officers, including our named executive officers. For fiscal year 2011, the bonus for a particular employee or executive officer was calculated by:

i) multiplying the salary of the employee or executive officer by the bonus target level established for the particular role or level of the employee or executive officer (expressed as a percentage of the individual’s base salary, and set according to market pay practices), as described in greater detail for executive officers below;

ii) multiplied by a factor related to the overall achievement of the Annual Incentive Program Performance Goals (expressed as a percentage of the “target” level of performance); and

iii) multiplying this product by a factor that corresponds to an assessment of the individual performance of the employee or executive officer relative to the individual’s own performance objectives.

In addition, in certain years, in assessing the company’s overall performance and calculating the funding of the AIP Bonus Pool for all of our employees, including our named executive officers and other executive officers, the compensation committee also considers certain additional factors, such as, for example, acquisition activity, or the impact of global or other events beyond the company’s control, that may have affected our company’s achievement of certain of the Performance Goals that the committee considered important in evaluating the company’s performance for the particular fiscal year, but that were not able to be known to the company at the time the year’s Annual Incentive Program Performance Goals and related metrics were established. In fiscal year 2011 the compensation committee did not consider additional factors like these in assessing the company’s overall performance and calculating the funding of the AIP Bonus Pool. However, given the growing concern regarding a renewed global economic slowdown as a result of macroeconomic factors that began to develop at the end of our fiscal year 2011 and into the beginning of our fiscal year 2012, which the company’s management believed possibly was beginning to affect the semiconductor industry and the company’s business in fiscal year 2012, with the level of potential impact uncertain, the compensation committee reduced the funding of the AIP Bonus Pool from the overall achievement of 132.4 percent of the target level of performance against fiscal year 2011 goals to 124 percent.

Individual Executive Officer Bonus Target Levels and Cash Bonus Earned: As described above, actual payouts for cash bonus awards are determined by the level of performance of our company, which as described above was financially strong for fiscal year 2011, and the individual performance of each employee, including each named executive officer and other executive officers, and may be higher or lower than the established individual’s bonus target level depending upon performance relative to the pre-established goals. The compensation committee, in consultation with its outside compensation consultant, has established a bonus award target for each executive officer by evaluating factors such as external pay practices, with particular reference to the comparison group of companies (as described above, bonus award targets are established for each of our employees based on an individual’s role or level). In this regard, for fiscal year 2011 the compensation committee retained the bonus award target for each named executive officer at the same level as each individual’s bonus award target for fiscal year 2010. The bonus award targets and actual amounts earned for our named executive officers for fiscal year 2011 were as follows:

Name	Bonus Target (as % of Base Salary)	Bonus Target ($)	Actual Bonus Earned* ($)
William P. Noglows	100%	$559,000	$750,000
William S. Johnson	65%	$226,200	$267,000
Adam F. Weisman	65%	$212,030	$250,000
Daniel S. Wobby	55%	$172,865	$217,000
H. Carol Bernstein	55%	$172,975	$236,000

*	In assessing our company’s and executive officers’ achievement of the noted Performance Goals for purposes of the multiplier described above, the compensation committee concluded that a factor of approximately 132.4 percent had been achieved (but funded at 124 percent as explained above). In assessing each named executive officer’s individual performance for fiscal year 2011, and for purposes of the multiplier described above, the compensation committee decided upon factors ranging from approximately 1.18 to 1.36.

As discussed above, cash bonuses awarded to our executive officers are subject to rescission and recovery (“clawback”) by the company in certain circumstances.

Fiscal Year 2012 Performance Management Program and Performance Goals. In November 2011, the compensation committee and board of directors set our Fiscal Year 2012 Annual Incentive Program Performance Goals, generally using the process described above. Amounts earned under this program will be paid under the 2012 Omnibus Incentive Plan adopted by the board of directors on January 16, 2012, if such plan is approved by our stockholders. The performance goals approved for Fiscal Year 2012 are: financial goals that include revenue, gross margin, earnings per share, and a cash flow measure, and a nonfinancial goal involving achievement of identified business opportunities. In addition, the compensation committee and board of directors approved and set the individual performance factor multiplier for each participant at the maximum level of 2.0, and the compensation committee retained discretion to reduce this amount.

Long-Term Equity Incentives.    Long-term equity incentives are provided to our named executive officers and other executive officers pursuant to the 2000 Equity Incentive Plan (and the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders). All of the company’s employees are eligible to participate in our 2000 Equity Incentive Plan (and the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders), with any and all awards to executive officers, including named executive officers, pursuant to it determined by the compensation committee. The compensation committee believes that equity-based compensation is an essential element in our overall compensation scheme. Equity-based compensation is emphasized in the design of our executive officer compensation program because it involves at-risk components of compensation that directly link our executive officers’ interests with those of our stockholders. The compensation committee, in consultation with its outside compensation consultant, evaluates the balance of equity-based compensation with the base salary and cash bonus elements of cash compensation by considering factors such as external compensation practices, with particular reference to the comparison group of companies, the ability to achieve a desired balance between cash and equity-based compensation, and the financial impact to our company of providing various kinds and amounts of equity-based compensation to our employees, including our executive officers.

Timing of Grants: Initial or “new-hire” options and restricted stock may be awarded to employees, including our executive officers, when they join the company. Thereafter, options and restricted stock may be awarded to employees, including each executive officer, annually and from time to time based on performance. To enhance retention, options and restricted stock awarded to executive officers, as with awards to all other employees, are subject to vesting restrictions that generally lapse over a four-year period. Stock option grants to executive officers, whether “new hire”, occasional, or pursuant to our annual incentive program, may only be made upon specific approval by the compensation committee, as is the case with all other forms of equity-based compensation, such as restricted stock awards, and non-equity-based compensation for executive officers. Our stock option grant practice consistently has been that the exercise price for all of our stock option grants, including those to our executive officers, is the fair market value, as represented by the closing price on Nasdaq, of our stock on the stock option grant date, as approved by the compensation committee. For “new hire” grants, the grant date is the first day of employment for the grant recipient; for grants made pursuant to our annual grant program or at other times in particular circumstances, the latter of which has not occurred for any of our executive officers while serving as an executive officer, the grant date is the date of approval by the compensation committee or a subsequent date set by the committee in its approval. For our annual grant program, our practice for the past ten annual cycles has been that the one grant date for grants made to all employees, including all of our executive officers, occurs within approximately one week following the compensation committee’s meeting (usually late November or early December) to consider and decide upon performance and compensation-related matters for our employees, including specific evaluations and decisions regarding each of our executive officers, such as base salary increases, annual cash bonuses, and equity-based incentive awards following the close of our fiscal year on September 30. It is our practice to set a stock option’s grant date only for a date certain on or subsequent to the date the grant is approved, and it is not our practice to set a stock option’s grant date as a date prior to the date of approval for a grant (i.e., “backdating”). In addition, it is not our practice to make stock option grants while we are in possession, or in coordination with the release, of material non-public information regarding our company. To our knowledge, we have followed our stock option grant practices throughout our history as a publicly-traded company. While we do not have any current plans to change our stock option grant practices, circumstances may arise such that we might decide it is in the best interests of our business to do so in the future.

Allocation Among Awards: As permitted by the 2000 Equity Incentive Plan (and the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders), our compensation committee awards a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to employees selected to receive awards, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to restricted stock awarded. Our compensation committee believes that this mix of awards competitively balances the types of equity incentives being awarded to our employees, and also appropriately addresses the financial impact of the expensing of equity-based compensation required pursuant to an accounting standard issued by the Financial Accounting Standards Board (ASC718 SFAS 123R). We have provided this combination of restricted stock and stock option awards for the annual equity incentive award program grants to our employees, including our named executive officers, since fiscal year 2007. For more information regarding these awards, see Footnote no. 2 to the Grants of Plan-Based Awards table.

Size of Awards: When determining awards for individual executive officers under the 2000 Equity Incentive Plan (and the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders), the compensation committee primarily considers compensation practices and equity values awarded by the comparison group of companies, as well as the executive officer’s level of current and potential future responsibility, and to some extent performance in the prior year. In determining award sizes, the compensation committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis. The compensation committee also considers the overall number of units to be awarded pursuant to our annual equity incentive award program to all employees with respect to consideration of our annual equity award run rate. In addition, the compensation committee considers the underlying economic value associated with equity incentive awards, and may decide to increase or decrease the award “units” to be awarded in an attempt to deliver a relatively consistent dollar value of awards from year to year. As an example, for our fiscal year 2009 annual equity incentive awards, which occurred on December 1, 2008, the compensation committee, upon the advice of its compensation consultant, increased the overall “units” to be awarded to our employees, including our named executive officers and other executive officers, receiving such awards, relative to the fiscal year 2008 awards generally in order to reflect a dollar value of award delivered based upon the average near term price of our stock more consistent with the value delivered in fiscal year 2008, and with those of peer companies. Similarly, for our fiscal year 2010 annual equity incentive awards, which occurred on December 1, 2009, the compensation committee, upon the advice of its compensation consultant, decreased the overall number of “units” to be awarded to our employees, including our named executive officers and other executive officers, receiving such awards, relative to the fiscal year 2009 awards generally in order to reflect a dollar value of award delivered based upon the average near term recent price of our stock more consistent with the value delivered in fiscal year 2009. Again, for our fiscal year 2011 annual equity incentive awards, which occurred on December 1, 2010, the compensation committee, upon the advice of its compensation consultant, in general decreased the overall number of “units” to be awarded to our employees, including our named executive officers and other executive officers, receiving such awards, relative to the fiscal year 2010 awards generally in order to reflect a dollar value of award delivered based upon the average near term price of our stock more consistent with the value delivered in fiscal year 2010. For our fiscal year 2012 annual equity incentive awards, which occurred on December 1, 2011, the compensation committee, upon the advice of its compensation consultant, in general maintained a consistent overall number of “units” to be awarded to our employees, including our named executive officers and other executive officers, receiving such awards, relative to the fiscal year 2011 awards, and thus reflected a dollar value of award delivered based upon the average near term price of our stock consistent with the value delivered in fiscal year 2011. These fiscal year 2012 annual equity incentive awards, which occurred on December 1, 2011, are shown in the following table:

Name	Fiscal Year 2012 Non-Qualified Stock Option Grant	Fiscal Year 2012 Restricted Stock Award
William P. Noglows	66,000	22,000
William S. Johnson	26,100	8,700
Adam F. Weisman	20,700	6,900
Daniel S. Wobby	20,700	6,900
H. Carol Bernstein	18,300	6,100

In general, the compensation committee has not considered any actual amounts that may have been realized from prior equity-based compensation awards in awarding subsequent equity-based compensation, or other elements of compensation. However, in considering awards under the 2000 Equity Incentive Plan (and the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders) to our employees, including executive officers, the compensation committee does consider whether equity-based awards that previously may have been made to them continue to fulfill the purposes of motivation and retention.

Our executive officers are also eligible to participate in the Executive Officer Deposit Share Program. See “EXECUTIVE COMPENSATION — Executive Officer Deposit Share Program,” below. While all of our executive officers have equity ownership in our company through participation in various equity-based programs such as the Employee Stock Purchase Plan, Executive Officer Deposit Share Program, and our annual equity incentive award program, we do not currently have equity-ownership requirements or guidelines for our executive officers.

Clawback Policy: As discussed above, equity-based compensation awarded to our executive officers is subject to rescission and recovery (“clawback”) by the company in certain circumstances. In addition, all equity-based compensation is subject to all of the terms of our 2000 Equity Incentive Plan (and the 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders), the respective grant and award agreements for particular grants and awards, our Code of Business Conduct, our Insider Trading and Non-Disclosure Policy, including Trading Guidelines for Directors, Executive Officers and Other Key Employees, and our Reporting Requirements and Trading Guidelines for Directors and Executive Officers Under Section 16 of the Securities and Exchange Act and Rule 144 Under the Securities Act of 1933; as applicable, noted policies and procedures apply to any and all equity in our company held by our executive officers. For example, our executive officers, as well as our directors and designated other key employees, observe various requirements, such as those related to quarterly trading and other “blackout” periods, and affirmative pre-clearance of any transactions in our company’s securities. Our executive officers and directors do not hedge or pledge equity in our company.

Change in Control Severance Protection Benefits.    The terms and conditions of the change in control severance protection agreements with our named executive officers and the employment agreement with Mr. Noglows are described in more detail in the section entitled “Executive Compensation” below. The board of directors and compensation committee originally determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their outside compensation consultant and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements. The board of directors and compensation committee also review the costs and benefits of the change in control severance protection agreements periodically. As a result of the most recent review, the board of directors and compensation committee, with advice from the committee’s outside compensation consultant regarding market practices, determined that the cost to the company and the competitiveness of such agreements remain reasonable and appropriate. The agreements are described in more detail in the section entitled “Executive Compensation” below.

Retirement and Other Benefits.    We have adopted various employee benefit plans and arrangements for the purpose of providing employee benefits to our employees, including our executive officers. In general, the same terms apply to all of our employees, including our executive officers. These plans and arrangements include our Employee Stock Purchase Plan, the 401(k) Plan, and the Supplemental Plan.

Proposed Leveraged Recapitalization via a Special Cash Dividend

On December 13, 2011, we announced that our board of directors determined to pursue a significant new capital management initiative, including a proposed leveraged recapitalization, intended to more efficiently allocate our company’s capital and provide additional value to our shareholders, via a special cash dividend to our stockholders of $15 per share, or approximately $345 million in aggregate. We intend to pay the special cash dividend, approximately half of which is expected to be funded from our company’s cash balance, with the remaining amount expected to be funded with a new term loan, during the first quarter of calendar year 2012, contingent upon arranging the associated financing with terms and conditions that are acceptable to us.

Our named executive officers and other executive officers are stockholders in our company and, along with our employees who also are stockholders, will be entitled to receive any special cash dividend payment on shares they hold in our company as of the record and payment date for the special cash dividend. In addition, in accordance with the terms of our 2000 Equity Incentive Plan, the maximum number and kind of shares of our common stock or other equity interest as to which awards may be granted, the number of shares of common stock or other equity interest subject to outstanding awards, and the exercise prices for outstanding options, will be proportionally adjusted to preserve the value of such awards as a result of the special cash dividend. Our 2012 Omnibus Incentive Plan also contains terms requiring that the aggregate number and kind of shares of our common stock or other securities reserved for issuance and delivery under such plan, as well as the various maximum limitations with respect to certain types of awards and the grant to individuals of certain types of awards, be appropriately and equitably adjusted in order to reflect the impact of the special cash dividend, regardless of whether the special cash dividend is paid prior to or after our stockholders’ approval of the 2012 Omnibus Incentive Plan. To the extent that there are outstanding awards under the 2012 Omnibus Incentive Plan as of the record date and payment date of the special cash dividend, the number and kind of shares of our common stock or other securities subject to such outstanding awards, and the exercise price of outstanding options and stock appreciation rights, will also be appropriately and equitably adjusted in order to reflect the impact of the special cash dividend. These mandatory adjustments in connection with the leveraged recapitalization via a special cash dividend would apply to outstanding awards under our 2000 Equity Incentive Plan (and our 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders) held by our named executive officers, other executive officers, other employees, and non-employee directors. Because, as of the date of this proxy statement, the proposed leveraged recapitalization via a special cash dividend has not yet been implemented, and no special cash dividend has yet been declared or paid, such adjustments under the 2000 Equity Incentive Plan and the 2012 Omnibus Incentive Plan have not occurred as of the date of this proxy statement, and we do not know the precise amounts of such adjustments. Thus, amounts set forth and discussed in this compensation discussion and analysis section, as well as in the beneficial ownership section, directors’ compensation section, compensation tables, and the “Approval of 2012 Omnibus Incentive Plan” section of this proxy statement, are shown without giving effect to any such adjustments. For more information regarding the mandatory adjustments in connection with the proposed leveraged recapitalization via a special cash dividend, see “APPROVAL OF 2012 OMNIBUS INCENTIVE PLAN.”

CEO Compensation

When Mr. Noglows joined our company in fiscal year 2004, the compensation committee, in consultation with outside advisors hired by the committee, used the executive compensation practices described above to determine the terms of Mr. Noglows’ employment offer and initial compensation, comprised of base salary, annual cash bonus and equity-based compensation elements, which are part of Mr. Noglows’ employment agreement with our company, as described in greater detail in the section entitled “Executive Compensation” below. As part of the agreement and his joining the company, Mr. Noglows also entered into a change-in-control severance protection agreement and became eligible for the reimbursement of certain relocation and other expenses, all of which are described in greater detail in the section entitled “Executive Compensation” below.

Upon completion of fiscal year 2011, the compensation committee, in consultation with the compensation committee’s outside compensation consultant, used the executive compensation practices described above, including the performance goals established by the committee, to determine Mr. Noglows’ compensation, composed of a cash bonus for fiscal year 2011, and a non-qualified stock option grant and a restricted stock award as part of the annual equity incentive award cycle for which all employees were eligible. In addition, in setting both the cash-based and equity-based elements of Mr. Noglows’ compensation, the compensation committee made an overall assessment of Mr. Noglows’ leadership in achieving the company’s long-term and short-term strategic, operational and business goals. This included a significantly favorable review of his overall performance in leading the company during yet another strongly successful year to date, delivering record revenue and earnings, over the record levels achieved in fiscal year 2010, and preserving and enhancing the company’s strong balance sheet, operational posture, and customer relationships continuing to emerge strongly from, one of the most severe economic dislocations in recent history, while at the same time advancing the company with respect to our strategic objectives such as the growth of our presence in Asia through the completion and opening of our new manufacturing, research and development facility in Korea, the further leveraging of our expanded presence in Taiwan as a result of our 2009 acquisition there, the expansion of our polishing pads business, and the productive management of the devastating earthquake and tsunami in Japan, where we have our largest manufacturing operations. The compensation committee also considered Mr. Noglows’ compensation with respect to chief executive officers among the comparison group of companies, as well as equitable and consistent treatment compared to our other executive officers. In addition to these factors, Mr. Noglows’ cash bonus award for fiscal year 2011 reflected the company’s strong performance against certain financial and other objectives in fiscal year 2011, as described in greater detail above, and the aspects of the overall pre-established goals for fiscal year 2011 that were met or exceeded at threshold, target or stretch levels, as assessed by the compensation committee, using its discretion. Based upon all of these criteria, which included the compensation committee’s assessment of the company’s and Mr. Noglows’ performance in various respects in fiscal year 2011 as compared with fiscal year 2010, the compensation committee awarded Mr. Noglows $750,000 as a cash bonus for fiscal year 2011, and increased his annual base salary by 3.8% to $580,000, effective as of January 1, 2012. Mr. Noglows’ fiscal year 2011 cash bonus of $750,000, together with his $559,000 base salary paid during fiscal year 2011, resulted in total cash compensation to Mr. Noglows for fiscal year 2011 of $1,309,000; this was $446,500 less than the $1,755,500 in total cash compensation that Mr. Noglows received for fiscal year 2010, and reflects the strong, but relatively not as exceptional, performance of the company against goals in fiscal year 2011 from fiscal year 2010. In addition, as noted above and as reported in Footnote 2 to the 2011 Grants of Plan-Based Awards table that follows, on December 1, 2011, the compensation committee awarded Mr. Noglows equity-based compensation in the form of: (i) non-qualified stock options to purchase an aggregate of 66,000 shares of the company’s common stock that vest in equal increments upon each anniversary over four years and have a term of ten years that expires December 1, 2021, at an exercise price of $40.52, which was the closing price of our stock on the grant date; and (ii) 22,000 shares of restricted stock with a fair market value based on the closing price of our stock on Nasdaq on the award date of $40.52 per share that lapse in equal increments upon each anniversary over four years. Aside from the number of options granted and restricted stock awarded, the terms and conditions of this option grant and restricted stock award are the same as those for grants and awards made to our other employees, including those that provide that any options that are not vested and restricted stock on which restrictions have not lapsed at the time of termination of employment are forfeited. Because these equity awards were made after the completion of fiscal year 2011, they are reported in the referenced footnote and not specifically reported in the compensation tables that follow.

As noted above, the compensation committee and the board of directors reviews on a periodic basis the hypothetical costs to the company of Mr. Noglows’ change-in-control severance protection agreement, and those of the company’s other executive officers and key employees who have such agreements.

Regulatory and Other Factors

Internal Revenue Code Section 162(m).    As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to our company and to our executive officers of various payments and benefits. We have designed our compensation program (including our 2012 Omnibus Incentive Plan, if such plan is approved by our stockholders) to grant certain awards that may be fully deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. The deductibility of some types of compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee’s control also affect the deductibility of compensation. For these and other reasons, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation objectives.

Other Factors.    As described above, our compensation committee uses awards of restricted stock in addition to grants of non-qualified stock options to, among other reasons, address the financial impact of the expensing of equity-based compensation required under FASB ASC Topic 718. In addition, the company has intended for its non-qualified deferred compensation plans and other plans and agreements subject to the requirements of Internal Revenue Code Section 409A to be in compliance with such requirements.

COMPENSATION AND RISK

The company’s management, with a review by the audit committee and compensation committee of our board of directors and with support from the compensation committee’s outside compensation consultant, has conducted an assessment of the risks associated with our compensation programs, policies and practices, and has determined that risks arising from them are not reasonably likely to have a material adverse effect on our company. In making this determination, our management considered the various elements of our compensation programs, policies and practices, such as the: mix of base salary, annual cash bonuses and equity incentive program participations at various levels and throughout our company; balance between and among short-term and long-term compensation incentives in our programs; significant use of performance measures that are financial in nature such that they are readily measurable and verifiable, are regularly reviewed, and also are consistent with those that are publicly reported; use of performance measures that directly relate to the operations of our business such that they are readily measurable and verifiable, and are regularly reviewed; use of performance measures that relate to our business overall and avoid overdependence on one aspect of our business and its operations as opposed to another; multiple and cross-functional levels of review and verification prior to award approval; our system of internal controls and internal risk review and assessment processes; and, our general employment practices, policies and procedures.

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis with our company’s management, and based on the review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the company’s annual report on Form 10-K for the fiscal year ended September 30, 2011.

Submitted by the compensation committee,

Robert J. Birgeneau

H. Laurance Fuller, Chairman

Edward J. Mooney

Bailing Xia

EXECUTIVE COMPENSATION

The following tables set forth certain compensation information for our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers of the company (collectively the “named executive officers”) for the fiscal year ended September 30, 2011. Information for the fiscal years ended September 30, 2010 and September  30, 2009 is also presented for executives who were named executive officers during those years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2,3]	Option Awards ($)[3]	All Other Compen- sation ($)[4]	Total Compen- sation ($)
William P. Noglows	2011	559,000	750,000	1,037,750	1,235,340	113,021	3,695,111
President and Chief Executive Officer	2010	555,500	1,200,000	777,750	1,011,893	92,811	3,637,954
	2009	545,000	109,000	646,654	971,911	66,376	2,338,941
William S. Johnson	2011	348,000	267,000	373,623	429,898	45,174	1,463,695
Vice President and Chief Financial Officer	2010	345,875	456,100	308,019	384,519	58,768	1,553,281
	2009	337,825	44,100	265,827	386,365	26,821	1,060,938

Adam F. Weisman	2011	326,200	250,000	265,664	316,247	49,091	1,207,202
Vice President, Business Operations	2010	324,200	388,600	227,103	295,473	27,647	1,263,023
	2009	316,650	41,400	225,137	347,968	24,386	955,541
Daniel S. Wobby	2011	310,550	217,000	305,661	316,247	37,991	1,187,449
Vice President, Global Sales	2010	296,075	301,800	205,979	254,997	23,776	1,082,627
	2009	285,000	31,500	235,837	325,716	46,523	924,576
H. Carol Bernstein	2011	314,500	236,000	238,683	284,128	45,158	1,118,469
Vice President, Secretary and General Counsel	2010	312,575	301,200	195,993	254,997	56,094	1,120,859
	2009	306,050	33,700	172,096	257,976	31,093	800,915

[1]

Certain amounts in the “Bonus” column were used to purchase “deposit shares” of restricted stock under our Executive Officer Deposit Share Program after the end of the 2009 fiscal year on December 9, 2009, after the end of the 2010 fiscal year on December 13, 2010 and after the end of the 2011 fiscal year on December 15, 2011. See footnote 2 below for more details.

[2]

Certain amounts in the Stock Awards column correspond to matching grants of “award shares” of restricted stock made pursuant to our Executive Officer Deposit Share Program, which is described in more detail below. Under this program, our executive officers are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. This column does not include deposit shares as these amounts were purchased by the participant after-tax from amounts that were already disclosed in the “Bonus” column. This column does include award share grants made pursuant to this program. On December 9, 2009, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program receiving 396 and 317 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $31.50 per share. The restrictions on these award shares will lapse on December 9, 2012 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date. Mr. Johnson and Mr. Wobby purchased 793 and 634 respective deposit shares related to these award shares after-tax from amounts that are disclosed in the “Bonus” column above. On December 13, 2010, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program receiving 300 and 961 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $41.62 per share. The restrictions on these award shares will lapse on December 13, 2013 if the executive is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date. Mr. Johnson and Mr. Wobby purchased 600 and 1,922 respective deposit shares related to these award shares after-tax from amounts that are disclosed in the “Bonus” column above.

These amounts do not include award share grants made pursuant to our Executive Officer Deposit Share Program to certain of our named executive officers after the end of fiscal year 2011. On December 15, 2011, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program receiving 270 and 756 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $46.29 per share. The restrictions on these award shares will lapse on December 15, 2014 if the executive is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date. Mr. Johnson and Mr. Wobby purchased 540 and 1,512 respective deposit shares related to these award shares after-tax from amounts that are disclosed in the “Bonus” column above.

[3]

The amounts in the column headed “Stock Awards” represent the aggregate grant date fair value of grants in fiscal years 2011, 2010 and 2009 computed in accordance with ASC 718. For restricted stock awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the grant date. The actual value realized by a named executive officer related to stock awards will depend on the market value of our common stock on the date the stock is sold.

The amounts in the column headed “Option Awards” represent the aggregate grant date fair value of grants in fiscal years 2011, 2010 and 2009 computed in accordance with ASC 718 (see Note 12 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal year 2011 for a description of the assumptions used in that computation). The actual value realized by a named executive officer related to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price of the option.

During fiscal years 2011, 2010 and 2009, no awards to any of our named executive officers were adjusted, modified or cancelled (forfeited).

[4]

The information in the column headed “All Other Compensation” predominantly reflects amounts that by nature generally recur each year, such as benefit costs we contribute on behalf of our named executive officers in the same manner in which we contribute such costs for all of our employees. For example, the information in the column includes contributions (both “matching” and “safe-harbor”) made by us to our tax-qualified savings plan (the “401(k) Plan”) and accruals under our non-qualified supplemental savings plan (the “Supplemental Plan”) according to the standard terms of each of these plans as applied to all of our employees, including our named executive officers and other executive officers. For the 401(k) Plan, this means that we contribute the equivalent of 4% of each employee’s eligible compensation (up to the I.R.S. eligible compensation limit) to the plan on the employee’s behalf, regardless of whether the employee makes a contribution to the plan (“‘safe-harbor contribution”), and a matching contribution on the employee’s behalf of 100% of the first 4%, and 50% of the next 2%, that the employee contributes to the 401(k) Plan (“matching contribution”); from April 1, 2009 through December 31, 2009, however, in light of the severe economic downturn and its impact on our company in fiscal year 2009, as a cost-savings measure our board of directors removed the matching contribution through an amendment to the 401(k) Plan. Given the relative recovery from the severe economic downturn that we began to see in the second half of fiscal year 2009, and in the interests of assisting our employees in saving for retirement, the board of directors amended the 401(k) Plan to reinstate the matching contribution as of January 1, 2010. With respect to the Supplemental Plan, which applies to all employees, including our named executive officers and other executive officers, at such time as they reach the I.R.S. eligible compensation limit, while employees are presently not able to make contributions to the Supplemental Plan, we continue to make the safe-harbor contribution of the equivalent of

4% of each employee’s eligible compensation (over the I.R.S. eligible compensation limit) to the Supplemental Plan on the employee’s behalf. For fiscal year 2011, contributions as such to the 401(k) Plan and the Supplemental Plan on behalf of the named executive officers were made in the following amounts:

Name	401(k) Plan	Supplemental Plan
Mr. Noglows	$21,426	$60,560
Mr. Johnson	$22,050	$22,364
Mr. Weisman	$21,692	$18,792
Mr. Wobby	$23,062	$14,244
Ms. Bernstein	$21,650	$15,148

Similarly, the amounts in the column headed “All Other Compensation” include amounts we provided on behalf of each of our named executive officers for basic life insurance and accidental death and dismemberment insurance coverage in fiscal year 2011, which was provided on the same basis to all of our employees. There is no cash surrender value associated with this insurance coverage. The value paid for this coverage in fiscal year 2011 attributable to each named executive officer is: Mr. Noglows, $360; Mr. Johnson, $360; Mr. Weisman, $360; Mr. Wobby, $360; Ms. Bernstein, $360.

In addition, the figures in the column headed “All Other Compensation” also reflect (i) airline club membership fees for fiscal year 2011 in the amount of $500 for Mr. Noglows, $400 for Mr. Johnson, $450 for Mr. Weisman and $325 for Mr. Wobby; (ii) business club membership fees for fiscal year 2011 in the amount of $6,425 for Mr. Noglows; (iii) the payment of financial planning fees of $10,815 on behalf of Mr. Noglows in fiscal year 2011, as per the terms of his employment agreement; and, (iv) a transportation allowance for fiscal year 2011 in the amount of $8,000 for Ms. Bernstein. The amounts in the column headed “All Other Compensation” also include travel expenses of $6,402, of which $2,654 is tax reimbursement, for Mr. Noglows to attend a trip in honor of a retiring colleague; $7,797, of which $3,232 is tax reimbursement, for Mr. Weisman to attend the same trip; and $6,532, of which $2,708 is tax reimbursement for Mr. Noglows’ spouse to attend an annual industry chief executive conference at which spousal attendance is highly encouraged.

Employment Agreements

On November 2, 2003, we entered into an employment agreement with Mr. Noglows to become our Chairman, President and Chief Executive Officer. Pursuant to this employment agreement, among other terms, we agreed to pay Mr. Noglows an annual base salary of $450,000 and a cash bonus for fiscal year 2004 that would not be less than $160,000, following the end of fiscal year 2004. Mr. Noglows’ agreement provides that following the close of each fiscal year, beginning with the end of fiscal year 2004, the compensation committee of the board of directors will meet to consider an increase in Mr. Noglows’ annual base salary in accordance with its normal practices, and the compensation committee has done so, as described in more detail in the compensation discussion and analysis section above: as described above, for 2009 Mr. Noglows declined any increase to his base salary and instead it remained at $545,000, despite the fact that the compensation committee had approved an increase of 3% to his base salary; for 2010, the compensation committee set his salary at $559,000; for 2011, the compensation committee retained his salary at $559,000 with no increase; and for 2012, the compensation committee set his salary at $580,000. The employment agreement also provided the grant of an option to purchase 250,000 shares of our common stock with an exercise price of $55.37, vesting in four equal annual installments on each subsequent anniversary of November 3, 2003, his first date of employment, and an expiration of November 3, 2013. We also agreed to provide Mr. Noglows with certain relocation and other reimbursements and to allow Mr. Noglows to utilize first-class air travel while he is employed by us.

Standard Employee Benefits

We have adopted various employee benefit plans and arrangements for the purpose of providing employee benefits to our employees, including our named executive officers and our other executive officers. In general, the same terms apply to all of our employees, including our named executive officers and our other executive officers. These plans and arrangements include the Employee Stock Purchase Plan, the 401(k) Plan, and Supplemental Plan.

2011 GRANTS OF PLAN-BASED AWARDS

The following table shows all awards granted to the named executive officers during the fiscal year ended September 30, 2011 pursuant to the 2000 Equity Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units[1] (#)	All Other Option Awards: Number of Securities Underlying Options[2] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[3] ($)
William P. Noglows	12/1/10	25,000	—	—	1,037,750
	12/1/10	—	75,000	41.51	1,235,340
William S. Johnson	12/1/10	8,700	—	—	361,137
	12/1/10	—	26,100	41.51	429,898
	12/13/10	300	—	—	12,486
Adam F. Weisman	12/1/10	6,400	—	—	265,664
	12/1/10	—	19,200	41.51	316,247
Daniel S. Wobby	12/1/10	6,400	—	—	265,664
	12/1/10	—	19,200	41.51	316,247
	12/13/10	961	—	—	39,997
H. Carol Bernstein	12/1/10	5,750	—	—	238,683
	12/1/10	—	17,250	41.51	284,128

[1]

The awards in this column that correspond to a Grant Date of December 13, 2010 reflect the matching grants of “award shares” of restricted stock made under our 2000 Equity Incentive Plan pursuant to our Executive Officer Deposit Share Program, which is described in more detail below. This column does not include deposit shares as these amounts were purchased by the participant from after-tax bonus compensation already disclosed in the “Bonus” column of our Summary Compensation Table of our 2011 Proxy Statement. As shown, on December 13, 2010, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program receiving 300 and 961 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $41.62 per share. The restrictions on these award shares will lapse on December 13, 2013 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

The amounts in this column do not include award share grants made pursuant to our Executive Officer Deposit Share Program to certain of our named executive officers after the end of fiscal year 2011. On December 15, 2011, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program receiving 270 and 756 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $46.29 per share. The restrictions on these award shares will lapse on December 15, 2014 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

These amounts in this column do not include restricted shares awarded to our named executive officers after the end of fiscal year 2011. On December 1, 2011, as part of our annual equity incentive award program, we awarded restricted shares to our named executive officers with a fair market value based on the closing price of our stock on the award date of $40.52 per share that lapse in equal increments upon each anniversary over four years, in the amounts set forth in the table below:

Name	Restricted Stock Award
Mr. Noglows	22,000
Mr. Johnson	8,700
Mr. Weisman	6,900
Mr. Wobby	6,900
Ms. Bernstein	6,100

[2]

As with all other grants of stock options and stock awards to our named executive officers and other executive officers, other than the number of options or restricted stock awarded, the terms and conditions of the stock option grants in this column are the same as those made to all other employees. This includes a provision that if a participant retires (defined as the voluntary termination of employment, where no circumstances for termination for cause exist, upon the participant’s achievement of at least 55 years of age and five years of service), then the participant may retain any option previously vested throughout the term of such option; as with our other option grants, any options that have not yet vested as of termination are forfeited.

These amounts do not include options granted to our named executive officers after the end of fiscal year 2011. On December 1, 2011, as part of our annual equity incentive award program, we granted options to our named executive officers that have an exercise price of $40.52, which as with all of our grants and awards to date was the fair market value based on the closing price of our common stock on the date of grant, vest in equal increments upon each anniversary over four years and expire December 1, 2021, in the amounts set forth in the table below:

Name	Securities Underlying Options
Mr. Noglows	66,000
Mr. Johnson	26,100
Mr. Weisman	20,700
Mr. Wobby	20,700
Ms. Bernstein	18,300

[3]	As with all of our grants and stock awards to date, the exercise price was the fair market value based on the closing price of our stock on the date of grant.

The grant date fair value was estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 36%; risk free rate of return: 2.1%; annualized dividend yield: 0.0%; and expected time until exercise: 6.25 years for people younger than the age of 46 at the date of grant and 6.45 years for people 46 years and older on the date of grant. On the December 1, 2010 Grant Date, Messrs. Noglows, Johnson, Weisman and Wobby and Ms. Bernstein were 46 or older.

During fiscal year 2011, no awards to our named executive officers, or other executive officers, were adjusted, modified or cancelled (forfeited)(other than the forfeiture of all unvested awards according to their terms to Clifford L. Spiro, our former Vice President of Research and Development, upon his retirement from our company on July 1, 2011), and no awards to any of our employees were adjusted or modified.

2000 Equity Incentive Plan

The options granted on December 1, 2010 vest in equal increments upon each anniversary over four years, and have a term of ten years, expiring December 1, 2020. As with all other grants of stock options and awards of restricted stock to our named executive officers and other executive officers, other than the number of options or restricted stock awarded, the terms and conditions of these stock option grants are the same as those made to all other employees. This includes a provision that if a participant retires (defined as the voluntary termination of employment, where no circumstances for termination for cause exist, upon the participant’s achievement of at least 55 years of age and five years of service), then the participant may retain any option previously vested throughout the term of such option; as with our other option grants, any options that have not yet vested as of termination are forfeited.

Executive Officer Deposit Share Program

Our executive officers are eligible to participate in the Executive Officer Deposit Share Program that our board of directors adopted in March 2000. Under this program, our executive officers are entitled to use all or a portion of their after-tax annual cash bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by us on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. Four individuals currently participate in the Executive Officer Deposit Share Program, and 12,385 shares (including award shares) are currently on deposit under that program for all executive officers. Of the named executive officers currently participating in the Executive Officer Deposit Share Program, Mr. Johnson, and Mr. Wobby participate with (i) 1,933, and (ii) 4,068 respective deposit shares and (i) 966, and (ii) 2,034 respective award shares on deposit under the program. These amounts do not include the 40,447 shares (including award shares) no longer under deposit or subject to restrictions as of January 13, 2012, of which Mr. Noglows, Mr. Johnson, Mr. Weisman, Mr. Wobby, and Ms. Bernstein respectively had (i) 7,684, (ii) 4,015, (iii) 457, (iv) 4,190, and (v) 1,639 respective deposit shares and (i) 3,840, (ii) 2,007, (iii) 228, (iv) 2,094, and (v) 818 respective award shares. On December 9, 2009, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program as follows: Mr. Johnson purchased 793 deposit shares and received 396 award shares; and Mr. Wobby purchased 634 deposit shares and received 317 award shares. The restrictions on the award shares will lapse on December 9, 2012 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date. On December 13, 2010, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program as follows: Mr. Johnson purchased 600 deposit shares and received 300 award shares; and Mr. Wobby purchased 1,922 deposit shares and received 961 award shares. The restrictions on the award shares will lapse on December 13, 2013 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date. On December 15, 2011, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program as follows: Mr. Johnson purchased 540 deposit shares and received 270 award shares; and Mr. Wobby purchased 1,512 deposit shares and received 756 award shares. The restrictions on the award shares will lapse on December 15, 2014 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of September 30, 2011 for each named executive officer. The table also shows unvested and unearned stock awards assuming a market value of $34.39 a share (the closing market price of the company’s stock on September 30, 2011).

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)
William P. Noglows	250,000 250,000 57,500 40,500 40,500 18,750 —	— — — 13,500 40,500 56,250 75,000	55.37 37.78 31.57 37.40 23.21 31.11 41.51	11/3/2013 12/10/2014 12/1/2016 11/30/2017 12/1/2018 12/1/2019 12/1/2020
					62,564	2,151,576
William S. Johnson	40,000 50,000 68,000 30,000 26,000 20,700 8,100 7,125 —	— — — — — 6,900 16,100 21,375 26,100	42.72 48.91 37.78 30.51 31.57 37.40 23.21 31.11 41.51	4/1/2013 12/11/2013 12/10/2014 12/9/2015 12/1/2016 11/30/2017 12/1/2018 12/1/2019 12/1/2020
					24,883	855,726
Adam F. Weisman	30,000 28,500 16,875 14,500 5,475 —	— — 5,625 14,500 16,425 19,200	30.51 31.57 37.40 23.21 31.11 41.51	12/9/2015 12/1/2016 11/30/2017 12/1/2018 12/1/2019 12/1/2020
					18,600	639,654
Daniel S. Wobby	4,000 6,000 20,000 40,000 45,000 28,500 12,825 14,000 4,725 —	— — — — — — 4,275 14,000 14,175 19,200	49.80 51.37 48.91 37.78 30.51 31.57 37.40 23.21 31.11 41.51	5/1/2012 12/11/2012 12/11/2013 12/10/2014 12/9/2015 12/1/2016 11/30/2017 12/1/2018 12/1/2019 12/1/2020
					19,292	663,452
H. Carol Bernstein	42,000 47,500 60,000 43,000 26,000 12,375 5,375 4,725 —	— — — — — 4,125 10,750 14,175 17,250	49.80 51.37 48.91 37.78 31.57 37.40 23.21 31.11 41.51	5/1/2012 12/11/2012 12/11/2013 12/10/2014 12/1/2016 11/30/2017 12/1/2018 12/1/2019 12/1/2020
					15,653	538,307

[1]

These option grants vest or vested over four years in equal increments upon each anniversary of the grant date, other than the April 1, 2003 grant to Mr. Johnson, which vested over four years in equal increments beginning on the grant date, with a term expiring on the tenth anniversary of the grant date.

[2]

The restricted stock awards granted to Mr. Noglows vest as follows: 25,000 shares vest over four years in equal increments upon each anniversary of the December 1, 2010 grant date, 18,750 shares vest over three years in equal increments upon each anniversary of the December 1, 2009 grant date, 13,500 shares vest over two years in equal increments upon each anniversary of the December 1, 2008 grant date, 4,500 shares vest on November 30, 2011, and 814 “award shares” vest on December 10, 2011. The restricted stock awards granted to Mr. Johnson vest as follows: 8,700 shares vest over four years in equal increments upon each anniversary of the December 1, 2010 grant date, 7,125 shares vest over three years in equal increments upon each anniversary of the December 1, 2009 grant date, 5,350 shares vest over two years in equal increments upon each anniversary of the December 1, 2008 grant date, 2,300 shares vest on November 30, 2011, 712 “award shares” vest on December 10, 2011, 396 “award shares” vest on December 9, 2012, and 300 “award shares” vest on December 13, 2013. The restricted stock awards granted to Mr. Weisman vest as follows: 6,400 shares vest over four years in equal increments upon each anniversary of the December 1, 2010 grant date, 5,475 shares vest over three years in equal increments upon each anniversary of the December 1, 2009 grant date, 4,850 shares vest over two years in equal increments upon each anniversary of the December 1, 2008 grant date, and 1,875 shares vest on November 30, 2011. The restricted stock awards granted to Mr. Wobby vest as follows: 6,400 shares vest over four years in equal increments upon each anniversary of the December 1, 2010 grant date, 4,725 shares vest over three years in equal increments upon each anniversary of the December 1, 2009 grant date, 4,650 shares vest over two years in equal increments upon each anniversary of the December 1, 2008 grant date, 1,425 shares vest on November 30, 2011, 814 “award shares” vest on December 10, 2011, 317 “award shares” vest on December 9, 2012, and 961 “award shares” vest on December 13, 2013. The restricted stock awards granted to Ms. Bernstein vest as follows: 5,750 shares vest over four years in equal increments upon each anniversary of the December 1, 2010 grant date, 4,725 shares vest over three years in equal increments upon each anniversary of the December 1, 2009 grant date, 3,600 shares vest over two years in equal increments upon each anniversary of the December 1, 2008 grant date, 1,375 shares vest on November 30, 2011, and 203 “award shares” vest on December 10, 2011.

2011 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock options exercised during fiscal year 2011 and stock awards vested during fiscal year 2011 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
William P. Noglows	125,000	2,213,315	22,842	939,051
William S. Johnson	8,000	150,600	9,864	404,800
Adam F. Weisman	110,000	1,381,872	8,500	349,010
Daniel S. Wobby	—	—	8,242	339,278
H. Carol Bernstein	49,000	495,900	7,196	295,931

[1]

For option awards, the value realized on exercise is equal to the aggregate difference between the exercise price of the options and the fair market value of the shares on the date of exercise. For stock awards, the value realized is the number of shares vested multiplied by the fair market value of the shares at the time of vesting.

PENSION BENEFITS

The company does not maintain a defined benefit pension program.

2011 NONQUALIFIED DEFERRED COMPENSATION

The company maintains the Cabot Microelectronics Corporation Supplemental Employee Retirement Plan, which is a nonqualified supplemental savings plan (the “Supplemental Plan”). The following table discloses the earnings and balances of our named executive officers under the company’s Supplemental Plan that provides for compensation deferral on a non-tax-qualified basis.

Name	Registrant contributions in last FY ($)[1]	Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)
William P. Noglows	60,560	(28,480)	204,288
William S. Johnson	22,364	(3,544)	91,213
Adam F. Weisman	18,792	(4,185)	58,776
Daniel S. Wobby	14,244	(1,546)	47,467
H. Carol Bernstein	15,148	(3,107)	86,880

[1]	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Effective May 1, 2000, the company adopted the Supplemental Plan covering all eligible employees as defined by the Supplemental Plan. Participants in the Supplemental Plan, including our named executive officers, do not make any contributions to the Supplemental Plan. The purpose of the Supplemental Plan is to provide for the deferral of the company contributions to certain highly compensated employees as defined under the provision of the Employee Retirement Income Security Act of 1974, as amended. Under the Supplemental Plan, the company contributes up to 4% of the named executive officers’ eligible compensation in excess of the I.R.S. eligible compensation limit. All amounts contributed by the company and earnings on these contributions are fully vested at all times. The same menu of investment funds under the 401(k) Plan is available under the Supplemental Plan. Like the 401(k) Plan, all investment decisions are made by the participants. Participants in the Supplemental Plan are not permitted to make hardship withdrawals prior to termination and distributions under the Supplemental Plan are paid in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables and the accompanying narrative show potential benefits payable to our named executive officers upon the occurrence of the events specified herein, assuming such events occurred on September 30, 2011 and excluding certain benefits generally available to all salaried employees. Except as noted, the amounts disclosed below reflect the aggregate potential payments under each scenario and category. These tables do not include amounts to the extent that the form and amount of any payment or benefit are fully disclosed in an earlier table.

William P. Noglows

The following table shows the potential payments upon termination with or without a change in control for named executive officer William P. Noglows, assuming such events occurred on September 30, 2011. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason Termination
Executive Benefits and Payments Upon Termination	No Change in Control		In Connection with a Change in Control	Death	Disability
Salary Continuation	$559,000	[1]	$1,677,000	—	—
Bonus Through Termination Date[2]	—		$1,200,000	—	—
Bonus Continuation[2]	—		$3,600,000	—	—
Contributions under Retirement Plans	—		$245,959	—	—
Accelerated Vesting of Stock Options[3]	$287,895		$637,290	$637,290	$637,290
Accelerated Vesting of Restricted Stock[4]	—		$2,151,576	$2,151,576	$2,151,576
Post-termination Health Care[5]	—		$30,000	—	—
Outplacement Services	—		$83,850	—	—
280G Tax Gross Up	—		$3,045,264	—	—
Total:	$846,895		$12,670,939	$2,788,866	$2,788,866

William S. Johnson

The following table shows the potential payments upon termination with or without a change in control for named executive officer William S. Johnson, assuming such events occurred on September 30, 2011. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason Termination
Executive Benefits and Payments Upon Termination	No Change in Control	In Connection with a Change in Control	Death	Disability
Salary Continuation	—	$696,000	—	—
Bonus Through Termination Date[2]	—	$456,100	—	—
Bonus Continuation[2]	—	$912,200	—
Contributions under Retirement Plans	—	$88,828	—	—
Accelerated Vesting of Stock Options[3]	—	$250,108	$250,108	$250,108
Accelerated Vesting of Restricted Stock[4]	—	$855,726	$855,726	$855,726
Post-termination Health Care[5]	—	$20,000	—	—
Outplacement Services	—	$52,200	—	—
280G Tax Gross Up	—	$850,319	—	—
Total:	—	$4,181,481	$1,105,834	$1,105,834

Adam F. Weisman

The following table shows the potential payments upon termination with or without a change in control for named executive officer Adam F. Weisman, assuming such events occurred on September 30, 2011. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason Termination
Executive Benefits and Payments Upon Termination	No Change in Control	In Connection with a Change in Control	Death	Disability
Salary Continuation	—	$652,400	—	—
Bonus Through Termination Date[2]	—	$388,600	—	—
Bonus Continuation[2]	—	$777,200	—	—
Contributions under Retirement Plans	—	$80,967	—	—
Accelerated Vesting of Stock Options[3]	—	$215,984	$215,984	$215,984
Accelerated Vesting of Restricted Stock[4]	—	$639,654	$639,654	$639,654
Post-termination Health Care[5]	—	$20,000	—	—
Outplacement Services	—	$48,930	—	—
280G Tax Gross Up	—	$732,266	—	—
Total:	—	$3,556,001	$855,638	$855,638

Daniel S. Wobby

The following table shows the potential payments upon termination with or without a change in control for named executive officer Daniel S. Wobby, assuming such events occurred on September 30, 2011. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason Termination
Executive Benefits and Payments Upon Termination	No Change in Control		In Connection with a Change in Control	Death	Disability
Salary Continuation	$		$628,600	—	—
Bonus Through Termination Date[2]		—	$301,800	—	—
Bonus Continuation[2]		—	$603.600	—	—
Contributions under Retirement Plans		—	$74,613	—	—
Accelerated Vesting of Stock Options[3]		—	$203,014	$203,014	$203,014
Accelerated Vesting of Restricted Stock[4]		—	$663,452	$663,452	$663,452
Post-termination Health Care[5]		—	$20,000	—	—
Outplacement Services		—	$47,145	—	—
280G Tax Gross Up		—	$0	—	—
Total:		$—	$2,542,224	$866,466	$866,466

H. Carol Bernstein

The following table shows the potential payments upon termination with or without a change in control for named executive officer H. Carol Bernstein, assuming such events occurred on September 30, 2011. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason Termination
Executive Benefits and Payments Upon Termination	No Change in Control	In Connection with a Change in Control	Death	Disability
Salary Continuation	—	$629,000	—	—
Bonus Through Termination Date[2]	—	$301,200	—	—
Bonus Continuation[2]	—	$602,400	—	—
Contributions under Retirement Plans	—	$73,596	—	—
Accelerated Vesting of Stock Options[3]	—	$166,679	$166,679	$166,679
Accelerated Vesting of Restricted Stock[4]	—	$538,307	$538,307	$538,307
Post-termination Health Care[5]	—	$20,000	—	—
Outplacement Services	—	$47,175	—	—
280G Tax Gross Up	—	$0	—	—
Total:	—	$2,378,357	$704,986	$704,986

[1]	This figure reflects the lump sum value of twelve months of salary continuation.

[2]

In accordance with the terms of the change in control agreements described below, for purposes of calculating the bonus through the termination date, the bonus amount for each named executive officer is equal to the greatest of: (i) the target bonus amount for the fiscal year in which the Change in Control occurs, (ii) the target bonus amount for the fiscal year in which the termination date occurs, and (iii) the highest bonus amount paid or payable to the named executive officer in respect of any of the three fiscal years preceding the fiscal year in which the Change in Control occurs. Assuming a Change in Control and termination date as of September 30, 2011, the bonus amounts for Mr. Noglows, Mr. Johnson, Mr. Weisman, Mr. Wobby and Ms. Bernstein represent the highest bonus amount paid to them in respect of one of the three fiscal years preceding fiscal year 2011. The amount disclosed as bonus continuation for Mr. Noglows represents three times his bonus amount and the amount disclosed as bonus continuation for Mr. Johnson, Mr. Weisman, Mr. Wobby, and Ms. Bernstein represents two times their bonus amounts, each in accordance with the terms of the change in control agreements described below.

[3]

This figure represents the aggregate difference between the exercise price of the options and $34.39, which was the fair market value of a share of our common stock on September 30, 2011. This figure does not include the value of vested but unexercised options. The table below sets forth the total value of all options, which includes the value of the accelerated options and the vested but unexercised options.

Named Executive Officer	Total Value of Options
Mr. Noglows	$1,313,730
Mr. Johnson.	$553,756
Mr. Weisman	$592,922
Mr. Wobby	$630,002
Ms. Bernstein	$315,590

For Mr. Noglows, the figure disclosed in the “No Change in Control” column represents the value of his outstanding and unexercisable options that were scheduled to vest during the twelve months following termination, in accordance with the terms of Mr. Noglows’ employment agreement. For purposes of this table, the value of these options was also calculated assuming a market price of $34.39, which was the fair market value of a share of our common stock on September 30, 2011.

In the event of a termination of service by reason of death or disability, the 2000 Equity Incentive Plan and the non-qualified stock option grant agreements provide that unvested options shall fully vest for all participants, including the named executive officers.

[4]

This figure represents the number of shares vested multiplied by $34.39, which was the fair market value of the shares on September 30, 2011. This figure does not include the value of restricted stock that has already vested, including shares on deposit under our Executive Officer Deposit Share Program.

In the event of a termination of service by reason of death or disability, the 2000 Equity Incentive Plan and the restricted stock award agreements provide that unvested restricted stock shall fully vest for all participants, including the named executive officers.

[5]

This amount assumes comparable health care coverage to that which is currently provided under our existing plan. Our company is self-insured, therefore there is no employer contribution amount. We have estimated the cost of post-termination health care to be $10,000 per person per year. This amount could vary depending on the details of any new or replacement plan that may be in place in the event of a change in control, or any changes to our plan that are made for regulatory or other reasons.

Pursuant to the terms of the company’s 2000 Equity Incentive Plan and the awards granted thereunder, the named executive officers receive the accelerated vesting of certain equity awards in the event of a Change in Control without termination of employment. The value of the accelerated vesting for each named executive officer, assuming a change in control, is the same value as disclosed in the “In Connection with a Change in Control” column above.

Employment Agreement

Pursuant to Mr. Noglows’ November 3, 2003 employment agreement, if we terminate his employment without cause or Mr. Noglows terminates his employment because we breached the terms of his agreement, the company must pay Mr. Noglows one year’s base salary over the one year period following such termination and allow any options that would vest during such period to vest during such time. Aside from the requirements set forth in the employment agreement, there are no other material conditions to receipt by Mr. Noglows of these termination benefits, although Mr. Noglows still would be subject to the terms of our standard confidentiality, intellectual property and non-competition agreement, which he entered into when he joined our company, and of the relevant stock option grant agreements. The amount and terms of this severance arrangement was determined by our compensation committee, in consultation with its outside compensation consultant, and included consideration of market practices for similar arrangements for other chief executive officers of comparable companies.

Change in Control Severance Protection Agreements

We have entered into Change in Control Severance Protection Agreements (“change in control agreements”), the specific form of which is available as Exhibit 10.23 to our Form 10-K filed on November 25, 2008, with each of the named executive officers, our other executive officers, and certain key employees of our company, because we believe such agreements are valuable aspects in enabling a smooth transition and providing continuity of management in the event of a change in control of our company; all of the change in control agreements remain unamended and according to such filed exhibit. Under the change in control agreements, which are “double trigger” agreements and which we believe are in compliance with the American Jobs Creation Act, each executive officer, including the named executive officers, whose employment with us terminates (including an executive’s voluntary termination of employment for either “good reason”, as defined in the agreement, or during the thirty-day period commencing on the first anniversary of a “change in control”), other than for cause, disability, death, or certain other specified reasons, within thirteen months after a “change in control” of our company (as such term is defined in the agreements), is entitled to a severance benefit. The severance benefit includes:

•

accrued and unpaid compensation including: base salary, reimbursement for reasonable and necessary expenses incurred by the executive on our behalf through the date of termination, vacation pay and earned and unpaid bonuses and incentive compensation with respect to the period prior to the termination date;

•

the Bonus Amount (which is the greatest of (i) the executive’s target bonus amount for the fiscal year in which the change in control occurs, (ii) the executive’s target bonus amount for the fiscal year in which the termination date occurs, and (iii) the highest bonus paid or payable to the executive in respect of any of the three fiscal years preceding the fiscal year in which change in control occurs), pro-rated for the number of days that have elapsed in the fiscal year through the termination date;

•

two times (in the case of Mr. Johnson, Mr. Weisman, Mr. Wobby, and Ms. Bernstein) or three times (in the case of Mr. Noglows), the executive’s annual base salary plus the Bonus Amount plus an amount equal to the contributions made or credited by us under all qualified and non-qualified retirement plans for the benefit of the executive for the most recently completed plan year of each such plan (e.g., the 401(k) Plan and Supplemental Plan), payable in a lump sum;

•

health and welfare benefits (consistent with health and welfare benefits available to all employees for which they had been eligible prior to their termination) for 24 months (in the case of Mr. Johnson, Mr. Weisman, Mr. Wobby, and Ms. Bernstein) or 36 months (in the case of Mr. Noglows) following the executive’s termination date;

•	payment or reimbursement for the costs, fees and expense of outplacement assistance services, up to a maximum of fifteen percent of the executive’s annual base salary; and

•

a full “gross-up payment” of any and all excise (but not income) taxes assessed on amounts received under the change in control agreements, as well as all other taxes, other than income taxes, that may become due as a result of the gross-up payment.

Cause as defined in the agreements means (i) the willful and continued failure to perform substantially the duties reasonably assigned to the executive and (ii) the willful engaging in conduct that is demonstrably and materially injurious to the company, monetarily or otherwise.

The agreements define “Good Reason” as the taking of actions by the company that result in a material negative change in the executive’s employment relationship, including (i) a change in the executive’s status, title, position or responsibilities (including reporting responsibilities) which represents a material adverse change from those in effect immediately prior to the Change in Control, (ii) an assignment of the executive’s duties or responsibilities that are materially inconsistent with his or her status, title, position or responsibilities as of immediately prior to the Change in Control, (iii) a material decrease in the executive’s annual base salary below the rate in effect as of the Change in Control or as of any date following the Change in Control, whichever is greater (iv) relocation of the offices of the company or operating unit at which the executive is principally employed that increases the executive’s one-way commute by more than thirty-five (35) miles from the location of the offices occupied immediately prior to such relocation, or (v) any other action or inaction that constitutes a material breach by the company of the agreement.

A “Change in Control” means (i) any person, together with all affiliates and associates (within the meaning of Rule 12b-2 promulgated under the Exchange Act), acquires beneficial ownership, directly or indirectly, or securities of the company representing at least thirty percent (30%) of the combined voting power of the company’s then outstanding voting securities, (ii) during any period of twenty-four (24) consecutive months beginning on or after the date of the agreement, individuals who, at the beginning of that 24-month period, constitute the Board (the “Incumbent Directors”), cease for any reason to constitute at least a majority of the Board; provided, however, that a new director of the company whose election or nomination for election as a director of the company was approved by a vote of at least two-thirds of the Incumbent Directors will be deemed to be an Incumbent Director, (iii) one of the following events occur at a special or annual meeting of the company’s stockholder: (a) two or more nominees who are both (A) nominees of and endorsed by the company and (B) not employees of the company or any Affiliate at the time of the election are not elected to serve as directors; and (b) any person not a nominee of, and endorsed by, the company is elected to serve as a director of the company, (iv) the consummation of: (a) a merger, consolidation or reorganization involving the company, unless the merger, consolidation or reorganization is a “Non-Control Transaction”; or (b) an agreement for the sale or other disposition of all or substantially all of the assets of the company to any Person (other than a transfer to a Change in Control Subsidiary), or (v) the stockholders of the company approve a complete liquidation or dissolution of the company. Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because a person acquires beneficial ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the company which, by reducing the number of voting securities then outstanding, increases the percentage of shares beneficially owned by the person. Notwithstanding the foregoing, if a Change in Control would occur but for the operation of the preceding sentence as a result of the acquisition of voting securities by the company, and after that acquisition by the company, the person described in the preceding sentence increases the percentage of then outstanding voting securities he or she owns, a Change in Control will occur.

We also have similar change in control severance protection agreements providing for two times severance benefits in place with our other executive officers (with the exception of our Principal Accounting Officer, Thomas S. Roman, whose agreement provides for one times severance benefits). Under the change in control agreements, all amounts accrued or awarded to the executive officers under any incentive compensation or benefit plan, including options and restricted stock awarded under the 2000 Equity Incentive Plan, will immediately vest on each executive’s respective termination date if the executive is entitled to severance benefits.

Our board of directors and compensation committee determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their compensation consultant and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements.

Treatment of Equity Awards

The 2000 Equity Incentive Plan provides that an award shall immediately terminate on the date a participant’s service terminates, unless otherwise set forth in an award agreement. Similarly, in the event of a Change in Control, the compensation committee has the discretion to provide for accelerated vesting in an award agreement. In the event of a Change in Control that is a merger or consolidation in which the company is not the surviving corporation or that results in the acquisition of substantially all of the company’s outstanding stock or in the event of a sale or transfer of all or substantially all of the company’s assets (a “Covered Transaction”), the compensation committee has the discretion to provide for the termination of all outstanding options as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no option will be terminated prior to the expiration of twenty days following the later of: (i) the date on which the award became fully exercisable and (ii) the date on which the participant receive written notice of the Covered Transaction.

Under the 2000 Equity Incentive Plan, “Change in Control” means: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the company, (ii) any subsidiary of the company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the company or of any subsidiary of the company, or (iv) any company owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the company representing thirty percent (30%) or more of the combined voting power of the company’s then outstanding securities; (b) the consummation of a merger or consolidation of the company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the company or any subsidiary of the company, at least sixty percent (60%) of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (a) of this definition) owns more than thirty percent (30%) of the combined voting power of the securities of the company or the surviving entity of such merger or consolidation; or (c) during any period of two consecutive years (not including any period prior to the execution of the 2000 Equity Incentive Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or (d) the stockholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.

Pursuant to the non-qualified stock option grant agreements, the option grants will become fully vested in the event of a Change in Control (as defined in the 2000 Equity Incentive Plan). In the event of a Change in Control that constitutes a Covered Transaction, the compensation committee may, in its sole discretion, terminate any or all outstanding options as of the effective date of the Covered Transaction; provided that the compensation committee may not terminate an option outstanding under the agreement earlier than twenty days following the later of: (i) the date on which the award became fully vested and (ii) the date on which the participant received written notice of the Covered Transaction. In the event of a termination of service by reason of death or Disability, then any unvested portion of the options will become fully vested. Disability has the meaning provided under (i) first, an employment agreement between the participant and the company, (ii) second, if no employment agreement exists, the long-term disability program maintained by the company or any governmental entity covering the Participant, or (iii) third, if no such agreement or program exists, permanent and total disability within the meaning of Section 22(e)(3) of the Code.

Pursuant to the restricted stock award agreements, the awards will become fully vested and all restrictions will lapse in the event of a participant’s death, Disability, or Change in Control (as defined in the 2000 Equity Incentive Plan). Disability has the meaning provided under (i) first, an employment agreement between the participant and the company, (ii) second, if no such employment agreement exists, the long-term disability program maintained by the company or any governmental entity covering the participant, or (iii) third, if no such agreement or program exists, as defined under local law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships

At present we have no related party transactions and there are no currently proposed related party transactions.

Related Party Transactions

Although at present we have no related party transactions, we may from time to time enter into transactions with “related persons.” Related persons include our directors and executive officers, nominees for director, 5% or more beneficial owners of our common stock, and immediate family members of such persons. As set forth in our audit committee charter, a current copy of which is attached to this proxy statement as Appendix A and is also available on our website at www.cabotcmp.com, any related person transaction must be reviewed and approved in advance by our audit committee. All of our employees, including our executive officers, and directors are subject to our Code of Business Conduct, which is available on our website. Our Code of Business Conduct prohibits any relationship that may present, or appears to present, a conflict of interest with our company. Among other things, this includes a prohibition on the holding of more than a nominal financial interest in or financial relationship with any publicly held company with whom we do business or compete, and prohibits any financial interest in or financial relationship with such entities if they are privately held. Any request for waiver of our Code of Business Conduct for our directors and executive officers may be approved only by our board of directors; to date, no such waivers have been requested or approved. In addition to the provisions of our Code of Business Conduct, our nominating and corporate governance committee charter and our corporate governance guidelines, both of which are also available on our website, also contain provisions requiring the review of potential conflicts of interest of prospective and current directors and the requirement of notification, and offer of tender of resignation, by directors, and review by the nominating and corporate governance committee and the board of directors of any change in employment or for-profit board membership status.

Indemnification

Our bylaws and our certificate of incorporation require us to indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We have entered into indemnification agreements with all of our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our bylaws and agree to maintain directors’ and officers’ liability insurance on their behalf.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Securities and Exchange Act of 1934, enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and as implemented by SEC Proposed Rule 14a-21(a), our company must conduct a separate non-binding stockholder advisory vote at least every three years to approve our company’s executive officer compensation, as disclosed in our Compensation Discussion and Analysis, related compensation tables, and other related material (“named executive officer compensation program”) under the compensation disclosure rules of the SEC, in any proxy or consent or authorization for an annual or other meeting of our stockholders. Our stockholders supported a one year frequency for this stockholder advisory vote at our 2011 Annual Meeting. As such, the board of directors has determined the company will hold a non-binding advisory vote on the compensation of our named executive officers every year.

Thus, our board of directors is providing stockholders with the opportunity to cast a non-binding advisory vote on our named executive officer compensation program at our 2012 Annual Meeting. This vote will not be binding on or overrule any decisions by our board of directors, and will not create or imply any additional fiduciary duty on the part of our board of directors. However, our compensation committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

As described in greater detail in our Compensation Discussion and Analysis above, we believe that our named executive officer compensation program is structured in a manner that most effectively supports our company and our business objectives. Our named executive officer compensation program is substantially tied to our key business objectives and the success of our stockholders. If value we deliver to our stockholders declines, so does the compensation we deliver to our executive officers. We also closely monitor the various short-term and long-term aspects of our named executive officer compensation program, including base salary, annual cash bonus and equity incentives, in comparison to similar programs and practices at comparable companies, so that we may ensure that our named executive officer compensation program is within the norm of the range of market practices.

Our board of directors determined that the best way to allow our stockholders to vote on the company’s named executive officer compensation program is through the following resolution:

RESOLVED, that the stockholders approve Cabot Microelectronics Corporation’s compensation of its named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related material).

Our board of directors unanimously recommends that you vote “FOR” this proposal.

APPROVAL OF 2012 OMNIBUS INCENTIVE PLAN

Our board of directors has adopted our 2012 Omnibus Incentive Plan (referred to below as the “Plan”), subject to approval by our stockholders, in order to give our company ongoing flexibility to attract, retain and reward our employees, directors, consultants and advisors. The Plan contains all of the material features contained in our Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, As Amended and Restated September 23, 2008 (referred to below as the “Existing Plan”), and, in addition to those features, adds the ability for our company to make awards of stock appreciation rights, performance shares, performance units, and cash incentive awards under the Plan. The number of shares of common stock reserved for issuance under the Plan is 2,000,000, plus any shares that are or become available for issuance under the Existing Plan following the date the Plan is approved by our stockholders, subject to adjustment in the event of certain transactions as described in the Plan (including the proposed leveraged recapitalization via special cash dividend, discussed in more detail below). If the Plan is approved by our stockholders, no further awards will be granted under the Existing Plan following the date of such stockholder approval. The Plan is attached to this proxy statement as Appendix C. Our board of directors has directed that the Plan be submitted to our stockholders at this time for their approval for two reasons in particular:

•	to comply with Nasdaq rules, which require such approval, and

•

to ensure that the Plan satisfies the requirements set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the related regulations with respect to qualified “performance-based compensation.”

One of the requirements of “performance-based compensation” under Section 162(m) of the Code is that the material terms of the performance goals be approved by stockholders. The material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal may be based, and (iii) the maximum amount of compensation that can be paid to an employee under awards intended to satisfy the performance-based compensation exception under Section 162(m) of the Code. Stockholder approval of the Plan is intended to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m) of the Code.

Existing Plan Information as of January 13, 2012

Shown below is information as of January 13, 2012 with respect to the shares of common stock that may be issued under the Existing Plan. As of January 13, 2012, the closing sale price of our common stock as reported on the Nasdaq was $48.93 per share. Amounts shown below do not reflect mandatory adjustments to be made under the terms of the Existing Plan to outstanding awards and shares available for future issuance under the Existing Plan following payment of the special cash dividend, which is expected to be declared and paid following and contingent upon the board of directors’ decision to implement our announced proposed leveraged recapitalization. For more information regarding these adjustments, see “Impact of Proposed Leveraged Recapitalization via Special Cash Dividend” below.

Existing Plan Information

Number of securities to be issued upon exercise of outstanding options, warrants and rights	Number of securities remaining available for future issuance under the Existing Plan
4,456,478(1)	1,389,924(2)

(1)	Includes options to purchase 4,320,845 shares of our common stock that have been awarded under the Existing Plan, 87,600 restricted stock units with restrictions that have not yet lapsed that have been awarded under the Existing Plan, and 48,033 shares of our common stock that non-employee directors, who defer their compensation under our Directors’ Deferred Compensation Plan, have the right to acquire under the Existing Plan.

(2)	Common stock reserved for issuance under the Existing Plan of 9,500,000 shares has been reduced by options to purchase 10,436,143 shares of our common stock that have been granted under the Existing Plan (of which options to purchase 3,256,727 shares have been forfeited and therefore have become available for future awards), and 981,885 shares of restricted stock and restricted stock units that have been awarded under the Existing Plan (of which 51,225 shares of restricted stock and restricted stock units have been forfeited and therefore have become available for future awards).

Existing Equity Compensation Plan Information as of September 30, 2011

Shown below is information as of September 30, 2011 with respect to the shares of common stock that may be issued under our company’s existing equity compensation plans, which include the Existing Plan and our Employee Stock Purchase Plan. Amounts shown below do not reflect mandatory adjustments to be made under the terms of our existing equity compensation plans to outstanding awards and shares available for future issuance following payment of the special cash dividend, which is expected to be declared and paid following and contingent upon the board of directors’ decision to implement our announced proposed leveraged recapitalization. For more information regarding these adjustments, see “Impact of Proposed Leveraged Recapitalization via Special Cash Dividend” below.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,080,161	(1)	$39.52	(1)	2,381,643	(2)
Equity compensation plans not approved by security holders	—		—		—

Total	4,080,161	(1)	$39.52	(1)	2,381,643	(2)

(1)	Column (a) includes 47,530 shares that non-employee directors, who defer their compensation under our Directors’ Deferred Compensation Plan, have the right to acquire pursuant thereto, and 82,094 shares that non-employee directors and non-U.S. employees have the right to acquire upon the vesting of the equivalent restricted stock units that they have been awarded under our equity incentive plan. Column (b) excludes both of these from the weighted-average exercise price.

(2)	Column (c) includes 445,857 shares available for future issuance under our Employee Stock Purchase Plan.

Description of the Plan

The purposes of the Plan are to enhance our company’s ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of our company; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the short-term and long-term interests of our company and its stockholders; and (d) reward individuals who have contributed or are expected to contribute to our company’s success, in each case, by providing them with equity and cash incentives.

Our board of directors and our compensation committee believe that the award of equity and cash incentives is an essential component of compensation and is standard and expected in our industry. They also believe that awards under the Existing Plan have played, and awards under the Plan will play, an important part in enabling our company to attract, retain and motivate employees in the extremely competitive, high-growth industry in which we operate. The ability to continue to attract new employees and to retain current employees is a critical element in our strategy for future growth, and our ability to attract and retain qualified employees could be impeded if sufficient incentives are not available in the future for grant under the Plan. Furthermore, the ability to motivate and incent employees and senior management to take into account the short-term and long-term interests of our company and its stockholders is also essential to our future growth, and our ability to so motivate and incent our employees and senior management could be impeded if sufficient incentives are not available in the future.

The following description of certain features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix C to this proxy statement.

General.    The Plan enables us to make awards of options, including incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units and cash incentive awards to eligible employees, directors, consultants and advisers of our company and our affiliates. We believe that the Plan provides us with flexibility in designing and providing incentive compensation to Plan participants.

Shares Available for Issuance Under the Plan; Limits on Types of Awards; Individual Limits.    Subject to adjustment (including as described in “Impact of Proposed Leveraged Recapitalization via Special Cash Dividend” below), the maximum number of shares of common stock that may be issued under the Plan is 2,000,000 shares, plus any shares that are available for issuance under the Existing Plan following the date on which our stockholders approve the Plan. In addition, shares that become available under the Existing Plan (following the date on which our stockholders approve the Plan) and the Plan because of events such as forfeitures, cancellations or expirations, or because shares subject to an award are withheld to satisfy tax withholding obligations on awards other than options and stock appreciation rights, will also be available for issuance under the Plan. If the Plan is approved by stockholders, no further awards will be granted under the Existing Plan following the date of such stockholder approval. Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the limitations of the Plan on the number of shares of common stock available for awards generally or any particular kind of award under the Plan.

The maximum number of shares that may be issued in the aggregate under Plan awards other than options, stock appreciation rights, and cash incentive awards is 1,400,000 shares. The maximum number of shares of stock that may be granted to any one participant during a calendar year under awards of options and stock appreciation rights (in the aggregate) is 300,000, and the maximum number of shares of stock that may be granted to any one participant during a calendar year under awards (in the aggregate) other than options, stock appreciation rights, and cash incentive awards (including stock-based awards intended to qualify as performance-based awards) is 300,000. The maximum amount payable under cash incentive awards designed to qualify for the performance-based compensation exception to the tax deductibility limitations of Section 162(m) of the Code payable to any one participant shall not exceed $5,000,000 for any calendar year.

The maximum number of shares of common stock available for issuance under the Plan, and the other share limits discussed herein, are subject to adjustment in the event of certain corporate transactions affecting our company (such as a merger, consolidation acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a subsidiary or affiliate, or similar event affecting our company) or certain other events which impact our shares (such as a stock dividend, stock split, reverse stock split, separation, spinoff reorganization, extraordinary dividend of cash or other property, share combination, recapitalization, or similar event affecting our company’s capital structure). Accordingly, the proposed leveraged recapitalization via a special cash dividend would cause the maximum number of shares of common stock that may be issued (currently, 2,000,000) and other share limits under the Plan to be adjusted proportionally once the special cash dividend is paid, as described in more detail below.

Administration; Eligible Grantees.    The compensation committee of our board of directors administers the Plan and has the sole discretion to construe and interpret the Plan and any awards made under the Plan. These interpretations are binding on our company and on the Plan participants. The compensation committee also determines the Plan participants who will receive awards, the number of shares or amount of cash awarded subject to such awards and the terms and conditions of each such award. It may make any amendment or modification to any award agreement consistent with the terms of the Plan and relevant rules and regulations. The compensation committee currently consists of four independent members of our board of directors, all of whom meet the Nasdaq and SEC criteria for independence and none of whom are employees of our company. Officers and other employees as well as our directors, advisors and consultants are eligible to receive awards under the Plan.

As of January 13, 2012, there were approximately ten executive officers, 430 other employees, and seven independent, non-employee directors who are participants in the Existing Plan. We estimate that approximately 1,000 persons are currently eligible to receive awards under the Plan.

In addition, the compensation committee may grant substitute awards of “incentive stock options” or “ISOs” as defined in Section 422 of the Code, stock options that are not intended to qualify under Section 422 of the Code (“NQSOs”), shares of our restricted stock or restricted stock units, stock appreciation rights, performance shares or performance units to persons who become our employees in connection with business acquisitions. These substitute awards would replace equity incentives held by these persons in the acquired entity or the selling business.

Awards.    Under the Plan, we are permitted to make awards in the form of ISOs, NQSOs, shares of restricted common stock, restricted stock units, stock appreciation rights, performance shares, performance units and cash incentive awards.

Stock Options.    The compensation committee may grant stock options under the Plan. Stock options enable the holder of the option to purchase shares of our common stock at a price specified by the compensation committee at the time the award is made. The Plan permits the granting of stock options that qualify as ISOs under Section 422 of the Code as well as NQSOs. The compensation committee may grant ISOs to purchase up to 1,750,000 shares of our common stock under the Plan. The compensation committee determines the exercise price of all stock options, which may not be less than the fair market value of a share of common stock at the time of grant. To date the compensation committee has only granted NQSOs at an exercise price that is equal to the fair market value of a share of common stock at the time of grant and has not granted any ISOs. The Plan specifically prohibits the repricing of options. The compensation committee also determines when an option may be exercised and its term, which may not exceed ten years.

Restricted Stock.    The compensation committee also may award shares of restricted stock and restricted stock units (“RSUs”) (see below) under the Plan. In general, an award of restricted stock entitles the recipient to shares of common stock, subject to restrictions determined by the compensation committee. The compensation committee may require the recipient to pay consideration for the restricted stock as a condition to the grant of the restricted stock. Restrictions on restricted stock lapse as specified by the compensation committee at the time of award. In general, until the restrictions lapse, shares of restricted stock are non-transferable. Generally, recipients of restricted stock have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or to other restrictions and conditions specifically set forth in the award agreement. An award of restricted stock may provide for the right to receive, on the payment date for any dividend on the stock, cash compensation from the company (a “dividend equivalent”) equal to the dividend that would have been paid on such shares of restricted stock if such shares had been fully vested and held by the participant on the record date for payment of such dividend.

Restricted Stock Units.    As stated above, the compensation committee also may award RSUs under the Plan. In general, an award of RSUs entitles the recipient to a contingent right to receive shares of common stock (or the cash equivalent) in the future, subject to restrictions determined by the compensation committee. The compensation committee may require the recipient to pay consideration for the RSUs as a condition to the grant of RSUs. Restrictions on RSUs lapse as specified by the compensation committee at the time of grant. In general, RSUs are non-transferable. The compensation committee will specify in the award agreement whether the recipient of RSUs has any of the rights of a stockholder with respect to the

RSUs, including voting and dividend rights. An award of RSUs may provide for the right to receive, on the payment date for any dividend on the common stock underlying the RSU, a dividend equivalent equal to the dividend that would have been paid on the shares underlying such RSUs if such shares had been issued and outstanding, fully vested and held by the participant on the record date for payment of such dividend.

Stock Appreciation Rights.    As stated above, the compensation committee may also award stock appreciation rights (“SARs”) under the Plan. In general, an award of SARs entitles the recipient to receive upon exercise thereof payment of an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SAR, by the number of shares of common stock with respect to which the SAR is exercised. The payment upon exercise of a SAR may be made in common stock, cash, or a combination of common stock and cash. The compensation committee determines the exercise price of all SARs, which may not be less than the fair market value of a share of common stock at the time of grant. The Plan specifically prohibits the repricing of SARs. The compensation committee also determines when a SAR may be exercised and its term, which may not exceed ten years. To date, the compensation committee has not granted any SARs.

Performance Shares and Performance Units.    As stated above, the compensation committee may also award performance shares and performance units under the Plan. In general, an award of performance shares or performance units entitles the recipient to receive payment upon the attainment of performance goals and other terms and conditions determined by the compensation committee. Each performance share will have an initial value equal to the fair market value of a share of common stock at the time of award. Each performance unit will have an initial value determined by the compensation committee at the time of award. The payment of performance shares or performance units may be made in common stock, cash, or a combination thereof. The compensation committee will determine the number of performance shares or performance units, the length of the performance period, and the other terms and conditions of the award. To date, the compensation committee has not granted any performance shares or performance units.

Cash Incentive Awards.    As stated above, the compensation committee may also award cash incentive awards under the Plan. A cash incentive award is denominated in cash and entitles the recipient to an amount (payable in cash or share-based awards, in the compensation committee’s discretion) upon the attainment of performance goals and other terms and conditions determined by the compensation committee, which may include annual performance goals and periods. The compensation committee will determine the amount of the cash incentive award, the length of the performance period, and the other terms and conditions of the award. The maximum amount payable under cash incentive awards designed to qualify for the performance-based compensation exception to the tax deductibility limitations of Section 162(m) of the Code shall not exceed $5,000,000 for any calendar year.

Performance-Based Awards.    If the compensation committee makes awards of restricted stock, RSUs, performance shares, performance units or cash incentive awards that are designed to qualify for the performance-based compensation exception to the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder (a “Qualified Performance-Based Award”), such awards may not exceed the individual annual limits described above and must be subject to (or granted in satisfaction of) the attainment of performance goals related to one or more of the following performance measures and business metrics: earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, stock price, revenue, net revenue, gross margin, net income, operating earnings or income, revenue backlog, economic value added, customer satisfaction, cost control or expense reduction, attainment of identified business opportunities, earnings per share, return on operating assets or capital, return on net assets, economic profit, appreciation in fair market value, volume/production, employee retention, cash flow (e.g., operating cash flow, free cash flow, discounted cash flow return on investment), market share, return to stockholders, cost management, business growth through market and technology extension, safety, improvement in technology and quality leadership, business processes, and organizational effectiveness and operational excellence, in each case, absolute or relative to a peer group or index.

The performance goals established for the performance period, as determined by the compensation committee, shall be objective (as that term is described in regulations under Section 162(m) of the Code), and will be set forth in writing by the compensation committee not later than ninety (90) days after the beginning of the applicable performance period (but in no event after twenty-five percent (25%) of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The compensation committee may specify any reasonable definition of the performance measures and business metrics it uses. The Committee may adjust in its sole discretion the performance goals applicable to any Awards to reflect any unusual or non-recurring events, including, but not limited to, exogenous events, financing activities, acquisitions, divestitures, recapitalizations (including stock splits and dividends), impact of charges for restructurings, discontinued operations, the cumulative effects of accounting or tax changes, and other extraordinary items, each as defined by generally accepted accounting principles or as identified in our company’s financial statements, notes to the financial statements, management’s discussion and analysis or other our company’s filings with the Securities and Exchange Commission, provided that in the case of performance goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

A participant otherwise entitled to receive a Qualified Performance-Based Award for any performance period will not receive a settlement or payment of such award until the compensation committee has determined that the applicable performance goals have been attained. However, the compensation committee may not in any event increase the amount of compensation payable to a covered employee (within the meaning of Section 162(m) of the Code) upon attainment of a performance goal above the maximum amount approved by the compensation committee.

Effect of Termination of Service.    As a general rule, a termination of a Plan participant’s service with our company will result in the forfeiture of options, SARs, restricted stock, RSUs, performance shares, performance units, and cash incentive awards, although the compensation committee may depart from this general rule by providing otherwise in individual award agreements or by amending existing award agreements. The compensation committee has discretion to address the effect of service termination upon the vesting of stock options (and the period during which they may be exercised), restricted stock and RSUs. Generally, under policies established by the compensation committee, in the event of the death or disability of a Plan participant, we will permit the Plan participant or his or her heirs up to three years (or one year in the case of ISOs) to exercise vested options following such death or disability, but in any event such exercise must be made before the expiration of the original term of the award. The compensation committee may terminate, cancel, rescind, recover, or revoke any Plan award under certain circumstances, including but not limited to a participant’s (i) provision of services to a competitor of our company prior to, or within six months after, exercising an option or SAR or terminating service with our company, (ii) disclosure of our company’s confidential information to any third party, (iii) violation of our company’s Code of Business Conduct, including those provisions related to financial reporting, (iv) failure to comply with our company’s intellectual property policies, (v) conduct that constitutes “Cause” (as defined in the Plan), or (vi) violation of a confidentiality, proprietary rights, and non-competition agreement. In the case of any such award termination or recovery, our company is entitled to “clawback” any previously granted awards or the Plan participant is required to disgorge his or her gains on the sale of any common stock he or she received as a result of a Plan award. In general, if a Plan participant terminates service with our company other than for Cause, disability or death, we will generally permit such participant from one to three months to exercise vested options following the date of termination, but in any event such exercise must be made before the expiration of the original term of the award.

Adjustments For Changes In Capitalization; Change In Control.    In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a subsidiary or affiliate, or similar event affecting our company or any of its subsidiaries (such event, a “Corporate Transaction”), the compensation committee or our board of directors may in its discretion make appropriate and equitable adjustments and substitutions to the aggregate number and kind of shares of common stock or other securities reserved for issuance and delivery under the Plan, the various maximum share limits set forth in the Plan, the number and kind of shares of common stock or other securities subject to outstanding awards, and the exercise price of outstanding options and SARs. In the case of a Corporate Transaction, adjustments may include, without limitation, the cancellation of outstanding awards in exchange for payment of cash or property, or a combination thereof, having an aggregate value equal to the value of such awards, as determined by the compensation committee or the board of directors, in its sole discretion.

In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of our company (such event, a “Share Change”), the compensation committee or the board of directors is required to make the appropriate and equitable adjustments and substitutions described in the paragraph above. The proposed leveraged recapitalization via a special cash dividend would constitute a Share Change under the Plan, thus requiring adjustment to outstanding awards, the number and kind of shares of common stock remaining available for issuance under the Plan, and the individual share limits under the Plan, in the manner described below.

When granting awards under the Plan, the compensation committee may provide for the accelerated vesting of options, the immediate lapsing of restrictions on restricted stock or RSUs, and/or the accelerated vesting and pro-rated payment of performance shares, performance units or cash incentive awards in the event of a “Change in Control.” In the event of a Change in Control that is a merger or consolidation in which our company is not the surviving company, or in which all our company’s outstanding stock or substantially all of our company’s assets are acquired by a single entity or group of entities acting in concert, the compensation committee may also provide that outstanding options or SARs shall be terminated. The term “Change in Control” is defined in the Plan, and generally includes:

•	the occurrence of a person or entity becoming a beneficial owner of 30% or more of the voting power of our common stock;

•

the merger of our company with another company (except a merger in which our stockholders would hold at least 60% of the voting power of our common stock after such merger, or a merger effected to implement a recapitalization after which no person or entity owns more than 30% of the voting power of our common stock or the stock of the surviving entity);

•	certain significant changes to the composition of our board of directors; and

•	our stockholders’ approval of a plan of complete liquidation of our company or an agreement for the sale of substantially all of our company’s assets.

Amendment And Termination.    The compensation committee may at any time discontinue granting awards under the Plan. Our compensation committee or board of directors may at any time amend the Plan or terminate the Plan as to any further grants of awards. However, none of these actions may, without the approval of our stockholders, increase the maximum number of shares of common stock available under the Plan, extend the time within which awards may be granted, permit our company to reprice outstanding options or SARs, amend the provisions of the Plan relating to amendments, or otherwise make any amendments that by rule or regulation may be made only subject to the approval of stockholders, nor may any of these actions adversely affect the rights of a holder of any previously granted award.

Certain Federal Income Tax Consequences.    Following is a brief summary of the principal United States federal income tax consequences of awards under the Plan. This summary is not an exhaustive description and does not describe all applicable federal, state, local, or non-United States tax laws. This summary assumes that awards are deductible by our company, including under Section 162(m) of the Code, and that payments of any such awards are not deferred.

ISOs.    A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of common stock received on the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder’s income in computing alternative minimum taxable income. If an option holder does not dispose of such shares of common stock within two years after the ISO was granted or one year after the ISO was exercised, whichever is later (a “disqualifying disposition”), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, our company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying common stock.

If an option holder makes a disqualifying disposition, he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the option shares on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of the option shares minus the exercise price. In such event, our company will be entitled to a deduction in an amount equal to the ordinary income realized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss if such shares constitute capital assets in his or her hands. The gain or loss will be measured by the difference between the fair market value of the option shares on the date of exercise of the ISO and the sales price of the shares.

NQSOs.    Generally, no income is realized by an option holder upon the grant of an NQSO. Upon the exercise of an NQSO, however, the amount by which the fair market value of the option shares on the date of exercise exceeds the exercise price will be taxed as ordinary income to an option holder and our company will be entitled to a deduction in an equal amount. Upon subsequent sales of the option shares, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in an option holder’s hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of his or her exercise of the option.

Restricted Stock.    Generally, no income is realized when a Plan participant is granted restricted stock until the restrictions imposed lapse and the stock becomes transferable. However, if the Plan participant makes an election under Section 83(b) of the Code to have the grant taxed as compensation income at fair market value on the date of grant, any future appreciation (or depreciation) in the value of the stock subject to the grant will be taxed as capital gain (or loss) at the time the stock is sold.

Restricted Stock Units.    Generally, no income is realized when a Plan participant is granted RSUs or when the RSUs vest, until the value of the RSUs is distributed to the participant in cash or common stock.

Stock Appreciation Rights.    Generally, no income is recognized when a Plan participant is granted a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value of a share as of the date the SAR is exercised. The participant’s tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.

Performance Shares and Performance Units.    Generally, performance shares and performance units are subject to tax at the time of vesting or payment.

Cash Incentive Awards.    Generally, cash incentive awards are subject to tax at the time of payment.

Section 162(m) of the Code.    Section 162(m) of the Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that we pay to our chief executive officer and to our three most highly compensated officers (other than the chief executive officer and the chief financial officer) as determined at the end of our taxable year. Section 162(m) of the Code and its regulations provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is “qualified performance-based compensation” within the meaning of the regulations. Options and SARs that are exercisable at an exercise price of not less than 100% of the fair market value of a share of our common stock on the date of grant are intended to satisfy the requirements set forth in the regulations with respect to “qualified performance-based compensation.”

If the compensation committee grants restricted stock, RSUs, performance shares, performance units or cash incentive awards that are designed to qualify for the performance-based compensation exception from the tax deductibility limitations Section 162(m) of the Code, the number of shares awarded and/or vesting of such restricted stock, RSUs, performance shares, performance units or cash incentive awards would be based on the achievement of performance measures detailed in the “Performance-Based Awards” section above. In the event that the compensation committee determines that it is advisable to grant restricted stock, RSUs, performance shares, performance units or cash incentive awards that do not or may not qualify for the performance-based compensation exception, the compensation committee may make such grants without satisfying the requirements of Section 162(m) of the Code, to the extent consistent with its compensation objectives. Therefore, it is possible that Section 162(m) of the Code may disallow compensation deductions that may otherwise be available to our company.

Deferral.    A participant may elect to defer the delivery of shares of restricted stock or RSUs until the termination of his or her service with our company, or some other date. Generally, if the participant elects to defer delivery, the participant would not recognize income until our company actually distributes shares of common stock or cash to the participant.

Impact of Proposed Leveraged Recapitalization via Special Cash Dividend

In accordance with the terms of the Existing Plan, the maximum number and kind of shares of our common stock or other equity interest as to which awards may be granted, the number of shares of common stock or other equity interest subject to outstanding awards, and the exercise prices for outstanding options, will be proportionally adjusted to preserve the value of such awards as a result of the special cash dividend, which is expected to be declared and paid following and contingent upon the board of directors’ decision to implement our announced proposed leveraged recapitalization. The Plan also contains terms requiring that the aggregate number and kind of shares of our common stock or other securities reserved for issuance and delivery under the Plan, as well as the various maximum limitations with respect to certain types of awards and the grant to individuals of certain types of awards, be appropriately and equitably adjusted in order to reflect the impact of the special cash dividend, regardless of whether the special cash dividend is paid prior to or after our stockholders’ approval of the Plan. To the extent that there are outstanding awards under the Plan as of both the record date and payment date of the special cash dividend, the number and kind of shares of our common stock or other securities subject to such outstanding awards, and the exercise price of outstanding options and stock appreciation rights, will also be appropriately and equitably adjusted in order to reflect the impact of the special cash dividend.

Because, as of the date of this proxy statement, the proposed leveraged recapitalization via a special cash dividend has not yet been implemented, and no special cash dividend has yet been declared or paid, such adjustments under the Existing Plan and the Plan have not occurred as of the date of this proxy statement and we do not know the precise amounts of such adjustments.

To the extent that our board of directors proceeds to implement the proposed leveraged recapitalization via the special cash dividend, and declares and pays it, we expect the following impact on awards that are outstanding under the Existing Plan and the Plan (to the extent that any are outstanding under the Plan as of the date of adjustment) immediately before the ex-dividend date for the special cash dividend:

Stock Options.    While the final formula and definitions to be used for calculating the adjustment for stock options outstanding under the Existing Plan (and under the Plan, to the extent that any options are outstanding under the Plan as of the date of adjustment) will be determined and approved at such time as the special cash dividend is declared, we expect that the exercise price of outstanding options will be adjusted downward and the number of options will be adjusted upward, generally in accordance with the following model (provided for illustrative purposes only). “Opening Price” means the price of a share of our common stock on the ex-dividend date for the special cash dividend. “Closing Price” means the price of a share of our common stock on the last trading day before the ex-dividend date for the special cash dividend.

The exercise price of each stock option outstanding immediately before the ex-dividend date will be adjusted downward as follows:

Pre-dividend Exercise Price	x	Opening Price	=	Post-dividend Exercise Price
Closing Price

The number of shares of common stock subject to each stock option outstanding immediately before the ex-dividend date will be adjusted upward as follows:

Number of Shares Subject to Option Pre-dividend	x	Closing Price Opening Price	=	Number of Shares Subject to Option Post-dividend

Following these adjustments, each option will be vested and unvested with respect to the same proportion of shares as was the option immediately before the adjustments, and the additional unvested portion of the option will vest on the remaining vesting dates applicable to such award, in proportion to the original unvested portion of the option that vests on each of those dates.

Restricted Stock Awards.    Unvested shares of restricted stock that are outstanding as of both the record date and payment date for the special cash dividend, as well as vested shares of restricted stock (i.e., shares free and clear of restrictions) that are held as of both the record date and payment date for the special cash dividend, are entitled to the dividend payment and will not be adjusted.

Restricted Stock Unit (RSU) Awards.    While the final formula and definitions to be used for calculating the adjustment for the number of common shares covered by each RSU award outstanding under the Existing Plan (and the Plan, to the extent that any awards are outstanding under the Plan as of the date of adjustment) will be determined and approved at such time as the special cash dividend is declared, we expect that the number of shares of common stock subject to each RSU award outstanding immediately before the ex-dividend date will be adjusted upward generally in accordance with the following model (provided for illustrative purposes only):

Number of Shares Subject to RSUs Pre-dividend	x	Closing Price Opening Price	=	Number of Shares Subject to RSUs Post-dividend

Additional RSU awards outstanding as a result of these adjustments would vest on the remaining vesting dates applicable to such award, in proportion to the number of RSU awards that vest on each of those dates.

Other Awards.    In addition to options, restricted stock, and RSUs, the Plan also provides for the award of stock appreciation rights, performance shares, performance units, and cash incentive awards. Outstanding stock appreciation rights, if any, will be adjusted in the same manner as outstanding options, as described above. Outstanding awards of performance shares, if any, will be adjusted in the same manner as outstanding RSUs, as described above. Awards of performance units and cash incentive awards will not be adjusted in connection with payment of the special cash dividend.

Maximum Number of Shares Issuable under Existing Plan.    The maximum number of shares issuable under the Existing Plan will be increased by the additional number of shares covered by options and RSU awards outstanding under the Existing Plan as a result of the adjustments. The number and kind of shares of our common stock or other equity interest that remain available for future grants under the Existing Plan, as well as the various maximum limitations in respect of certain types of awards and the grant to individuals of certain types of awards, will also be proportionally adjusted to reflect the impact of the special cash dividend (in the same manner as shares subject to outstanding RSUs, as described above).

Maximum Number of Shares Issuable under Plan.    To the extent that there are outstanding awards under the Plan as of both the record date and payment date of the special cash dividend, the maximum number of shares issuable under the Plan will be increased by the additional number of shares covered by options, RSU awards, stock appreciation rights, and performance share awards (to the extent applicable) outstanding under the Plan as a result of the adjustments. The number and kind of shares of our common stock or other securities that remain available for future grants under the Plan (excluding those shares that are or become available for issuance under the Existing Plan and are rolled over into the Plan, as such shares will be adjusted under the terms of the Existing Plan), as well as the various maximum limitations with respect to certain types of awards and the grant to individuals of certain types of awards, will also be appropriately and equitably adjusted to reflect the impact of the special cash dividend (in the same manner as shares subject to outstanding RSUs, as described above), regardless of whether the special cash dividend is paid prior to or after our stockholders’ approval of the Plan. For example, if the dividend is paid (whether prior to or after the date of our annual meeting), the 2,000,000 shares reserved for issuance under the Plan will be appropriately and equitably adjusted to reflect the impact of the special cash dividend.

2012 Omnibus Incentive Plan Benefits

At this time, specific equity-based benefits or amounts to be received or allocated to named executive officers, current executive officers as a group, current directors who are not executive officers as a group and all non-executive officer employees as a group pursuant to this Plan are not determinable. However, for the purposes of illustration, please see the “2011 Grants of Plan-Based Awards Table” that sets forth the equity-based benefits and amounts that were granted to the named executive officers pursuant to the Existing Plan. In November 2011, the compensation committee and board of directors approved certain target amounts of annual incentives for our named executive officers that will be paid under the Plan if such plan is approved by stockholders and depending on achievement of the specified, pre-approved performance goals. The executives may earn more or less than such targeted amounts (including no amounts) to the extent that performance goals are or are not met. Such targeted annual incentive amounts are shown in the table below.

Name and Position	Dollar Value of FY2012 Target Annual Incentive ($)
William P. Noglows President and Chief Executive Officer	$580,000
William S. Johnson Vice President and Chief Financial Officer	$229,450
Adam F. Weisman Vice President, Business Operations	$216,255
Daniel S. Wobby Vice President, Global Sales	$176,000
H. Carol Bernstein Vice President, Secretary and General Counsel	$176,000
All current executive officers as a group	$2,304,248.65
All current directors who are not executive officers as a group	n/a
All current non-executive officer employees as a group	$9,921,274.80

Miscellaneous.    The Plan is intended to be an unfunded plan, and is not qualified under Section 401 of the Code. In addition, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

If the Plan is not approved by our stockholders, we will continue to administer and maintain the Existing Plan in its current form.

Our board of directors unanimously recommends that you vote “FOR” this proposal.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited our financial statements for fiscal year 2011, and has been selected by the audit committee of our board of directors to audit our financial statements for fiscal year 2012. A representative of PricewaterhouseCoopers LLP is expected to attend our annual meeting, where he will have the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or otherwise. However, our board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of auditors. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

For information regarding audit and other fees billed by PricewaterhouseCoopers LLP for services rendered in fiscal year 2011 and fiscal year 2010, see “FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT — Fees Billed by Independent Auditors,” above.

Our board of directors recommends that you vote “FOR” the ratification of the selection of our independent auditors.

2013 ANNUAL MEETING OF STOCKHOLDERS

The 2013 annual meeting of stockholders is presently scheduled to be held on Tuesday, March 5, 2013. Any proposals of stockholders intended for inclusion in the proxy statement for our 2013 annual meeting of stockholders must be received by the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504, by Saturday, September 22, 2012. If a stockholder of the company intends to present a proposal at the 2013 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our bylaws. Those provisions require that such proposal must be received by our Secretary at 870 North Commons Drive, Aurora, Illinois 60504, not earlier than Tuesday, November 6, 2012 and not later than Thursday, December 6, 2012. Subject to certain exceptions set forth in our bylaws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” the Notice of Internet Availability of Proxy Materials. As indicated in the notice previously provided by these brokers to stockholders, a single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who received a householded mailing this year and would like to have additional copies of the Notice of Internet Availability of Proxy Materials mailed to them, or would like to opt out of this practice for future mailings should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries. We will promptly send additional copies of the Notice of Internet Availability of Proxy Materials upon receipt of such request.

Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries.

VOTING THROUGH THE INTERNET OR BY TELEPHONE

Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. To vote by telephone if you are a record holder of our common stock, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our common stock, call the toll free number listed in your Proxy Card or follow the instructions provided by your broker. To vote through the Internet, go to www.proxyvote.com and follow the steps on the secured website. You also may access the proxyvote website by going to our website, www.cabotcmp.com, selecting “Investor Relations” on our Homepage, and then selecting “Annual Meeting/Proxy” from the dropdown menu .

Appendix A

CABOT MICROELECTRONICS CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cabot Microelectronics Corporation (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audit of its financial statements. The Committee is responsible for overseeing the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent public accountants responsible for the annual audit and quarterly reviews of the Company’s financial statements (“independent auditor”). In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditor, the senior and financial management of the Company, and with any employees of the Company or other individuals who desire to bring accounting, internal accounting controls, auditing, or other matters to the Committee’s attention.

In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the independent auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by officers of employees or by outside experts such as the independent auditor.

Membership

The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board, upon recommendation of the Nominating and Corporate Governance Committee, and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” and other requirements of relevant law, including rules adopted by the Securities and Exchange Commission (“SEC”), and the NASDAQ Stock Market LLC (“NASDAQ”). At least one member of the Committee shall satisfy the “financial expert” requirements of relevant law, including rules adopted by the SEC, and NASDAQ. Each member of the Committee shall be able to read and understand financial statements at the time of his or her appointment.

Committee Organization and Procedures

1.  The Chair of the Committee shall be appointed by the Board by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

2.  The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. Members of the Committee may participate telephonically in any meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

3.  The Committee shall meet as frequently as the Committee in its discretion deems desirable.

4.  The Committee may, in its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, outside counsel, the director of internal audit and other personnel employed or retained by the Company, the Board or the Committee. The Committee shall meet periodically and as it deems appropriate with the independent auditor or the director of internal audit, outside counsel or other advisors in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence, and also shall meet periodically and as it deems appropriate in separate executive sessions with the Company’s management.

5.  The Committee may, in its discretion, retain and utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or its other advisors with respect to other matters or, at its discretion, retain other legal counsel or other advisors if it determines that such counsel or advice is necessary or appropriate under the circumstances.

6.  The Committee shall have its own funding from the Company to pay for the services of the Company’s independent auditors and any legal counsel or other advisors that are retained by the Committee.

7.  The Secretary and General Counsel of the Company shall serve as Secretary of the Committee.

Responsibilities

Independent Auditor

8.  The Committee has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company’s independent auditor, as well as for resolving any disagreements between the independent auditors and management. The Committee shall only retain as independent auditor a firm, including representatives of the firm responsible for the Company’s audit, that meets the requirements of relevant law, the Public Company Accounting Oversight Board (PCAOB), the SEC and NASDAQ. The independent auditor shall be accountable to the Committee for all matters, including the audit of the Company’s annual financial statements and related services. The Committee shall select, appoint and periodically evaluate the performance of the independent auditor and, if necessary, replace the independent auditor. At the discretion of the Committee or to the extent required by relevant law, NASDAQ or the SEC, the Committee shall recommend to the Board the nomination of the independent auditor for stockholder approval at any meeting of stockholders.

9.  The Committee shall pre-approve the fees to be paid to the independent auditor and any other terms of the engagement of the independent auditor for any and all services (whether auditing services, audit-related services, tax services or permitted other (non-audit) services), to be provided by the independent auditor, in advance of such services being provided. The Committee may delegate such pre-approval of services to the Committee Chair, and the Committee Chair shall provide subsequent notification to the Committee of any such pre-approval at the next scheduled meeting of the Committee.

10.  The Committee shall receive from the independent auditor and review, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with the PCAOB’s Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526). The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take any appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

Annual Audit

11.  The Committee shall meet with the independent auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

12.  The Committee shall review and discuss the audited financial statements with the management of the Company.

13.  The Committee shall discuss with the independent auditor the matters required to be discussed by PCAOB AU Section 380 Communications with Audit Committees as then in effect including, among others, (i) the methods used to account for any significant unusual transaction reflected in the audited financial statements; (ii) the effect of significant and critical accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

14.  The Committee shall, based on the review and discussions in paragraphs 11, 12, and 13 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the independent auditor regarding such independence in paragraph 10 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

15.  The Committee shall review and discuss with management, including the director of internal audit and, at its discretion, any provider of internal audit services, and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

16.  The independent auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the independent auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

Internal Controls

17.  The Committee shall discuss with the independent auditor and the director of internal audit, as well as management, at least quarterly, the adequacy and effectiveness of the accounting, financial and internal controls of the Company, and consider any recommendations for improvement of such internal control procedures.

18.  The Committee shall be provided, and discuss with, the independent auditor and with management any material written communications between the independent auditor and management, including any summary of aggregated deficiencies or management letter provided by the independent auditor (or other auditor) and any other significant matters brought to the attention of the Committee by the independent auditor (or other auditor) as a result of its annual or other audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditor (or other auditor).

19.  The Committee shall meet with the Company’s Chief Executive Officer, Chief Financial Officer, and other Company management as appropriate and as required by relevant law, including rules adopted by the SEC, PCAOB, and NASDAQ, on a regular basis to discuss the Company’s internal controls structure and procedures and status, and disclosure controls and procedures and status.

Internal Audit

20.  The Committee shall review and preapprove the selection of the Company’s director of internal audit, and any termination of employment of such person. The Committee shall be notified in advance of, and at its discretion review and preapprove, the selection of any other provider of internal audit services. The Chair may represent the entire Committee for purposes of these matters.

21.  The Committee shall discuss at least quarterly with the director of internal audit and, at its discretion other provider(s) of internal audit services (if any), the activities and organizational structure of the Company’s internal audit function and the qualification of the primary personnel performing such function.

22.  Management shall furnish to the Chair a copy of each internal audit report, and provide summaries thereof to the Committee, to whom it shall furnish a copy of each internal audit report if so requested by the Committee or any of its members.

23.  The Committee shall, at its discretion, meet with the director of internal audit and other provider(s) of internal audit services (if any) to discuss any reports or any other matters brought to the attention of the Committee by the director of internal audit or other provider(s) of internal audit services (if any).

24.  The director of internal audit and other provider(s) of internal audit services (if any) shall be granted unfettered access to the Committee.

Other Responsibilities

25.  The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

26.  The Committee shall review and assess the Committee’s fulfillment of its responsibilities pursuant to the Committee’s charter at least annually and submit its conclusions in this regard to the Board for its consideration.

27.  The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 407 of Regulation S-K of the SEC.

28.  The Committee shall establish procedures in compliance with requirements of relevant law, including rules adopted by the SEC, and NASDAQ, for addressing matters and complaints brought to the Committee’s attention by employees of the Company or other individuals regarding accounting, internal accounting controls, auditing, or other matters, and shall ensure that such complaints brought by employees are treated confidentially and anonymously to the extent required by law.

29.  The Committee shall be responsible for receiving, dealing with, and responding to legal compliance reports relating to actual or alleged material violations of the securities laws, material breaches of fiduciary duties, or similar material violations.

30.  The Committee shall have direct access to the Corporation’s General Counsel, who serves as the Corporation’s Chief Compliance Officer, and who has operational responsibility for the Corporation’s compliance and ethics program, who in turn shall have direct reporting obligations to the Committee for related matters.

31.  The Committee shall review and approve any related party transaction in advance of the Company’s entering into any such related party transaction, and shall subsequently inform the Board of any such approval.

The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least following its regularly scheduled meetings, to the full Board regarding the Committee’s actions and recommendations, if any.

Appendix B

CABOT MICROELECTRONICS CORPORATION

AUDIT COMMITTEE PRE-APPROVAL POLICY FOR SERVICES TO BE PROVIDED

BY INDEPENDENT AUDITOR

The Audit Committee (the “Committee”) of Cabot Microelectronics Corporation (the “Corporation”) has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company’s independent auditor, as well as for resolving any disagreements between the independent auditors and management. Pursuant to the Committee’s Charter, the Committee is required to pre-approve the audit and non-audit services performed by the Corporation’s independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Each type of service provided by the independent auditor will require specific pre-approval at a particular fee level by the Committee.

The Committee, through the Controller of the Corporation or another designated individual, will maintain a list of the Audit, Audit-related, Tax and All Other services that have been pre-approved by the Committee as of the particular date of the relevant list (the “List”), and will revise the list periodically, based on subsequent determinations of the Committee. The term of any pre-approval is twelve (12) months from the date of pre-approval, unless the Committee specifically provides for a different period.

I.	Delegation

The Committee has delegated pre-approval authority to the Chairman of the Committee, and may delegate such pre-approval authority to others members of the Committee. The Chairman will report any pre-approval decisions to the Committee no later than at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.	Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.

In addition to the annual Audit services engagement approved by the Committee, the Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide and such Audit services will be placed on the List. All other Audit services not on the List must be separately pre-approved by the Committee.

III.	Audit-Related Services

Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditor. The Committee believes that the provision of Audit-related services does not impair the independence of the auditor. The List will contain the pre-approved Audit-related services. All other Audit-related services not on the List, and all internal control-related services, must be separately pre-approved by the Committee.

B-1

IV.	Tax Services

The Committee believes that the independent auditor can provide Tax services to the Corporation such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The List will contain those Tax services that the Committee has pre-approved. All other Tax services not on the List must be separately pre-approved by the Committee.

V.	All Other Services

The Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The List will contain All Other services that the Committee has pre-approved. Permissible All Other services not on the List must be separately pre-approved by the Committee.

A list of the Security and Exchange Commission’s (SEC’s) prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VI.	Pre-Approval Fee Levels

At the time of pre-approval of services to be provided by the independent auditor, the Committee will establish an approved fee level for such services. Any increase in the fee level for such services will require additional specific pre-approval by the Committee.

VII.	Supporting Documentation

With respect to each proposed pre-approved service, the Committee will be provided with detailed back-up documentation, regarding the specific services to be provided.

VIII.	Procedures

Requests to provide services will be submitted to the Committee by both the independent auditor and the Corporation’s Chief Financial Officer, Treasurer, Controller, or other designated officer, and each will state whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

B-2

EXHIBIT 1

PROHIBITED NON-AUDIT SERVICES

Bookkeeping or other services related to the accounting records or financial statements of the audit client*

Financial information systems design and implementation

Appraisal or valuation services*, fairness opinions or contribution-in-kind reports

Actuarial services*

Internal audit outsourcing services*

Management functions

Human resources

Broker-dealer, investment adviser or investment banking services

Legal services

Expert services unrelated to the audit

(* may be allowed in limited circumstances if reasonable to conclude that the results of these services will not be subject to audit procedures; check relevant SEC rules)

Appendix C

CABOT MICROELECTRONICS CORPORATION

2012 OMNIBUS INCENTIVE PLAN

1.	PURPOSE

The purpose of this Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan (the “Plan”) is to advance the interests of Cabot Microelectronics Corporation (the “Company”) and its stockholders by enhancing the Company’s ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the short-term and long-term interests of the Company and its stockholders; and (d) reward individuals who have contributed, or are expected to contribute, to the Company’s success, by providing them equity and cash incentives (“Awards”).

2.	ADMINISTRATION

(a)  The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Board”) of the Company (the “Committee”). The Committee shall hold meetings at such times as the Committee shall deem necessary for the proper administration of the Plan. The Committee shall consist of at least two directors of the Company, each of whom shall be a “Non-Employee Director” as defined in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (ii) to the extent necessary for any Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to so qualify, each member of the Committee shall be an “outside director” (as defined in Section 162(m) and the regulations promulgated thereunder). Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons other than with respect to grants to individuals subject to Section 16 of the 1934 Act.

(b)  No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the fullest extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

(c)  Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i)  to determine the employees of the Company, its subsidiaries and affiliates (“Employees”), non-employee members of the board of directors of the Company, its subsidiaries or affiliates (“Directors”), and consultants and advisors of the Company or any of its subsidiaries (“Advisors”), to whom Awards shall be granted under the Plan (any such individual, a “Participant”) and the number of shares of Stock subject to share-based Awards; to prescribe the terms and conditions (which need not be identical) of each such Award, including with respect to determining exercise prices, vesting conditions, restrictions on transfer, and, to the extent consistent with the terms of the Plan, whether to waive or modify such conditions (including to accelerate or waive vesting conditions); and to make any amendment or modification to any Award Agreement (as defined herein) consistent with the terms of the Plan;

(ii)  to construe and interpret the Plan and the Awards granted hereunder; to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable; and otherwise to give full effect to the Plan;

(iii)  to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

(iv)  to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(v)  generally, to exercise such powers and to perform such acts as are deemed by it necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations of the Committee in the exercise of the foregoing powers shall be final, binding and conclusive upon the Company and its subsidiaries and affiliates, all Participants, and all other persons claiming any interest herein.

3.	EFFECTIVE DATE AND TERM OF PLAN

The Plan is effective as of January 16, 2012, the date of its adoption by the Board (the “Effective Date”), subject to approval by the Company’s stockholders. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date.

4.	SHARES SUBJECT TO THE PLAN

(a)  Awards under the Plan shall consist of Restricted Stock, RSUs, Options, SARs, Performance Shares, Performance Units, and Cash Incentive Awards (each as defined and described in Section 6 below).

(b)  Subject to adjustment as provided in Section 8.6: (i) the maximum number of shares of the Company’s common stock, par value $.001 per share (“Stock”), subject to Awards that may be delivered under the Plan is 2,000,000, plus any shares of Stock that are or become available under the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, As Amended and Restated September 23, 2008 (the “Prior Plan”) on or after the date the Plan is approved by the Company’s stockholders; (ii) the maximum number of shares of Stock and share equivalent units that may be granted during any calendar year to any one Participant under Awards other than Options, SARs, or Cash Incentive Awards, in the aggregate, is 300,000, which limit shall apply regardless of whether the Award(s) are paid in Stock or cash; (iii) the maximum number of shares of Stock and share equivalent units that may be granted during any calendar year to any one Participant under Options and SARs, in the aggregate, is 300,000; and (iv) in no event shall the Company issue more than 1,400,000 shares of Stock in the aggregate under Awards other than Options, SARs, and Cash Incentive Awards under the Plan. No awards shall be granted under the Prior Plan following the date the Plan is approved by the Company’s stockholders.

(c)  Any Stock covered by an Award which is forfeited, canceled or expires in whole or in part shall be deemed not to be delivered for purposes of determining the maximum number of shares of Stock available for grants under the Plan. For purposes of determining the number of shares of Stock available for grant under the Plan, (i) if the exercise price of an Option or Stock-settled SAR (including any Option or Stock-settled SAR granted under the Prior Plan) is satisfied by delivering shares of Stock to the Company (by either actual delivery or by attestation), the total number of shares subject to such Option or Stock-settled SAR shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards under the Plan; (ii) shares subject to an Award of Options or Stock-settled SARs (including any Option or Stock-settled SAR granted under the Prior Plan) that are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding or exercise price obligation shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards; and (iii) shares subject to an Award other than an Option or Stock-settled SAR (including an Award granted under the Prior Plan) that are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding obligation shall not be deemed delivered hereunder and shall again be available for delivery in connection with Awards. Shares purchased on the open market using the cash proceeds from the exercise of an Option (including any Option granted under the Prior Plan) shall not be added to the shares of Stock available for delivery hereunder in determining the maximum number of shares of Stock available for delivery pursuant to Awards under the Plan.

(d)  In no event shall the Company issue ISOs (as defined herein) under the Plan covering more than 1,750,000 shares of Stock, subject to adjustment as provided in Section 8.6 to the extent that such adjustment would not affect the qualification of such Awards as ISOs.

(e)  Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the limitations of this Section on numbers of shares of Stock available for Awards generally or any particular kind of Award under the Plan.

(f)  Stock delivered under the Plan may be either from authorized but unissued Stock, from treasury shares or from shares of Stock purchased in open-market transactions and private sales.

5.	ELIGIBILITY AND PARTICIPATION

Employees, Directors, and Advisors, who in the opinion of the Committee are in a position to make a significant contribution to the success of the Company, its subsidiaries and affiliates, are eligible to receive Awards under the Plan. For purposes of the Plan, “Service” means the provision of services to the Company or its subsidiaries or affiliates in the capacity of (a) an Employee, (b) a Director, or (c) an Advisor. An “affiliate” for purposes of the Plan is an entity that controls, is controlled by or is under common control with, the Company. A “subsidiary” for purposes of the Plan is an entity in which the Company owns, directly or indirectly, equity interests possessing a majority of the total combined voting power of all classes of equity. The Committee will from time to time select the Employees, Directors and/or Advisors who are to be granted Awards.

6.	TYPES OF AWARDS

6.1.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a)  Nature of Restricted Stock Awards. An Award of restricted stock entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (e) below (“Restricted Stock”).

(b)  Nature of Restricted Stock Unit Awards. An Award of restricted stock units entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (e) below (“RSUs”). An RSU represents a contingent right to receive a Share or an amount equivalent in value to a Share.

(c)  Payment for Restricted Stock Awards. The Committee may require, as a condition to an Award of Restricted Stock or RSUs, that a Participant deliver to the Company a purchase price in any amount set by the Committee for such Restricted Stock or RSUs. In the discretion of the Committee, an Award Agreement evidencing an Award of Restricted Stock or RSUs may permit the Participant to pay some or all of the purchase price thereof, or to meet any Withholding Requirements (as defined herein) to be met by the Participant in connection therewith, in the form of a note from the Participant on such terms as the Committee shall determine and to the extent permitted by law. Such terms may include forgiveness of all or a portion of any such note upon such conditions as the Committee may specify.

(d)  Rights as a Stockholder. A Participant who receives an Award of Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph (f) below and any other conditions imposed by the Committee in the Award Agreement at the time of grant. The Award Agreement evidencing an Award of RSUs shall specify whether the Participant is entitled to any voting rights or to receive any dividends on the shares of Stock underlying the RSUs. Subject to Section 8.2, an Award of Restricted Stock or RSUs may provide for the right to receive Dividend Equivalents (as defined herein).

(e)  Restrictions. The restrictions on each grant of Restricted Stock or RSUs will lapse at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify. Except as otherwise specifically provided by the Plan or by the Committee in any particular case, until these restrictions lapse, neither Restricted Stock nor RSUs may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of. If the Participant’s Service terminates before such restrictions have lapsed, the Company shall have the right to repurchase the Restricted Stock for the amount of any consideration (excluding services) it received for the Restricted Stock plus, if the Committee shall so determine, an amount equal to the Withholding Requirements met by the Participant in connection with the sale of the Stock, or for such other consideration as the Committee shall determine, including for no consideration if no consideration other than services was paid for such Restricted Stock.

(f)  Deferral. If a Participant so elects in accordance with such procedures as the Committee may specify from time to time, in accordance with the requirements of Section 409A of the Code and the interpretive guidance thereunder (“Section 409A”), the delivery of Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, shall be deferred until the date or dates specified in such election.

(g)  Section 83(b) Election. If a Participant, in connection with the acquisition of shares of Stock under the Plan or otherwise, makes an election under Section 83(b) of the Code, such Participant shall notify the Company within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

6.2. OPTIONS.

(a)  Nature of Options. An option is an Award entitling the recipient on exercise thereof to purchase shares of Stock at a specified exercise price (an “Option”). Both incentive stock options (as defined in Section 422 of the Code) (“ISOs”) and Options that are not ISOs may be granted under the Plan; provided that the Committee may award ISOs only to Employees.

(b)  Exercise Price. The exercise price of an Option shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of an Option shall not be less than the Fair Market Value of a share of the Stock on the date the Option is granted (110% of the Fair Market Value of a share of Stock on the date of grant in the case of an ISO granted to an Employee who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary (such person, a “Ten Percent Stockholder”)). For purposes of this Plan, “Fair Market Value” on any date means the closing sales price of the Stock on such date on the principal national securities exchange on which the Stock is listed or admitted to trading, or, if the Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 409A and, in the case of an ISO, Section 422 of the Code. Except for adjustment as provided in Section 8.6, any outstanding Option (i) shall not be repriced; (ii) shall not be canceled for the purpose of reissuing the Option to the Participant at a lower exercise price; and (iii) in the case of an Option that, at the time of cancellation, has an exercise price that exceeds the Fair Market Value of the underlying share of Stock, shall not be canceled for the purpose of exchanging the Option for any other Award and/or cash payment.

(c)  Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the date the Option was granted (five years in the case of an ISO granted to a Ten Percent Stockholder), or such earlier date as may have been specified by the Committee in the Award Agreement at the time the Option was granted.

(d)  Exercise of Options. An Option will become exercisable at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify in the Award Agreement for such Option. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised. Subject to the next following sentence, any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Committee and (ii) payment in full for the number of shares for which the Option is exercised. The exercise price for any Stock purchased pursuant to the exercise of an Option may, if permitted under the Award Agreement applicable to the Option, be paid in the following forms: (1) cash; (2) the transfer, either actually or by attestation, to the Company of shares of Stock that have been held by the Participant for at least six months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee; (3) such other methods as the Committee makes available to Participants from time to time; or (4) a combination thereof. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any shares of Stock transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of shares of Stock that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

(e)  Exercise Limit. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of shares of Stock with respect to which ISOs granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its subsidiaries (in either case determined without regard to this Section 6.2(e)) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such ISOs shall be treated as Options that are not ISOs. In applying the limitation in the preceding sentence in the case of multiple Options, Options that are intended to be ISOs shall be treated as Options which are not ISOs according to the order in which they were granted, such that the most recently granted Options are first treated as Options that are not ISOs.

(f)  ISO Exercise. An ISO must be exercised, if at all, within three months after the Participant’s termination of Service for a reason other than death or Disability and within twelve months after the Participant’s termination of Service for death or Disability. For purposes of this Plan, “Disability” is defined as permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6.3. STOCK APPRECIATION RIGHTS.

(a)  Nature of Stock Appreciation Rights. A stock appreciation right is an Award entitling the recipient to receive upon exercise thereof payment of an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the SAR, by the number of shares of Stock with respect to which the SAR is exercised (a “SAR”). The payment upon exercise of a SAR may be made in Stock, cash, or a combination of Stock and cash, as specified in the applicable Award Agreement.

(b)  Exercise Price. The exercise price of a SAR shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of a SAR shall not be less than the Fair Market Value of a share of the Stock on the date the SAR is granted. Except for adjustment as provided in Section 8.6, any outstanding SAR (i) shall not be repriced; (ii) shall not be canceled for the purpose of reissuing the SAR to the Participant at a lower exercise price; and (iii) in the case of a SAR that, at the time of cancellation, has an exercise price that exceeds the Fair Market Value of the underlying share of Stock, shall not be canceled for the purpose of exchanging the SAR for any other Award and/or cash payment.

(c)  Duration of SARs. The latest date on which a SAR may be exercised will be the tenth anniversary of the date the SAR was granted, or such earlier date as may have been specified by the Committee in the Award Agreement at the time the SAR was granted.

(d)  Exercise of SARs. A SAR will become exercisable at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify in the Award Agreement for such SAR. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of a SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any documents required by the Committee. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of a SAR, and the number of shares of Stock that may be acquired upon exercise shall be rounded to the nearest number of whole shares.

6.4. PERFORMANCE SHARES AND PERFORMANCE UNITS.

(a)  Nature of Performance Shares and Performance Units. A performance share is an Award with an initial value equal to the Fair Market Value of a share of Stock on the date of grant (a “Performance Share”), and a performance unit is an Award with an initial value determined by the Committee on the date of grant (a “Performance Unit”), in each case, that entitles the recipient to receive payment upon the attainment of performance goals and other terms and conditions determined by the Committee. Payment of Performance Shares or Performance Units may be made in Stock, cash, or a combination of Stock and cash, as specified in the applicable Award Agreement. In no event shall the amount of a Performance Unit payable to any Participant that is not denominated in shares of Stock and that is designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code exceed $5,000,000 for any calendar year.

(b)  Performance Goals. The Committee shall determine the number of Performance Shares or Performance Units, the length of the performance period, and the other terms and conditions of each Award.

6.5. CASH INCENTIVE AWARDS.

(a)  Nature of Cash Incentive Awards. A cash incentive award is an Award denominated in cash that entitles the recipient to an amount (payable in cash or a share-based Award as described below) upon the attainment of performance goals and other terms and conditions determined by the Committee, which may include annual performance goals and periods (“Cash Incentive Award”); provided, however, that in no event shall the amount of a Cash Incentive Award payable to any Participant that is designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code in accordance with Section 9 exceed $5,000,000 for any calendar year (whether payable in cash or in the form of a share-based Award). A Cash Incentive Award may be satisfied in cash or, if the Committee so determines, by a grant of share-based Awards under the Plan with such terms and conditions as the Committee determines, or a combination of cash or share-based Awards.

(b)  Performance Goals. The Committee shall determine the amount of the Cash Incentive Award, the length of the performance period, and the terms and conditions of each Cash Incentive Award, including the form of payment.

6.6 SUBSTITUTE AWARDS.

(a)  In connection with any acquisition by the Company or any of its subsidiaries, the Committee may grant Awards to persons who became Employees, Directors or Advisors in connection with such acquisition in substitution for equity incentives held by them in the seller or acquired entity. In such case the Committee may set the prices and other terms of the substitute Awards at such amounts and in such manner as it, in its sole discretion, deems appropriate to preserve for the Participants the economic values of the equity incentives for which such Awards are substitutes (as determined by the Committee in its sole discretion) or otherwise to provide such incentives as the Committee may determine are appropriate.

(b)  Unless required by applicable law, any substitute Awards granted pursuant to Section 6.6 shall not count toward the share limitations set forth in Section 4.

7.	EVENTS AFFECTING OUTSTANDING AWARDS

7.1.  TERMINATION OF SERVICE.

Unless otherwise set forth in an Award Agreement, an Award shall immediately terminate on the date a Participant’s Service terminates, and (a) any Options or SARs held by a Participant shall not be exercisable and all rights of the Participant with respect thereto shall immediately terminate, (b) any shares of Restricted Stock or RSUs with respect to which the restrictions have not lapsed shall be immediately forfeited and must be transferred to the Company in accordance with Section 6.1, and (c) any Performance Shares, Performance Units or Cash Incentive Awards shall be immediately forfeited.

7.2  TERMINATION OF AWARD.

The Company may terminate, cancel, rescind, recover, or revoke an Award immediately under certain circumstances, including, but not limited to a Participant’s:

(a)  actions constituting “Cause”, which shall have the meaning provided under an employment, consulting or other agreement between a Participant and the Company, or if there is no such meaning provided under such agreement or no such agreement, shall include, but not be limited to, the: (i) conviction of or entering a plea of guilty or nolo contendere with respect to a crime, whether or not connected with the Company; (ii) commission of any act of fraud with respect to the Company; (iii) theft, embezzlement or misappropriation of any property of the Company; (iv) excessive absenteeism (other than as resulting from Disability); (v) failure to observe or comply with any Company work rules, policies, procedures, guidelines or standards of conduct which the Company has adopted for the regulation of the general conduct of its employees, as generally known to the employees of the Company or evidenced by the terms of any employee handbook, written memorandums or written policy statements; (vi) continued willful refusal to carry out and perform the material duties and responsibilities of a Participant’s position, excluding nonperformance resulting from Disability; or (vii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company (in each case as determined in good faith by the Company);

(b)  rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Option or SAR or the termination of Participant’s Service with the Company;

(c)  unauthorized disclosure of any confidential/proprietary information of the Company to any third party;

(d)  failure to comply with the Company’s policies regarding the identification, disclosure and protection of intellectual property;

(e)  violation of the Proprietary Rights Agreement/Cabot Microelectronics Corporation Employee Confidentiality, Intellectual Property and Non-Competition Agreement for Employees signed by the Participant; or

(f)  violation of the Cabot Microelectronics Corporation Code of Business Conduct, including those provisions related to financial reporting.

The existence of any such circumstances shall be determined in good faith by the Company.

In the event of any termination, cancellation, rescission, recovery, or revocation, the Participant shall return to the Company any Stock received pursuant to an Award, or pay to the Company the amount of any gain realized on the sale of any such Stock, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company. To the extent applicable, the Company will refund to the Participant any amount paid for such Stock, including Withholding Requirements.

7.3  CHANGE IN CONTROL.

The Committee shall have the discretion to provide in applicable Award Agreements that, in the event of a “Change in Control” (as defined in Appendix A) of the Company, the following provisions will apply:

(a)  Each outstanding Option or SAR (or such lesser portion of each Option or SAR as is set forth in an applicable Award Agreement) will immediately become exercisable in full.

(b)  Each outstanding share of Restricted Stock or RSU (or such lesser number of shares as is set forth in an applicable Award Agreement) will immediately become free of the restrictions.

(c)  The vesting of each Performance Share, Performance Unit, or Cash Incentive Award will immediately be accelerated, and the Participant will be paid in cash, Stock, or other property, as determined by the Committee, within thirty (30) days after the effective date of the Change in Control, a pro rata amount based on assumed achievement of all relevant performance measures at target levels, and upon the length of time within the applicable performance period that elapsed prior the effective date of the Change in Control; provided, however, that if the Committee determines that actual performance to the effective date of the Change in Control exceeds target levels, the prorated payouts will be made at levels commensurate with the actual performance (determined by extrapolating the actual performance to the end of the applicable performance period).

(d)  In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options or SARs as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option or SAR will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) days following the later of (i) the date on which the Option or SAR became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

8.	GENERAL PROVISIONS

8.1.  DOCUMENTATION OF AWARDS.

Awards may be evidenced by written instruments prescribed by the Committee from time to time (each such instrument, an “Award Agreement”). Award Agreements may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, acceptance of which will evidence agreement to the terms thereof and hereof.

8.2.  RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.

Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder, and the Participant will obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, only upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide in an Award Agreement that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant’s Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing dividends on such Award (other than Options and SARS) (such amounts, “Dividend Equivalents”), either currently or in the future, or for the investment of such amounts on behalf of the Participant; provided that the Committee shall design such payment to be exempt from or, in the alternative, comply with Section 409A; provided, further, that with respect to performance-based Awards, Dividend Equivalents shall not be paid until vesting (if any) of such Awards.

8.3  CONDITIONS ON DELIVERY OF STOCK.

The Company will not be obligated to deliver any shares of Stock, whether by electronic book entry or in certificate form, pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

8.4.  TAX WITHHOLDING.

(a)  The Company may withhold from any payment made pursuant to an Award an amount as may be necessary and sufficient to satisfy all minimum federal, state, local, and other applicable tax withholding requirements (the “Withholding Requirements”).

(b)  The Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that any such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the Withholding Requirements.

(c)  With respect to the exercise of ISOs, the Committee may require as a condition of exercise that the person exercising the ISO agree (i) to inform the Company promptly of any disposition of Stock received upon exercise of the ISO, and (ii) if the Company determines that it could be liable for Withholding Requirements with respect to a disposition of the Stock received upon exercise, to give such security as the Committee deems adequate to meet the potential liability of the Company for the Withholding Requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.5.  NONTRANSFERABILITY OF AWARDS.

No Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or, except in the case of an ISO, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option or SAR shall be exercisable during the lifetime of such Participant only by such Participant or such Participant’s executor or administrator or by the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution (such person, the Participant’s “Legal Representative”). Notwithstanding the foregoing sentence, the Committee may in a manner consistent with applicable law set forth in an Award Agreement evidencing an Award (other than an ISO) that the Award may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, such a transferee of an Award shall be deemed to be the Participant. For this purpose, “immediate family” shall refer only to the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

8.6.  ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a subsidiary or affiliate, or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of Stock or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares of Stock or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and SARs. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Stock or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Section 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Stock or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and SARs. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Stock pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid), provided, that in the event of the cancellation of such Awards pursuant to this clause (1), the Awards shall vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Stock subject to outstanding Awards; and (3) in connection with any disaffiliation of a subsidiary or affiliate, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such disaffiliation of a subsidiary or affiliate (as well as any corresponding adjustments to Awards that remain based upon Company securities).

8.7.  PARTICIPANT’S RIGHTS.

Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment or Service with the Company or any subsidiary or affiliate or affect in any way the right of the Company any subsidiary or affiliate to terminate an employment or Service relationship at any time.

8.8.  PAYMENT FOR STOCK; LOANS.

Stock awarded under this Plan as Restricted Stock or received upon exercise of an Option or SAR may be paid for with such legal consideration as the Committee may determine. If and to the extent authorized by the Committee and permitted by applicable law, the Company may permit Participants to pay for Stock with promissory notes, and may make loans to Participants of all or a portion of any Withholding Requirements to be met in connection with the grant, exercise or vesting of any Award. Any such extensions of credit may be secured by Stock or other collateral, or may be made on an unsecured basis, as the Committee may determine.

8.9.  SUCCESSORS.

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s shares, or a merger, consolidation, or otherwise.

8.10.  SEVERABILITY.

If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

8.11.  REQUIREMENTS OF LAW.

The granting of Awards and the issuance of Share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

8.12.  SECURITIES LAW COMPLIANCE.

As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

8.13.  AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES.

To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Board may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed or providing Service outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules that would require the application of the law of any other jurisdiction.

8.14.  GOVERNING LAW.

To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of laws principles that would require the application of the law of any other jurisdiction. All references to statutory provisions and related regulatory provisions used herein shall include any similar or successor provisions. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

8.15  SECTION 409A COMPLIANCE.

(a)  Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Section 409A. With respect to a Cash Incentive Award, the cash portion will be paid, and the grant of any portion payable as a share-based Award will be awarded, not later than March 15 of the calendar year following the calendar year in which the applicable performance period ended.

(b)  If a Participant is a “specified employee” (as such term is defined for purposes of Section 409A) at the time of his or her termination of Service, no amount that is nonqualified deferred compensation subject to Section 409A and that becomes payable by reason of such termination of Service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (i) the first business day after the date that is six months following the date of the Participant’s termination of Service, and (ii) within 30 days following the date of the Participant’s death. For purposes of Section 409A, a termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Section 409A, and references in the Plan and any Award Agreement to “termination of Service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Section 409A. If any Award is or becomes subject to Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of an excise tax under Section 409A, to mean a “change in control event” as such term is defined for purposes of Section 409A.

(c)  Any adjustments made pursuant to Section 8.6 to Awards that are subject to Section 409A shall be made in compliance with the requirements of Section 409A, and any adjustments made pursuant to Section 8.6 to Awards that are not subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

8.16  ERRONEOUSLY AWARDED COMPENSATION.

All Awards shall be subject to any incentive compensation recoupment policy established from time to time by the Company, including any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

8.17  UNFUNDED PLAN.

It is presently intended that the Plan shall be unfunded. Except for reserving a sufficient number of authorized shares of Stock, to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of shares of Stock relating to Awards granted pursuant to the Plan.

9.	QUALIFIED PERFORMANCE-BASED AWARDS.

9.1  GRANT OF QUALIFIED PERFORMANCE-BASED AWARDS.

If the Committee makes Awards (other than Options or SARs) that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder (a “Qualified Performance-Based Award”), such Awards shall be subject to the attainment of performance goals related to one or more of the following performance measures and business metrics: earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, stock price, revenue, net revenue, gross margin, net income, operating earnings or income, revenue backlog, economic value added, customer satisfaction, cost control or expense reduction, attainment of identified business opportunities, earnings per share, return on operating assets or capital, return on net assets, economic profit, appreciation in fair market value, volume/production, employee retention, cash flow (e.g., operating cash flow, free cash flow, discounted cash flow return on investment), market share, return to stockholders, cost management, business growth through market and technology extension, safety, improvement in technology and quality leadership, business processes, and organizational effectiveness and operational excellence, in each case, absolute or relative to a peer group or index.

9.2  PERFORMANCE GOALS

(a)  The performance goals established for the performance period established by the Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code), and will be established in writing by the Committee not later than ninety (90) days after the beginning of the applicable performance period (but in no event after twenty-five percent (25%) of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The performance goals established by the Committee will be based on one or more of the performance measures and business metrics set forth in Section 9.1 and any of such performance measures and business metrics may be used to measure the performance of the Company as a whole or of any business unit, division, acquired business, minority investment, partnerships or joint venture of the Company. The Committee may specify any reasonable definition of the performance measures and business metrics it uses. A Participant otherwise entitled to receive a Qualified Performance-Based Award for any performance period will not receive a settlement or payment of such Award until the Committee has determined that the applicable performance goals have been attained. The Committee may adjust in its sole discretion the performance goals applicable to any Awards to reflect any unusual or non-recurring events, including, but not limited to, exogenous events, financing activities, acquisitions, divestitures, recapitalizations (including stock splits and dividends), impact of charges for restructurings, discontinued operations, the cumulative effects of accounting or tax changes, and other extraordinary items, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Securities and Exchange Commission, provided that in the case of performance goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code. However, the Committee may not in any event increase the amount of compensation payable to a covered employee (within the meaning of Section 162(m) of the Code) upon attainment of a performance goal above the maximum amount approved by the Committee.

(b)  In the event that the Committee determines that it is advisable to grant Awards that may not qualify as Performance-Based Awards, the Committee may grant such Awards without satisfying the requirements of Section 162(m) of the Code, to the extent consistent with its other compensation objectives.

10.	DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

(a)  The Committee may at any time discontinue granting Awards under the Plan. The Board or the Committee may at any time or times amend the Plan or any outstanding Award, provided that no such amendment (other than an amendment made to comply with applicable law, including without limitation Section 409A, stock exchange listing standards or accounting rules) would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent. The Committee may at any time terminate the Plan as to any further grants of Awards. Except to the extent expressly required or permitted by the Plan, no amendment to the Plan or any outstanding Award will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) extend the time within which Awards may be granted, (c) permit the Company to reprice any outstanding Option or SAR, (d) otherwise effect an action that would require stockholder approval under applicable law or the listing standards of Nasdaq or (e) amend the provisions of this Section 10, and no amendment or termination of the Plan may adversely affect the rights of any Participant (without his or her consent) under any Award previously granted.

(b)  Subject to the immediately preceding paragraph, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

APPENDIX A TO 2012 OMNIBUS INCENTIVE PLAN

A “Change in Control” shall be deemed to have occurred if:

(a)  any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)  the consummation of a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (a) of this definition) owns more than thirty percent (30%) of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(c)  during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(d)  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

CABOT MICROELECTRONICS CORPORATION ATTN: H. CAROL BERNSTEIN 870 N. COMMONS DRIVE AURORA, IL 60504	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees

01	John P. Frazee, Jr. 02 Barbara A. Klein 03 William P. Noglows
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2	To approve, by non-binding advisory vote, executive compensation.							☐	☐	☐
3	To approve the company’s 2012 Omnibus Incentive Plan.							☐	☐	☐
4	Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditors for fiscal year 2012.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000120312_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report is/are available at www.proxyvote.com.
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CABOT MICROELECTRONICS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS MARCH 6, 2012 - 8:00 A.M.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the “Company”), hereby appoints William P. Noglows and H. Carol Bernstein, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, March 6, 2012 at 8:00 a.m., local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote.

Each of the above-named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers said hereunder. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Annual Meeting as may properly come before the meeting or any postponements or adjournments thereof. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting.

If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote for the proposals and any other matters to be voted upon at the Annual Meeting or at any postponements or adjournments thereof.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

0000120312_2    R1.0.0.11699